AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996
                                                         REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                             MEDICAL RESOURCES, INC.
            (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                       7389                   13-3584552
(State or other jurisdiction of     (Primary Standard         (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                      Code Number)

                                155 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                (201) 488-6230
        (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                ROBERT J. ADAMSON
                  CO-PRESIDENT AND PRINCIPAL ACCOUNTING OFFICER
                      2701 N. ROCKY POINT DRIVE, SUITE 650
                              TAMPA, FLORIDA 33607
                                 (813) 281-0202

       (Name, address, including zip code, and telephone number including area code, of agent for service)

                          Copies of communications to:
         STEPHEN M. DAVIS, ESQ.                 PETER S. TWOMBLY, ESQ.
      WERBEL MCMILLIN & CARNELUTTI               MCCARTER & ENGLISH
       A PROFESSIONAL CORPORATION                FOUR GATEWAY CENTER
            711 FIFTH AVENUE                     100 MULBERRY STREET
        NEW YORK, NEW YORK  10022             NEWARK, NEW JERSEY 07102
             (212) 832-8300                        (201) 622-4444

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and concurrent with the merger of NMR of America, Inc. with and into a wholly-owned subsidiary of Registrant pursuant to the Agreement and Plan of Merger, dated as of May 20, 1996, attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

                               ------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                         PROPOSED        PROPOSED
                                                          MAXIMUM         MAXIMUM
                                                         OFFERING        AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      PRICE PER       OFFERING        REGISTRATION
      TO BE REGISTERED                  REGISTERED        UNIT (1)       PRICE (1)        FEE (1)(2)
- -----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ....... 5,643,673 shares      $6.75       $38,094,793         $13,137
=====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Act").

(2) A total of $6,694 has previously been paid on July 12, 1996 by the Registrant to the Securities and Exchange Commission pursuant to Section 14(g) of the Securities Exchange Act of 1934 in connection with the filing of preliminary proxy materials, the definitive forms of which are included in this Registration Statement, and the total registration fee hereunder is reduced by such $6,694 pursuant to Rule 457(b) under the Act.

                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                             MEDICAL RESOURCES, INC.
                              CROSS REFERENCE SHEET

                  PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 ITEM AND CAPTION                                LOCATION IN PROSPECTUS
- -------------------------                                ----------------------
A. INFORMATION ABOUT THE TRANSACTION

1. Forepart of the Registration Statement and
   Outside Front Cover Page of Prospectus ..............  Facing Page, Cross Reference Sheet;
                                                          Outside Front Cover Page of Prospectus

2. Inside Front and Outside Back Cover Pages
   of Prospectus .......................................  Inside Front Cover Page of Prospectus;
                                                          Available Information; Table of Contents

3. Risk Factors, Ratio of Earnings to Fixed Charges
   and Other Information ...............................  Summary of Joint Proxy Statement/Prospectus;
                                                          Risk Factors Regarding MRI and NMR

4. Terms of the Transaction ............................  Summary of Joint Proxy Statement/Prospectus;
                                                          The Merger; Terms of the Merger; Introduction;
                                                          Description of MRI Capital Stock; Comparison of
                                                          Rights of Stockholders of MRI and NMR

5. Pro Forma Financial Information .....................  Summary of Joint Proxy Statement/Prospectus;
                                                          MRI and NMR Unaudited Pro Forma Combined
                                                          Financial Statements

6. Material Contracts with the Company
   Being Acquired ......................................  Summary of Joint Proxy Statement/Prospectus;
                                                          Introduction; The Merger; Terms of the Merger

7. Additional Information Required For Reoffering
   and Parties Deemed to be Underwriters ...............  Not Applicable

8. Interests of Named Experts and Counsel ..............  Information Concerning Medical Resources, Inc.

9. Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities ......  Not Applicable


B. INFORMATION ABOUT THE REGISTRANT

10. Information With Respect to S-3 Registrants ........  Not Applicable

11. Incorporation of Certain Information by Reference ..  Not Applicable

12. Information With Respect to S-2 or S-3 Registrants..  Incorporation of Certain Documents by
                                                          Reference; Summary of Joint Proxy
                                                          Statement/Prospectus; Recent Developments;
                                                          Information Concerning Medical Resources,
                                                          Inc.; Government Regulation of MRI and
                                                          NMR; MRI and NMR Unaudited Pro Forma
                                                          Combined Financial Statements

FORM S-4 ITEM AND CAPTION                                LOCATION IN PROSPECTUS
- -------------------------                                ----------------------
13. Incorporation of Certain Information by Reference..  Incorporation of Certain Documents by
                                                         Reference

14. Information With Respect to Registrants
    Other Than S-2 or S-3 Registrants .................  Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information With Respect to S-3 Registrants .......  Not Applicable

16. Information With Respect to S-2 or S-3 Registrants.  Incorporation of Certain Documents by
                                                         Reference; Summary of Joint Proxy
                                                         Statement/Prospectus; Information Concerning
                                                         NMR of America, Inc.; Government
                                                         Regulation of MRI and NMR; MRI and NMR
                                                         Unaudited Pro Forma Combined Financial
                                                         Statements

17. Information With Respect to Companies
    Other Than S-2 or S-3 Registrants .................  Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or Authorizations
    are to be Solicited ...............................  Summary of Joint Proxy Statement/Prospectus;
                                                         Introduction; Voting and Proxies; The Merger;
                                                         Information Concerning Medical Resources,
                                                         Inc.; Information Concerning NMR of
                                                         America; Inc.; Amendment to MRI's
                                                         Certificate of Incorporation; Election of
                                                         Directors of NMR

19. Information if Proxies, Consents or Authorizations are not to be Solicited, or in the Exchange Offer.. Not Applicable

[LOGO]MEDICAL RESOURCES INC.

                                                                  August 1, 1996

Dear Stockholders:

     A Special Meeting of Stockholders of Medical Resources, Inc. ("MRI") will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996 at 10:00 a.m., New York City Time.

     At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated May 20, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of NMR of America, Inc. ("NMR") into a wholly-owned subsidiary of MRI, pursuant to which NMR will become a wholly-owned subsidiary of MRI, and each outstanding share of NMR Common Stock will automatically be converted into 0.6875 of a share of MRI Common Stock and each outstanding warrant, option, convertible debenture and other right to acquire shares of NMR Common Stock will automatically be deemed exercisable or convertible into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable had such warrants, options, debentures or other rights been exercised in full immediately prior to the Merger.

     Pursuant to the terms of the Merger Agreement, MRI will be required to issue shares of MRI Common Stock. Approval of such issuance by a majority of the shares of MRI Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting is required by the rules of the National Association of Securities Dealers, Inc., because shares of MRI Common Stock are traded on the Nasdaq National Market and the number of shares proposed to be issued in the Merger will exceed 20% of the issued and outstanding shares of MRI Common Stock. The Merger is subject to the satisfaction of a number of conditions, including, among others, approval of the Merger Agreement by the requisite vote of MRI's and NMR's stockholders and the effectiveness of a registration statement filed under the Securities Act of 1933, as amended, relating to the shares of MRI Common Stock to be issued in the Merger.

     After careful consideration, the Board of Directors of MRI has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal relating thereto.

     At the Special Meeting, you will also be asked to vote on an amendment to MRI's Certificate of Incorporation which will increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000. Such amendment will only be given effect if the Merger Agreement is approved and the Merger is consummated. After careful consideration, the Board of Directors of MRI has unanimously approved the amendment to the MRI Certificate of Incorporation and recommends that you vote FOR the proposal relating thereto.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by MRI stockholders at the Special Meeting and a proxy card. The Joint Proxy Statement/Prospectus more fully describes the proposed Merger and other matters to be considered at the Special Meeting and includes certain information concerning MRI and NMR. MRI's 1995 Annual Report to Stockholders and its Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 provide additional information concerning MRI and have also been included herewith. In addition, NMR's 1996 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996), which provides additional information concerning NMR is also enclosed herewith.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may revoke his or her proxy and vote in person even if he or she has returned a proxy card. It is important that your shares be represented and voted at the Special Meeting.

                                            Sincerely,

                                            /s/GARY N. SIEGLER

                                            GARY N. SIEGLER
                                            Chairman

                                     [LOGO]
                              NMR of America, Inc.

                                                                  August 1, 1996

Dear Stockholders:

     The Annual Meeting of Stockholders of NMR of America, Inc. ("NMR") will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996 at 10:00 a.m., New York City time.

     At the Annual Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated May 20, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of NMR into a wholly-owned subsidiary of Medical Resources, Inc. ("MRI"), pursuant to which NMR will become a wholly-owned subsidiary of MRI, and each outstanding share of NMR Common Stock will automatically be converted into 0.6875 of a share of MRI Common Stock and each outstanding NMR warrant, option, convertible debenture and other right to acquire shares of NMR Common Stock will automatically be deemed exercisable or convertible into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable had such warrants, options, debentures or other rights been exercised in full immediately prior to the Merger.

     After careful consideration, the Board of Directors of NMR has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal relating thereto.

    To account for the possibility that the Merger Agreement will not be approved (either by the stockholders of NMR or the stockholders of MRI) or that the Merger will not be consummated for any other reason, you will also be asked to vote on the election of five (5) directors of NMR to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The vote on this matter will only be given effect if the Merger Agreement is not approved or the Merger is not otherwise consummated.

    In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by NMR stockholders at the Annual Meeting and a proxy card. The Joint Proxy Statement/Prospectus more fully describes the proposed Merger and other matters to be considered at the Annual Meeting and includes certain information concerning NMR and MRI. Also enclosed is NMR's 1996 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996). MRI's 1995 Annual Report to Stockholders and Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 provide additional information concerning MRI and have also been included herewith.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote in person even if he or she has returned a proxy card. It is important that your shares be represented and voted at the Annual Meeting.

                                            Sincerely,

                                            /s/JOSEPH G. DASTI

                                            JOSEPH G. DASTI
                                            President and Chief Executive
                                            Officer

                             MEDICAL RESOURCES, INC.

                               ------------------

                 NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 30, 1996

                               ------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting ("Special Meeting") of Stockholders of Medical Resources, Inc., a Delaware corporation ("MRI"), will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996, at 10:00 a.m., New York City Time, to consider and act upon the following matters:

          1. ITEM NO. 1 IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. Approval of an Agreement and Plan of Merger dated May 20, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of NMR of America, Inc. ("NMR") into a wholly-owned subsidiary of MRI, pursuant to which each outstanding share of the Common Stock, par value $0.01 per share, of NMR ("NMR Common Stock"), would automatically be converted into 0.6875 of a share of Common Stock, par value $0.01 per share, of MRI ("MRI Common Stock"), and each outstanding warrant, option, convertible debenture and other right to acquire shares of NMR Common Stock would automatically be deemed exercisable or convertible into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable had such warrants, options, debentures or other rights been exercised or converted in full immediately prior to the Merger. Approval of the Merger Agreement will also constitute approval of the issuance by MRI of up to approximately 5,643,673 shares of MRI Common Stock in exchange for the NMR Common Stock.

          2. ITEM NO. 2 IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. Approval of an amendment to MRI's Certificate of Incorporation which will increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000. Such amendment will only be given effect if the Merger Agreement is approved and the Merger is consummated.

          3. Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

     Stockholders of record as of the close of business on July 29, 1996 are entitled to notice of, and to vote at, the Special Meeting.


                                        By order of the Board of Directors

                                        /s/STEPHEN M. DAVIS

                                        STEPHEN M. DAVIS
                                        Secretary

Dated: August 1, 1996

                              NMR OF AMERICA, INC.

                               ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 30, 1996

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of the Stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996 at 10:00 a.m., New York City Time, to consider and act upon the following matters:

          1. ITEM NO. 1 IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. Approval of an Agreement and Plan of Merger dated May 20, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of NMR into a wholly-owned subsidiary of Medical Resources, Inc. ("MRI"), pursuant to which NMR would become a wholly-owned subsidiary of MRI and each outstanding share of Common Stock, par value $0.01 per share, of NMR ("NMR Common Stock"), would automatically be converted into 0.6875 of a share of Common Stock, par value $0.01 per share, of MRI ("MRI Common Stock"), and each outstanding warrant, option, convertible debenture and other right to acquire NMR Common Stock would automatically be deemed exercisable or convertible into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable had such warrants, options, debentures or other rights been exercised or converted in full immediately prior to the Merger.

          2. ITEM NO. 3 IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. To account for the possibility that the Merger Agreement will not be approved (either by the stockholders of NMR or the stockholders of MRI) or that the Merger will not be consummated for any other reason, stockholders will also consider and act upon the election of five (5) directors of NMR to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders of record as of the close of business on July 29, 1996 are entitled to notice of, and to vote at, the Annual Meeting.


                                        By order of the Board of Directors

                                        /s/JOHN P. O'MALLEY III

                                        JOHN P. O'MALLEY III
                                        Secretary

Dated: August 1, 1996

  MEDICAL RESOURCES, INC.                               NMR OF AMERICA, INC.
 PROXY STATEMENT/PROSPECTUS                               PROXY STATEMENT

                             MEDICAL RESOURCES, INC.

                  UP TO 5,643,673 SHARES OF MRI COMMON STOCK
                         TO BE ISSUED IN CONNECTION WITH
                            A MERGER TRANSACTION WITH
                              NMR OF AMERICA, INC.

                               ------------------

                        JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to stockholders of Medical Resources, Inc., a Delaware corporation ("MRI"), and stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), in connection with a Special Meeting of Stockholders of MRI and the Annual Meeting of Stockholders of NMR, to be held for the purpose of considering and voting on an Agreement and Plan of Merger, dated May 20, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of NMR into a wholly-owned subsidiary of MRI, pursuant to which (i) stockholders of NMR would receive shares of Common Stock, par value $0.01 per share, of MRI ("MRI Common Stock") based on a ratio (the "Exchange Ratio") of
0.6875 of a share of MRI Common Stock for each outstanding share of the Common Stock, par value $0.01 per share, of NMR ("NMR Common Stock"), and (ii) each outstanding NMR warrant, option, convertible debenture and other right to acquire shares of NMR Common Stock ("NMR Derivative Securities") would automatically be deemed exercisable or convertible into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable had such NMR Derivative Security been exercised or converted in full immediately prior to the Merger. See "Terms of the Merger." The Exchange Ratio was determined as a result of negotiations conducted between MRI and NMR, and was supported by fairness opinions furnished to MRI's Board of Directors and a committee of independent directors of NMR (the "NMR Special Committee"). See "The Merger--Background of the Merger; Negotiations; Fairness Opinions." In the event the Merger is consummated, following the Merger the stockholders of NMR will hold approximately 38.9% of the issued and outstanding shares of MRI Common Stock (assuming the exercise of all outstanding NMR Derivative Securities prior to the consummation of the Merger).

    This Joint Proxy Statement/Prospectus also constitutes a Prospectus of MRI under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of, pursuant to the terms of the Merger Agreement, MRI Common Stock to all holders of NMR Common Stock. This Joint Proxy Statement/Prospectus covers only shares of MRI Common Stock issuable pursuant to the Merger to holders of NMR Common Stock as of the date on which the Merger is consummated (the "Effective Time") and does not cover the shares of MRI Common Stock which are issued following consummation of the Merger to holders of NMR Derivative Securities exercised following the Merger. The issuance by MRI of such shares of MRI Common Stock upon exercise of any NMR Derivative Securities following consummation of the Merger, and the subsequent resale thereof by the holders, must be covered either by a separate registration statement or an applicable exemption from the registration requirements under the Securities Act. MRI intends to file a separate registration statement or registration statements covering such shares promptly after the Effective Time.

    On July 29, 1996, the closing sales price per share on the Nasdaq National Market for MRI Common Stockwas $7.38.

    SEE "RISK FACTORS REGARDING MRI AND NMR" FOR A DISCUSSION OF CERTAIN MATERIAL RISK FACTORS RELEVANT TO THE BUSINESSES AND OPERATIONS OF MRI AND NMR THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF MRI AND NMR. SEE "THE MERGER--BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS; TERMS OF THE MERGER; AND INTEREST OF CERTAIN PERSONS IN THE MERGER" FOR A DISCUSSION OF CERTAIN CONFLICTS OF INTEREST WHICH MAY BE DEEMED TO EXIST IN CONNECTION WITH THE MERGER AGREEMENT.

    THE SHARES OF MRI COMMON STOCK ISSUABLE IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

    The date of this Joint Proxy Statement/Prospectus is August 1, 1996. This Joint Proxy Statement/Prospectus is being mailed to stockholders of MRI and NMR on or about August 1, 1996.

                               ------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MRI OR ANY OF ITS SUBSIDIARIES OR NMR OR ANY OF ITS SUBSIDIARIES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE MRI COMMON STOCK COVERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER.

                              AVAILABLE INFORMATION

    MRI and NMR are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Blvd., Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    MRI has filed with the SEC a Registration Statement on Form S-4 pursuant to the Securities Act with respect to the MRI Common Stock offered by the Prospectus comprising this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and to the exhibits listed therein, which can be inspected at the public reference facilities of the SEC referenced above, and copies of which can be obtained from the SEC at prescribed rates as indicated above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document incorporated herein, each such statement being qualified in all respects by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the SEC are incorporated herein by reference:

          1. MRI's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. MRI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

          3. MRI's Current Reports on Form 8-K dated January 9, 1996, April 30, 1996 and May 20, 1996.

          4. MRI's Current Reports on Form 8-K/A dated January 29, 1996, March 19, 1996 and July 19, 1996.

          5. NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.

    Copies of (i) MRI's 1995 Annual Report to Stockholders, (ii) MRI's Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 and (iii) NMR's 1996 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996) are being provided to MRI's stockholders and NMR's stockholders herewith.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. MRI AND NMR WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF MRI COMMON STOCK OR NMR COMMON STOCK, RESPECTIVELY, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT HAVE BEEN INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES). SUCH REQUESTS SHOULD BE DIRECTED IN THE CASE OF DOCUMENTS RELATING TO MRI OR ANY OF ITS SUBSIDIARIES, TO MEDICAL RESOURCES, INC., 2701 N. ROCKY POINT DRIVE, SUITE 650, TAMPA, FLORIDA 33607 ATTENTION: EXECUTIVE ASSISTANT, TELEPHONE: (813) 281-0202, AND IN THE CASE OF DOCUMENTS RELATING TO NMR OR ANY OF ITS SUBSIDIARIES, TO SECRETARY, NMR OF AMERICA, INC., 430 MOUNTAIN AVENUE, MURRAY HILL, NEW JERSEY 07974-2732, TELEPHONE: (908) 665-9400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 23, 1996.

                        JOINT PROXY STATEMENT/PROSPECTUS

                             MEDICAL RESOURCES, INC.
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 30, 1996

                              NMR OF AMERICA, INC.
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 30, 1996

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION .....................................................    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................    3

SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS ...............................    6

RISK FACTORS REGARDING MRI AND NMR ........................................   16

RECENT DEVELOPMENTS .......................................................   21

INTRODUCTION ..............................................................   22

VOTING AND PROXIES ........................................................   23

 I. THE MERGER (ITEM NO. 1--FOR MRI STOCKHOLDERS AND NMR STOCKHOLDERS) ....   25
    Background of the Merger; Negotiations; Fairness Opinions .............   25
    MRI's Reasons for the Merger ..........................................   27
    Fairness Opinion of Dillon Read .......................................   28
    NMR's Reasons for the Merger ..........................................   31
    Fairness Opinion of Cowen .............................................   32

TERMS OF THE MERGER .......................................................   38
    General ...............................................................   38
    Conversion of Shares; Treatment of Options, Warrants, Convertible
      Debentures and Other Rights; Fractional Shares ......................   38
    Exchange of Certificates ..............................................   39
    Representations, Warranties and Covenants .............................   40
    Conditions Precedent to Consummation of the Merger ....................   40
    Non-Competition and Consulting Agreements .............................   41
    Termination and Amendment .............................................   42
    Expenses of the Merger ................................................   42
    Fees ..................................................................   43
    No Solicitation Provision and Fee Payable .............................   43
    Interest of Certain Persons in the Merger .............................   43
    Certain Federal Income Tax Consequences of the Merger .................   43
    Accounting Treatment ..................................................   45
    Restrictions on Resale of MRI Common Stock by Former NMR Stockholders .   46
    Appraisal Rights ......................................................   46

DESCRIPTION OF MRI CAPITAL STOCK ..........................................   46

COMPARISON OF RIGHTS OF STOCKHOLDERS OF MRI AND NMR .......................   47

INFORMATION CONCERNING MEDICAL RESOURCES, INC .............................   49
    Management of MRI .....................................................   49
    Directors and Executive Officers ......................................   50
    Board of Directors and Committees .....................................   50
    Compensation of Executive Officers ....................................   51

                                                                            PAGE
                                                                            ----
    Employment Agreements .................................................   51
    Stock Option Plans ....................................................   51
    Options Granted in Last Fiscal Year ...................................   52
    Option Values .........................................................   53
    Certain Relationships and Related Party Transactions ..................   53
    Ownership of MRI Common Stock .........................................   54

INFORMATION CONCERNING NMR OF AMERICA, INC ................................   55
    Directors .............................................................   55
    Executive Officers ....................................................   56
    Board of Directors' Meetings and Committees ...........................   56
    Director Compensation .................................................   57
    Executive Compensation ................................................   57
    Indemnification of Officers and Directors .............................   59
    Employment Agreements .................................................   59
    Director and Officer Securities Reports ...............................   60
    Certain Transactions ..................................................   60
    Principal and Other Stockholders of NMR ...............................   60

GOVERNMENT REGULATION OF MRI AND NMR ......................................   62

MRI AND NMR UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS .............   65

 II. AMENDMENT TO MRI'S CERTIFICATE OF INCORPORATION
     (ITEM NO. 2--FOR MRI STOCKHOLDERS ONLY) ..............................   76

III. ELECTION OF DIRECTORS OF NMR
     (ITEM NO. 3--FOR NMR STOCKHOLDERS ONLY) ..............................   77

INDEPENDENT ACCOUNTANTS ...................................................   77

OTHER MATTERS .............................................................   77

LEGAL OPINIONS ............................................................   77

EXPERTS ...................................................................   78

Appendices:
    A. Agreement and Plan of Merger (excluding Exhibits and Schedules)
    B. Opinion of Dillon, Read & Co. Inc.
    C. Opinion of Cowen & Company
    D. Proposed Amendment to MRI's Certificate of Incorporation

- --------------------------------------------------------------------------------
                 SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not contain a complete statement of all material features of the matters to be voted upon and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this Joint Proxy Statement/Prospectus and the documents incorporated by reference herein, including the appendices to this Joint Proxy Statement/Prospectus.

THE COMPANIES

    Medical Resources, Inc. and MRI Sub, Inc. MRI, a Delaware corporation, specializes in the operation and acquisition of diagnostic imaging centers and the management of the associated physicians' practices. MRI operates and manages free standing, outpatient diagnostic imaging centers, and provides diagnostic imaging network management services to managed care providers. MRI provides diagnostic imaging services through nineteen outpatient centers, of which it owns all or a majority of the equity. The centers are located in New Jersey, New York and Florida. MRI's centers service referring physicians and managed care organizations by providing diagnostic imaging procedures to patients in a comfortable, service-oriented environment located outside of an institutional setting. At each of its centers, MRI provides management, administrative, marketing and technical services, as well as equipment and facilities, to physicians who interpret scans performed on patients referred by local physicians. Medical services are provided by interpreting physicians, generally board-certified radiologists, with whom MRI typically enters into long-term contracts. All of MRI's centers provide magnetic resonance imaging, which accounts for a majority of their revenues, with most also providing some or all of the following services: computerized tomography, ultrasound, nuclear medicine, general radiology and fluoroscopy and mammography.

    MRI also provides through its wholly-owned subsidiary, StarMed Staffing, Inc. (hereinafter referred to as "StarMed"), temporary staffing of registered nurses and other professional medical personnel to acute care and sub-acute care facilities nationwide. StarMed offers services through two divisions: Travel Nursing and Per Diem. Travel nursing describes a temporary staffing arrangement under which a hospital contracts with StarMed to provide specialist nursing and allied health staff for short periods (usually ranging from 8 to 26 weeks). Temporary staff provided to the client are relocated from their place of residence to the hospital location for the period of the assignment. MRI's per diem staffing segment provides healthcare professionals for daily services to both acute and sub-acute care facilities nationwide.

     MRI Sub, Inc. ("Subsidiary"), a Delaware corporation, is a wholly-owned subsidiary of MRI formed solely for the purpose of effecting the Merger.

     MRI and Subsidiary have their principal executive offices at 155 State Street, Hackensack, New Jersey 07601 (telephone: (201) 488-6230) and 2701 N. Rocky Point Drive, Suite 650, Tampa, Florida 33607 (telephone: (813) 281-0202).

    NMR of America, Inc. NMR, a Delaware corporation, is engaged, directly and through limited partnerships, in the business of installing, managing and maintaining magnetic resonance imaging systems and other imaging systems used for diagnostic purposes on an outpatient basis at eighteen imaging centers located in the states of Florida, Illinois, Maryland, New Jersey and Pennsylvania. Eleven of NMR's centers were developed by NMR and seven centers were acquired by NMR from previous owners. At the eleven centers developed by NMR, NMR has entered into agreements with an affiliated physician engaging in business as professional associations ("Professional Associations") pursuant to which NMR maintains and operates imaging systems in offices operated by the Professional Associations. NMR purchases or leases the systems, supervises their installation and staffs the facility with technical, clerical and marketing personnel while the Professional Associations contract for radiological services with local physicians and sublease each facility. At the seven centers which NMR acquired, subsidiaries of NMR have entered into agreements directly with unaffiliated professional corporations to provide radiological services and NMR is responsible for all other aspects of the operation of the centers.

    The principal executive offices of NMR are located at 430 Mountain Avenue, Murray Hill, New Jersey 07974 (telephone: (908) 665-9400).
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
THE MEETINGS

    The Special Meeting of Stockholders of MRI (the "MRI Meeting") will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996 at 10:00 a.m., New York City Time. The Annual Meeting of Stockholders of NMR (the "NMR Meeting") will be held at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, on August 30, 1996 at 10:00 a.m., New York City Time.

    MRI has fixed the close of business on July 29, 1996 as the record date for determining holders of MRI Common Stock entitled to notice of and to vote at the MRI Meeting. NMR has fixed the close of business on July 29, 1996 as the record date for determining holders of NMR Common Stock entitled to notice of and to vote at the NMR Meeting. See "Voting and Proxies."

PURPOSES OF THE MEETINGS

    The purpose of the MRI Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (a conformed copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus), pursuant to which NMR will be merged with and into Subsidiary, resulting in NMR becoming a wholly-owned subsidiary of MRI and to issue shares of MRI Common Stock in connection therewith (ITEM No. 1) and (ii) to approve an amendment to MRI's Certificate of Incorporation which will increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000 (ITEM No. 2). THE VOTE WITH RESPECT TO ITEM NO. 2--RELATING TO MRI ONLY--WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS CONSUMMATED.

    Pursuant to the terms of the Merger Agreement, MRI will be required to issue shares of MRI Common Stock. Approval of such issuance by the stockholders of MRI is required by the rules of the National Association of Securities Dealers, Inc., because shares of MRI Common Stock are traded on the Nasdaq National Market and the number of shares proposed to be issued in the Merger will exceed 20% of the issued and outstanding shares of MRI Common Stock.

    The purpose of the NMR Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (ITEM No. 1) and, alternatively, (ii) to account for the possibility that the Merger Agreement will not be approved (by either the stockholders of NMR or the stockholders of MRI) or that the proposed Merger will not be consummated for any other reason, to elect five (5) directors of NMR to hold office until the next annual meeting of stockholders and their successors are duly elected and qualified (ITEM No. 3). THE VOTE WITH RESPECT TO ITEM NO. 3--RELATING TO NMR ONLY--WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

VOTES REQUIRED

    MRI. The affirmative vote of a majority of the shares of MRI Common Stock present in person or represented by proxy and entitled to vote at the MRI Meeting is required to approve the Merger Agreement and issuance of the MRI Common Stock pursuant to the Merger (ITEM No. 1). As of the date hereof, directors and executive officers of MRI beneficially own approximately 32.2% of the outstanding shares of MRI Common Stock (excluding shares issuable upon exercise of outstanding MRI options and warrants or conversion of convertible debentures held by such persons). Such directors and executive officers of MRI intend to vote all shares of MRI Common Stock beneficially owned by them in favor of approval of the Merger Agreement. See "Information Concerning Medical Resources, Inc.--Ownership of MRI Common Stock."

    With respect to ITEM No. 2, the affirmative vote of the holders of a majority of the outstanding shares of MRI Common Stock is required to approve the amendment to MRI's Certificate of Incorporation (ITEM No. 2).

    NMR. The affirmative vote of the holders of a majority of the outstanding shares of NMR Common Stock is required to approve the Merger Agreement (ITEM No.
1). As of the date hereof, directors and executive officers of NMR beneficially own approximately 5.2% of the outstanding shares of NMR Common Stock (excluding shares issuable upon exercise of NMR Derivative Securities held by such persons). Such directors and executive officers of NMR intend to vote all shares of NMR Common Stock beneficially owned by them in favor of approval of the
Merger Agreement. See "Information Concerning NMR of America, Inc.--Principal
and Other Stockholders of NMR."
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     With respect to ITEM No. 3, which will only be given effect if the Merger Agreement is not approved (by either the stockholders of NMR or the stockholders of MRI) or if the Merger is not otherwise consummated, the directors of NMR will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy. See "Voting and Proxies."

    The remainder of this summary of the Joint Proxy Statement/Prospectus summarizes certain information concerning the Merger and sets forth certain selected financial information with respect to MRI and NMR.

RECOMMENDATIONS OF BOARD OF DIRECTORS

    The Board of Directors of MRI has unanimously approved the Merger Agreement, and has adopted resolutions recommending that the stockholders of MRI vote FOR approval of the Merger Agreement. The Board of Directors of NMR has unanimously approved the Merger Agreement, and has adopted resolutions recommending that the stockholders of NMR vote FOR approval of the Merger Agreement.

    The respective directors of MRI and NMR believe that the Merger is in the best interests of the stockholders of MRI and NMR, respectively. The actions and recommendations of the Boards of Directors of MRI and NMR in connection with the Merger are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions" and "The Merger--MRI's Reasons for the Merger; NMR's Reasons for the Merger." In approving the Merger Agreement, certain members of the Board of Directors of NMR and MRI may be deemed to have certain conflicts of interest. See "Terms of the Merger--Interest of Certain Persons in the Merger."

    The Board of Directors of MRI has also unanimously approved a proposal to amend MRI's Certificate of Incorporation in order to increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000 (ITEM No.
2), and recommends a vote FOR approval of this proposal.

    In the event the Merger Agreement is not approved by the stockholders of NMR, or the Merger is not otherwise consummated, the Board of Directors of NMR has also unanimously nominated for election as directors of NMR the five nominees listed in ITEM No. 3.

INTEREST OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the MRI and NMR Boards of Directors with respect to the Merger Agreement, stockholders should be aware that certain members of NMR management have certain interests in the Merger that are in addition to the interests of stockholders of NMR generally. Such executives of NMR will be entitled to certain payments upon consummation of the Merger pursuant to termination agreements and non-competition and consulting agreements which have heretofore been executed and are conditioned upon consummation of the Merger. See "Terms of the Merger--Non-Competition and Consulting Agreements." An affiliate of the Chairman of the Board of Directors of MRI which has provided and will continue to provide significant financial advice to MRI in connection with the Merger will receive a financial advisory fee in the event that the Merger is consummated. See "Terms of the Merger--Interest of Certain Persons in the Merger."

FAIRNESS OPINIONS

    Dillon, Read & Co. Inc. ("Dillon Read") has rendered its written opinion to the Board of Directors of MRI to the effect that the consideration (referred to in the Merger Agreement and herein as the Exchange Ratio) to be paid by MRI in the Merger is fair to MRI from a financial point of view. A copy of such opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus. On June 13, 1996, Cowen & Company ("Cowen") rendered its written opinion to the NMR Special Committee to the effect that, as of such date, the proposed Exchange Ratio was fair, from a financial point of view, to the holders of the outstanding shares of NMR Common Stock. A copy of such opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. See "The Merger--Fairness Opinion of Dillon Read; Fairness Opinion of Cowen."

RISK FACTORS

    In connection with the proposed Merger, holders of shares of MRI Common
Stock and NMR Common Stock should consider certain risk factors relevant to the businesses and operations of MRI and NMR. Such risk factors
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
include, but are not limited to, (i) the liquidity needs and significant long-term indebtedness of MRI and NMR, (ii) recent losses, (iii) certain reimbursement and collection risks relating to the healthcare industry, (iv) extensive government regulation (including the effects of possible federal and state healthcare cost containment legislation), (v) extensive industry competition, (vi) the possibility of technological change and equipment obsolescence, (vii) reliance on referring physicians, and (viii) the absence of cash dividends paid by either MRI or NMR. See "Risk Factors Regarding MRI and NMR."

PRINCIPAL TERMS OF THE MERGER

    The Merger Agreement, a conformed copy of which (without exhibits and schedules) is attached hereto as Appendix A, provides that, upon consummation of the Merger, NMR will be merged with and into Subsidiary, NMR's corporate existence will terminate, and Subsidiary, the surviving corporation, will be a wholly-owned subsidiary of MRI. Upon consummation of the Merger, holders of shares of NMR Common Stock, will receive shares of MRI Common Stock based on the Exchange Ratio of 0.6875 of a share of MRI Common Stock for each issued and outstanding share of NMR Common Stock. The Exchange Ratio was determined as a result of negotiations conducted between MRI's Board of Directors and the NMR Special Committee and the respective managements of MRI and NMR, and was addressed in the written financial fairness opinions of Dillon Read and Cowen. See "Terms of the Merger--Conversion of Shares; Treatment of Options, Warrants, Convertible Debentures and Other Rights; Fractional Shares" and "The Merger--Background of the Merger; Negotiations; Fairness Opinions."

    The Merger Agreement provides that each outstanding NMR Derivative Security will remain outstanding and will be exercisable for or convertible into that number of shares of MRI Common Stock the holder thereof would have received in the Merger had such holder exercised or converted such NMR Derivative Security in full immediately prior to the Effective Time, and that the exercise price thereof shall be appropriately adjusted. See "Terms of the Merger--Conversion of Shares; Treatment of Options, Warrants, Convertible Debentures and Other Rights; Fractional Shares."

    The Merger Agreement provides that consummation of the Merger is subject to certain terms and conditions, including the approval of the Merger Agreement by the stockholders of MRI and NMR. The Merger Agreement also provides that consummation of the Merger is conditioned upon MRI, NMR and Subsidiary obtaining all necessary consents and approvals to the consummation of the Merger. See "Terms of the Merger--Conditions Precedent to Consummation of the Merger." Other than in connection with this Joint Proxy Statement/Prospectus and the registration of the MRI Common Stock, no Federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Merger other than such as has already been obtained.

    The Merger Agreement provides that the obligations of MRI and NMR are subject to the performance in all material respects, unless otherwise waived, of their respective covenants and agreements set forth in the Merger Agreement and the continued truth in all material respects of their respective representations and warranties set forth in the Merger Agreement. There are no agreements or undertakings in the Merger Agreement on the part of either MRI or NMR to indemnify the other following consummation of the Merger in the event any representation or warranty made by either party to the other in the Merger Agreement was not accurate at the time made.

     Mr. Joseph G. Dasti, Chairman of the Board of Directors and President and Chief Executive Officer of NMR, and Mr. John P. O'Malley III, Executive Vice President-Finance, Chief Financial Officer and Secretary of NMR, have entered into respective non-competition and consulting agreements with MRI, the effectiveness of which are conditioned upon the consummation of the Merger. See "Terms of the Merger--Non-Competition and Consulting Agreements; Interest of Certain Persons in the Merger."

    The Merger Agreement may be terminated by the mutual written consent of the Boards of Directors of MRI and NMR at any time prior to the Effective Time of the Merger and by either party (i) if the Merger Agreement is not approved by the stockholders of MRI at the MRI Meeting or by the stockholders of NMR at the NMR Meeting, (ii) if the Effective Time has not occurred on or before December
31, 1996 through no fault of the terminating party, (iii) if the Merger is enjoined or prohibited by a court or governmental agency, or (iv) in certain other circumstances. See "Terms of the Merger--Termination and Amendment." Under certain circumstances, if either MRI or NMR breaches certain representations, warranties or covenants, it would be required to pay to the other party a fee in the amount of $2,000,000. If the stockholders of either NMR or MRI do not approve the Merger, the party whose
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
stockholders do not approve the Merger will be required to pay to the other $1,000,000. See "Terms of the Merger--Expenses of the Merger; Fees; No Solicitation Provision and Fee Payable."

    The Merger Agreement provides that, as soon as practicable following the fulfillment of all conditions to the Merger, including the approval of the Merger Agreement by the stockholders of MRI and by the stockholders of NMR, a Certificate of Merger will be filed with the Delaware Secretary of State. The Merger will become effective upon filing the Certificate of Merger with the Delaware Secretary of State. The current executive officers and directors of MRI are expected to continue as executive officers and directors of MRI following the Merger.

DESCRIPTION OF SECURITIES TO BE ISSUED

    The  rights  of the  holders  of MRI  Common  Stock are set forth in MRI's
Certificate  of  Incorporation  and  Bylaws,   and  in  the  Delaware  General
Corporation Law ("DGCL"). See "Description of MRI Capital Stock."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    As a condition to the consummation of the Merger, NMR is to receive, at the closing under the Merger Agreement, an opinion of McCarter & English, counsel to NMR, to the effect that no gain or loss for U.S. Federal income tax purposes will be recognized by stockholders of NMR with respect to their receipt of shares of MRI Common Stock in exchange for their shares of NMR Common Stock (other than with respect to cash received in lieu of fractional shares of MRI Common Stock). NMR stockholders who receive cash in lieu of fractional shares may be subject to U.S. Federal income tax. NMR STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF VARIOUS STATE AND LOCAL TAX LAWS, AND THE TAX LAWS OF ANY FOREIGN JURISDICTIONS. See "Terms of the Merger--Certain Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT

     It is intended that the Merger will be accounted for under the purchase method, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. See "Terms of the
Merger--Accounting Treatment."
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                 SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                             COMBINED FINANCIAL DATA

I.  SELECTED HISTORICAL FINANCIAL DATA

    A.  MRI

    The following selected historical financial data of MRI is derived from MRI's consolidated financial statements for the periods indicated. MRI's consolidated financial statements as of December 31, 1995 and 1994 and for the years then ended have been audited by Ernst & Young LLP, MRI's independent certified public accountants. MRI's consolidated financial statements as of December 31, 1993 and for the year then ended, after restatement for the 1994 pooling of interests, have been audited, as to combination only, by Ernst & Young LLP. MRI's consolidated financial statements as of December 31, 1993 and for the year then ended, prior to restatement for the 1994 pooling of interests and not presented separately herein, were audited by Price Waterhouse LLP, independent accountants. Such consolidated financial statements and notes thereto have been incorporated herein by reference. The selected balance sheet data at March 31, 1996 and 1995 and the income statement data for the three-month periods ended March 31, 1996 and 1995 have been derived from MRI's unaudited consolidated financial statements and include, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of such data. Operating results for the three-month period ended March 31, 1996 are not necessarily an indication of the results to be expected for the entire fiscal year ended December 31, 1996.

    B.  NMR

    The following selected historical financial data of NMR, insofar as it relates to each of the fiscal years ended March 31, 1992-1996, has been derived from NMR's financial statements which have been audited by Coopers & Lybrand L.L.P., independent accountants. NMR's consolidated balance sheets at March 31, 1996 and 1995, respectively, and its related statements of income and of cash flows for the three years ended March 31, 1996 and notes thereto have been incorporated herein by reference.

II. SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    MRI and NMR

    The following selected unaudited pro forma combined financial data as of March 31, 1996 and for the three months ended March 31, 1996 and the fiscal year ended December 31, 1995 have been derived from the unaudited pro forma combined financial information. See "MRI and NMR Unaudited Pro Forma Combined Financial Statements." Such unaudited pro forma combined financial data reflects the pro forma effects of the Merger on MRI's historical cost balance sheet as of March 31, 1996 and statement of operations for the periods presented.

    For additional information with respect to the following selected unaudited pro forma combined financial data, see "MRI and NMR Unaudited Pro Forma Combined Financial Statements."

    The following selected unaudited pro forma combined financial data should be read in conjunction with the unaudited historical and pro forma combined financial information and related notes thereto. See "MRI and NMR Unaudited Pro Forma Combined Financial Statements."

    The following selected unaudited historical and pro forma financial information should also be read in conjunction with the financial statements and notes thereto of MRI and NMR incorporated by reference herein. Such pro forma information is not necessarily indicative of the results that would have occurred had the Merger been effected on the dates indicated or the results which may be obtained in the future.
- --------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------
                                       I. SELECTED HISTORICAL FINANCIAL DATA

                  A. MEDICAL RESOURCES, INC. AND SUBSIDIARIES SELECTED HISTORICAL FINANCIAL DATA
                              (IN THOUSANDS, EXCEPT PER SHARE AND SUPPLEMENTAL DATA)
                                                                                               THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                      MARCH 31,
                                        ---------------------------------------------------    ------------------
                                          1995       1994       1993       1992       1991       1996       1995
                                        -------    -------    -------    -------    -------    -------    -------
STATEMENT OF OPERATIONS DATA:
Net service revenues(1) ............    $51,994    $45,179    $45,241    $41,143    $39,622    $18,098    $12,140
                                        =======    =======    =======    =======    =======    =======    =======
Income (loss) from continuing
  operations before
  extraordinary item ...............      4,143     (1,093)    (2,055)       610     (1,078)     1,298        769
                                        =======    =======    =======    =======    =======    =======    =======
Income (loss) from continuing
  operations before
  extraordinary items per
  common share .....................      $0.53     ($0.15)    ($0.32)     $0.11     ($0.22)     $0.16      $0.11
                                        =======    =======    =======    =======    =======    =======    =======


                                                                                               THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                      MARCH 31,
                                        ---------------------------------------------------    ------------------
                                          1995       1994       1993       1992       1991       1996       1995
                                        -------    -------    -------    -------    -------    -------    -------
PRO FORMA DATA(2):
Historical income (loss) from
  continuing operations before
  income taxes and
  extraordinary item ...............    $ 5,802      ($611)   ($1,991)   $   877    ($1,020)   $ 1,736    $ 1,189
Provision (benefit) for income
  taxes ............................      1,659        660       (427)       655         58        438        420
                                        -------    -------    -------    -------    -------    -------    -------
Income (loss) from continuing
  operations before
  extraordinary item ...............      4,143     (1,271)    (1,564)       222     (1,078)     1,298        769
                                        =======    =======    =======    =======    =======    =======    =======
Income (loss) from continuing
  operations before
  extraordinary items per
  common share .....................      $0.53     ($0.19)    ($0.24)     $0.04     ($0.22)     $0.16      $0.11
                                        =======    =======    =======    =======    =======    =======    =======


                                                       YEAR ENDED DECEMBER 31,                      MARCH 31,
                                        ---------------------------------------------------    ------------------
                                          1995       1994       1993       1992       1991       1996       1995
                                        -------    -------    -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Working capital ....................    $10,738    $ 5,834    $ 3,365    $ 5,077    $ 1,058    $17,283    $ 6,497
Total assets .......................     44,136     40,372     40,881     33,993     29,431     57,535     40,216
Long-term debt and capital
  lease obligations (excluding
  current portion) .................     15,507     13,415     19,034     12,765     20,115     23,334     12,932
Total stockholders' equity .........     16,966     11,872     10,602     12,245      5,980     19,687     13,233

SUPPLEMENTAL DATA:
Number of consolidated
  MR centers at end of period ......         11          8          8          7          6         15          8
Average number of MR
  procedures per day at
  consolidated MR centers ..........        152        124        106         90         64        186        141


                                                                                          (Footnotes on next page)
- ------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Footnotes from previous page)

(1) Reflects the consolidation of (i) the West Orange center and (ii) the San Bernardino center as of August 1991. Net service revenues include equity in earnings and management fees associated with the Georgetown center which was sold during January 1992.

(2) Pro forma data reflects the pro forma provision for income taxes assuming MRI operated as a C-corporation as opposed to a partnership from January 1, 1991 through September 3, 1992, and the pro forma provision for income taxes assuming StarMed Staffing, Inc. (formerly StarMed Staffing, L.P.) operated as a C-corporation as opposed to a limited partnership from September 4, 1992 through August 3, 1994.



               B. NMR OF AMERICA, INC. AND SUBSIDIARIES SELECTED HISTORICAL FINANCIAL DATA
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FISCAL YEARS ENDED MARCH 31,
                                                 -------------------------------------------------------------
                                                 1996(1)     1995(2)(3)    1994(4)       1993(5)       1992(6)
                                                 -------     ----------    -------       -------       -------
Revenue ......................................   $23,834      $17,988      $15,597       $14,830       $15,175
Operating expenses ...........................   (19,135)     (14,894)     (12,379)      (13,835)      (11,414)
Other expenses ...............................    (1,555)      (1,162)        (693)         (607)           30
Minority interest ............................      (411)        (528)      (1,049)         (982)       (1,766)
Income taxes .................................      (956)       1,030         (108)           --          (669)
Income (loss) before extraordinary item ......   $ 1,777      $ 2,434      $ 1,368      ($   594)      $ 1,356
                                                 =======      =======      =======      ========       =======
Fully diluted per share data:
  Income (loss) before extraordinary item ....     $0.30        $0.47        $0.29         $0.12)        $0.36


                                                                        AS OF MARCH 31,
                                                 -------------------------------------------------------------
                                                 1996(1)     1995(2)(3)    1994(4)       1993(5)       1992(6)
                                                 -------     ----------    -------       -------       -------
Total assets .................................   $47,074      $35,329      $28,973       $24,651       $27,201
                                                 =======      =======      =======       =======       =======
Obligations under capital leases,
  less current installments ..................   $ 1,152      $   482      $   768       $   595            --
                                                 =======      =======      =======       =======
Convertible subordinated debentures ..........   $ 1,976      $ 2,056      $ 2,126       $ 2,084       $ 2,125
                                                 =======      =======      =======       =======       =======
Notes and mortgage payable,
  less current installments ..................   $11,029      $10,451      $ 8,684       $ 5,931       $ 6,770
                                                 =======      =======      =======       =======       =======
Shareholders equity ..........................   $20,989      $14,030      $10,902       $ 9,059       $10,749
                                                 =======      =======      =======       =======       =======

- ------------

(1) Includes the operations of NMR's acquired centers in Florida (four) and Chicago, Illinois (one) as of September 15, 1995 and January 1, 1996, the effective dates of such acquisitions.

(2) Includes non-recurring adjustments to (i) write-down the carrying value of certain fixed assets ($560,000) and (ii) recognize NMR's net deferred tax asset totalling $1,099,000.

(3) Includes the operations of NMR's acquired centers in Libertyville and Des Plaines, Illinois as of January 1, 1995, the effective date of such acquisitions.

(4) Reflects the impact of the acquisition of additional limited partner interests in seven of NMR's MRI facilities as of the effective date of January 1, 1994, and includes the results of operations of NMR's acquired Oak Lawn Imaging Center as of January 21, 1994, the date of such acquisition.

(5) Includes the operations of OPEN MRI of Chicago and Airlite Imaging Center of Elgin, Illinois from their June 13, 1992 and May 15, 1992, opening dates, respectively.

(6)  Includes the operations of the Colonnade Imaging Center from its November
     21, 1991 opening date.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              II. MEDICAL RESOURCES, INC. AND NMR OF AMERICA, INC.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          (1)
                                                      FISCAL YEAR   THREE MONTHS
                                                         ENDED          ENDED
                                                      DECEMBER 31,    MARCH 31,
                                                          1995          1996
                                                      -----------   ------------
STATEMENT OF OPERATIONS DATA:
Net service revenues ................................   $74,306       $24,672
Income from continuing operations ...................     5,851         2,007
Income from continuing operations per common share ..   $  0.49       $  0.16


                                                                     MARCH 31,
                                                                        1996
                                                                    ------------
BALANCE SHEET DATA:
Working capital .....................................                $ 22,954
Total assets ........................................                 123,720
Long-term debt and capital lease obligations
  (excluding current portion) .......................                  37,491
Total stockholders' equity ..........................                  57,735

- ------------

(1) MRI's fiscal year-end is December 31 and NMR's fiscal year-end is March 31. Accordingly, the selected unaudited pro forma combined financial data for the fiscal year ended December 31, 1995 includes the operating results of NMR for the year ended March 31, 1996.

DIVIDENDS

    No cash dividends have been paid on either MRI Common Stock or NMR Common Stock since the organization of each respective company. MRI has no present plans to pay cash dividends to its stockholders and, for the foreseeable future, intends to retain all of its earnings, if any, for use in its business. The declaration of any future dividends by MRI is within the discretion of its Board of Directors and will be dependent on the earnings, financial condition and capital requirements of MRI, as well as any other factors deemed relevant by its Board of Directors.

MARKET PRICE DATA

    MRI Common Stock is traded on the Nasdaq National Market under the symbol "MRII" and NMR Common Stock is traded on the Nasdaq National Market under the symbol "NMRR". The following table sets forth, for the calendar quarters indicated, the range of high and low sale prices for shares of MRI Common Stock and NMR Common Stock.

                                                  MRI                 NMR
                                           ----------------     ---------------
                                            HIGH       LOW      HIGH       LOW
                                           ------     -----     -----     -----
1996

Third Quarter (through July 29, 1996) ..   $ 9.25     $6.50     $5.69     $4.13
Second Quarter .........................    10.25      6.00      5.75      3.13
First Quarter ..........................     6.38      4.63      3.75      3.00


1995

Fourth Quarter .........................     8.00      4.50      4.25      3.25
Third Quarter ..........................     6.50      3.50      5.13      4.00
Second Quarter .........................     3.75      3.13      5.50      4.13
First Quarter ..........................     4.00      2.88      5.25      3.88


1994

Fourth Quarter .........................     4.25      1.63      5.13      3.38
Third Quarter ..........................     2.50      1.69      4.50      3.00
Second Quarter .........................     3.00      1.75      4.38      2.50
First Quarter ..........................     2.75      1.94      3.38      2.25
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
    The following table sets forth the closing prices per share of MRI Common Stock and NMR Common Stock as reported on the Nasdaq National Market on May 6, 1996, the business day preceding public announcement that MRI and NMR were engaged in discussions pertaining to a possible business combination, on May 17, 1996, the business day preceding public announcement of the execution of the Merger Agreement, and on July 29, 1996, and the equivalent per share prices (as explained below) of NMR Common Shares on such dates.

                                                            EQUIVALENT
                                MRI COMMON    NMR COMMON    PER SHARE
                                   STOCK         STOCK        PRICE
                                ----------    ----------    ---------
          May 6, 1996 ........    $ 9.00        $ 4.38       $ 6.19
          May 17, 1996 .......      9.00          4.52         6.19
          July 29, 1996 ......      7.38          4.63         5.07

    The equivalent per share price of a share of NMR Common Stock represents the closing price of a share of MRI Common Stock on such date multiplied by the Exchange Ratio.

    NMR and MRI stockholders are urged to obtain current quotations for the market prices of MRI Common Stock.

    As of May 17, 1996, there were 85 and 727 record holders of MRI Common Stock and NMR Common Stock, respectively. As of July 29, 1996, there were 110 and 677 record holders of MRI Common Stock and NMR Common Stock, respectively.

COMPARATIVE PER SHARE INFORMATION

    The following table sets forth (1) the historical net income per common share from continuing operations and the historical book value per common share of MRI Common Stock; (2) the historical net income per common share from continuing operations and the historical book value per common share of NMR Common Stock; (3) the unaudited pro forma combined income from continuing operations per common share and the unaudited pro forma combined book value per common share after giving effect to the proposed Merger using the purchase method of accounting for the Merger; and (4) the unaudited NMR equivalent pro forma combined net income from continuing operations per common share and the unaudited NMR equivalent pro forma combined book value per common share based on the Exchange Ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock. The information presented in the table should be read in conjunction with the separate historical consolidated financial statements of MRI and NMR and the notes thereto incorporated by reference or appearing elsewhere herein, as applicable. Also, see "MRI and NMR Unaudited Pro Forma Combined Financial Statements" appearing elsewhere herein.

    The unaudited pro forma combined financial information is not necessarily indicative of the net income (loss) per share from continuing operations or book value per common share that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                          PRO FORMA       NMR
                                                          COMBINED    EQUIVALENT
                                                             MRI      PRO FORMA
                                                             AND       COMBINED
                                           MRI      NMR      NMR     MRI AND NMR
                                           ---      ---   --------   -----------
                                            HISTORICAL
                                           ------------
Net Income from Continuing
  Operations per common share:

Fiscal Year ended December 31, 1995* ..   $0.53    $0.30    $0.49      $0.34

Three Months ended March 31, 1996 .....   $0.16    $0.10    $0.16      $0.11

Book Value per common share
  as of March 31, 1996 ................   $2.34    $3.35    $4.54      $3.12

- ------------

* MRI's fiscal year-end is December 31, while NMR's fiscal year-end is March 31. Accordingly, the combined pro forma income from continuing operations per common share for the fiscal year ended December 31, 1995 includes operating results of NMR for the year ended March 31, 1996.
- --------------------------------------------------------------------------------

                       RISK FACTORS REGARDING MRI AND NMR

    In addition to the other information contained or?incorporated by reference in this Joint Proxy Statement/Prospectus, holders of shares of MRI Common Stock and NMR Common Stock should carefully consider the factors set forth below which relate to MRI and NMR (collectively, the "Companies") before voting with respect to the Merger.

    CAPITAL NEEDS. MRI's required capital expenditures and planned operating expenses are anticipated to be financed by a combination of operating cash flow, funds available through working capital and third party credit facilities. There may be circumstances, however, such as additional acquisitions, that could accelerate MRI's use of cash. If this occurs, MRI may incur, from time to time, additional indebtedness and attempt to issue, in public or private transactions, equity and debt securities. There can be no assurance that MRI will have access to additional financing on satisfactory terms and the inability to obtain additional capital would have a material adverse effect on MRI's ability to expand its business.

    RECENT LOSSES. Both MRI and NMR were profitable during their last fiscal year. Although MRI realized net income of approximately $1,690,000 for the year ended December 31, 1995, it incurred net losses of $1,994,000 for the fiscal year ended December 31, 1994 and $2,797,000 for the fiscal year ended December 31, 1993. Moreover, the Companies obtain a substantial portion of their business from patients who are members or enrollees of various managed care health plans, and it is anticipated that this portion of the Companies' business will increase in the future. Due to the ability of these third-party payers to obtain substantial discounts from healthcare providers such as MRI and NMR, the continued growth in both the size and number of managed care entities will increase price competition and may have a negative impact on the revenues, operating margins and profitability of companies operating in the diagnostic imaging industry. In addition, in recent years, many of the public companies operating in the diagnostic imaging business have reported substantial operating losses. There can be no assurance that the Companies will operate profitably in the future.

    SIGNIFICANT LONG-TERM DEBT, INCLUDING CAPITALIZED LEASE OBLIGATIONS. Both MRI and NMR have significant outstanding debt comprised principally of capitalized lease obligations relating to equipment at their centers. At March 31, 1996, MRI's long-term debt, excluding current maturities, was approximately $23,334,000, of which capitalized lease indebtedness was approximately $7,841,000. NMR's long-term debt, excluding current maturities, was $14,156,854 at March 31, 1996, of which capitalized lease and loan indebtedness was $1,152,455. MRI and NMR have financed the acquisition of substantially all of the diagnostic imaging equipment used at their centers (typically with terms ranging from five to seven years) from lenders and lessors, with the equipment and other assets serving as collateral for the loans. Substantially all of the Companies' assets have been pledged as collateral for their respective obligations. In MRI's case, generally, the center leasing the equipment and the subsidiary which operates the center are the only obligors under each such lease. NMR has guaranteed certain obligations of its subsidiaries. At March 31, 1996, the ratios of total liabilities to stockholders' equity of MRI and NMR were 1.92 to 1.00 and 1.24:1.00, respectively. At March 31, 1996, after giving effect to the Merger on a pro-forma combined basis, the ratio of MRI's total liabilities to stockholders' equity would have been 1.14 to 1.00. A default under an equipment lease of MRI or NMR could materially adversely affect the operations of the applicable center and, consequently, the results of operations of MRI or NMR.

    In addition, following the Merger, MRI may incur additional indebtedness for future expansion and equipment replacements and upgrades. MRI is subject to the risks associated with such indebtedness, including the risk that its cash flow may not be adequate to make required payments on indebtedness. A decrease in reimbursements for diagnostic imaging services or in equipment utilization arising from, among other things, cancellation or non-renewal of provider contracts, equipment malfunctions, the inability to effect prompt and timely repairs to equipment or a reduction in demand for MRI's equipment or services could materially and adversely effect MRI's ability to service its indebtedness following the Merger. In addition, the high ratio of indebtedness to stockholders' equity to which MRI will be subject following the Merger, may restrict or impair MRI's ability to make additional acquisitions or exploit future business opportunities. See "MRI and NMR Unaudited Pro Forma Combined Financial Statements"; "Risk Factors Regarding MRI and NMR--Capital Needs; Limitations and Delays in Reimbursement; Acquisition and Development Strategy."

    LIMITATIONS AND DELAYS IN REIMBURSEMENT. Third-party payors, including Medicare, Medicaid, managed care/HMO providers and certain commercial payors have taken extensive steps to contain or reduce the costs of health care. In certain areas, the payors are subject to regulations which limit the amount of payments. Current discussions within the federal government regarding national health care reform are emphasizing containment of health care costs. In addition, certain managed care organizations have negotiated capitated payment arrangements for imaging services. Under capitation, diagnostic imaging service providers are compensated using a fixed rate per member of the managed care organization regardless of the total cost of rendering diagnostic services to the members. Services provided under these contracts are expected to become an increasingly significant part of the Companies' business. Although patients are ultimately responsible for payment for services rendered, substantially all of the Companies' imaging centers' revenues are derived from third-party payors. Successful reduction of reimbursement amounts and rates, changes in services covered, delays or denials of reimbursement claims, negotiated or discounted pricing and other similar measures could materially adversely affect the Companies' respective imaging centers' revenues, profitability and cash flow.

    The Companies' managements believe that reimbursement rates will continue to decline due to factors such as the expansion of managed care providers and continued national healthcare reform efforts. The Companies enter into contractual arrangements with managed care organizations which, due to the size of their membership, are able to command reduced rates for services. These agreements may increase the number of procedures performed due to the additional referrals from these managed care arrangements. However, there can be no assurance that the increased volume of procedures associated with these contractual arrangements will offset the reduced revenue resulting from the reduction in reimbursement rate per procedure.

    In addition, during 1995 approximately 21.8% and 2.0%, respectively, of MRI's and NMR's total revenues from third-party payors were derived through physicians providing imaging services to patients involved in personal injury claims. Receivables relating to personal injury claims require more extensive documentation than other procedures. In addition, those individuals with obligations to the Companies in excess of insurance coverage or who do not have insurance coverage tend to delay payment until the legal action is resolved, which may result in significant collection delays. Due to the greater complexity in processing, as well as increased information requirements from third-party payors, receivables relating to personal injury claims typically require a longer period of time to collect compared to other receivables and, in the experience of MRI, incur a higher bad debt expense.

    RESTRICTIONS IMPOSED BY GOVERNMENT REGULATION. The health care industry is highly regulated. The ownership, operation and acquisition of outpatient diagnostic centers are subject to various federal and state laws, regulations and approvals concerning such matters as physician referrals, licensing of facilities and personnel, and Certificates of Need for certain types of health care facilities and major medical equipment. Among other penalties, violations of these laws can result in the shutdown of a company's facilities and loss of Medicare and Medicaid reimbursement. The Federal Anti-Kickback law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring Medicare or Medicaid patients or purchasing, leasing, ordering or arranging for any item or service that is covered by Medicare or Medicaid. The law provides several penalties for engaging in prohibited acts, including criminal sanctions and exclusion from the Medicare and Medicaid programs. Although the Companies do not believe that they are operating in violation of this law, the scope of the law remains somewhat unclear and there is no assurance that the Companies would prevail in their positions. In addition, in 1991 and subsequently, the Office of the Inspector General of the Department of Health and Human Services promulgated "safe harbor" regulations specifying activities that will be protected from criminal and civil investigation and prosecution under the Federal Anti-Kickback law. Although the Companies believe their operations generally qualify for protection under these regulations, the regulations have thus far been relatively untested in practice, and there is no assurance that the Companies will prevail in their positions. The Office of the Inspector General has stated that failure to satisfy the conditions of an applicable "safe harbor" does not necessarily indicate that the arrangement in question violates the Federal Anti-Kickback law, but means that the arrangement is not among those that the "safe harbor" regulations protect from criminal and civil investigation and prosecution under that law. The finding of a violation must still be determined based upon the precise language of the Federal Anti-Kickback law.

    The Federal Budget Omnibus Reconciliation Act of 1989 contains provisions that, unless an exception applies, restrict physicians from making referrals to clinical laboratory facilities for services to be rendered to Medicare patients in which the physicians have an ownership interest or with which they have a compensation arrangement (the so-called "Stark I Legislation"). The Federal Omnibus Budget Reconciliation Act of 1993 added provisions to these restrictions on Medicare payment for physician referrals which, effective January 1, 1995, greatly broadened the services which are subject to this referral and payment ban (the so-called "Stark II Legislation"). Specifically with regard to the Companies' operations, the Stark II Legislation adds the referral restriction to radiology or other diagnostic services. The Stark II Legislation also extends these prohibitions to referrals of Medicaid patients. Both the Stark I and the Stark II Legislation provide exceptions for certain types of employment and contractual relationships. The Companies believe that they are in compliance with the Stark II legislation but there is no assurance that their position will not be challenged.

    The State of Florida also enacted in 1992 an anti-kickback statute substantially similar in scope to the Federal Anti-Kickback law. Although the Companies do not believe that they are operating in violation of this law, as with its federal counterpart, the scope of the Florida law remains unclear and there is no assurance that the Companies would prevail in their positions.

    The States of Florida, Illinois, New Jersey, New York and Pennsylvania have enacted laws that restrict or prohibit physicians from referring patients to health care facilities in which such physicians have a financial interest. Although the Companies do not believe that these laws will have a material adverse effect on their operations in these states, there is no assurance that these laws will not be interpreted or applied in such a way as to create such a material adverse effect, or that these states, or other states in which the Companies do business, will not adopt similar or more restrictive laws or regulations that could have such a material adverse effect.

    Certain states where MRI and NMR have imaging centers have enacted certificate of need laws to facilitate healthcare planning by placing limitations on the purchase of major medical equipment and other capital expenditures. These statutes, together with their implementing regulations, could limit MRI's and NMR's ability to acquire new imaging equipment or expand or replace its existing equipment, and no assurances can be given that the required regulatory approvals for any future acquisitions, expansions or replacements will be granted to MRI or NMR.

    The Companies continually monitor regulatory initiatives at the federal and state levels. New laws or regulations, changes in current laws or regulations or changes in interpretations of current laws or regulations could have a material adverse effect on the Companies. In addition, the cost of complying with the foregoing could materially adversely affect the Companies' financial condition. See "Government Regulation of MRI and NMR."

    POTENTIAL ADVERSE EFFECTS OF NATIONAL HEALTHCARE REFORM. Many aspects of the medical industry in the United States are presently subject to extensive Federal and state governmental regulation, including reimbursement rates and policies imposed by Medicare and other third-party reimbursement programs from which MRI and NMR receive a substantial portion of their revenue. Although healthcare reform, if enacted following the Merger, may have the beneficial effect of increasing the number of persons who will have access to services provided by MRI and NMR, such reform may also reduce the fees that may be charged for such services. In particular, there is a possibility that a significant portion of healthcare services will be rendered and administered through a system which could force price concessions from service providers such as MRI and NMR. Moreover, healthcare reform could cause greater analysis of each patient's need for diagnostic testing, with the aim of eliminating unnecessary tests and reducing the volume and cost of medical care. Depending on the nature and extent of any new laws and/or regulations, or possible changes in the interpretation of existing laws and/or regulations, the foregoing may have a material adverse effect on MRI's and NMR's revenues, operating margins and profitability.

    INTEGRATION OF ACQUIRED BUSINESS; MANAGEMENT OF GROWTH. The integration of MRI's and NMR's respective operations following the Merger will require the dedication of management resources which will temporarily detract from attention to the day-to-day business of the combined company. The combination of the two Companies will also require integration of the Companies' sales and marketing efforts. The process of combining the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the Companies' businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. There can be no assurance that the combined entity will be able to retain its key technical and management personnel or that the combined entity will realize any of the other anticipated benefits of the Merger. In addition, the combined company's ability to manage its growth effectively will require it to continue to improve its operational, financial and information management systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of the combined company to manage growth in its business effectively would have a material adverse effect on its results of operations.

    COMPETITION. The outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals, including referrals through relationships with managed care organizations, at the local market level. The Companies believe that principal competitors in each of their markets are hospitals and independent or management-company-owned imaging centers, some of which are owned with physician investors. Some of these competitors have greater financial and other resources than MRI and NMR. Principal competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times, and the quality and convenience of facilities. Competition for physician referrals can also be affected by the ownership or affiliation of competing centers or hospitals, with certain of the Companies$ competitors having historically derived a significant portion of their revenues from referrals by physicians who are also investors and have a financial interest in, or are otherwise affiliated with, the competing center or hospital. In addition, managed care has affected the availability of referrals by approving only a certain number of centers in a given geographic region.

    The healthcare temporary staffing business is also very competitive. StarMed competes for clients' business with other providers of travel nurse temporary staffing and with other staffing companies that provide per diem staffing services. StarMed also competes for the limited number of available qualified staff. Within the travel nurse segment of the temporary staffing industry, StarMed competes with several companies which are larger and may possess greater financial and other resources.

    DEPENDENCE ON REFERRING PHYSICIANS. At each of the Companies' imaging centers, certain physicians, in private practice or affiliated with managed care organizations, refer a significant percentage of such centers' patients. A significant reduction by any such physician in the number of patients referred to that center could materially adversely affect such center, and consequently, following the Merger, the combined company's operating results.

    ACQUISITION AND DEVELOPMENT STRATEGY. MRI's current growth strategy focuses primarily on acquiring existing imaging centers and healthcare temporary staffing businesses and integrating them into its operations. With respect to such acquisitions, there can be no assurance that suitable acquisition candidates can be found, that acquisitions can be negotiated on acceptable terms, that necessary financing can be obtained or that the operations of the acquired businesses can be effectively or profitably integrated into MRI's existing operations. Competition for suitable acquisition candidates is expected to be intense and, in addition to local hospital and physician groups, to include regional and national diagnostic imaging service companies and other medical services companies, many of which have greater financial resources than the Companies. MRI may also pursue the development of new centers. New centers may incur significant operating losses, during their development stages, and could materially adversely affect MRI's operating results and financial condition. In addition, there can be no assurance that qualified executives who may be required to manage such acquired operations can be successfully retained or employed by MRI.

    TECHNOLOGICAL OBSOLESCENCE. There have been rapid technological advancements made in the software and, to a lesser extent, hardware in the diagnostic imaging industry. Although the Companies believe that their equipment can generally be upgraded as necessary, the development of new technologies or refinements of existing technologies might make existing equipment technologically or economically obsolete. If such obsolescence were to occur, the Companies might be compelled to purchase new equipment, which could have a material adverse effect on their earnings and cash flow. In addition, certain of the Companies' centers compete against local centers which contain more advanced imaging equipment or provide additional modalities.

    LIABILITY CLAIMS AND INSURANCE. Although MRI and NMR provide technical services and are not engaged in the practice of medicine, the diagnostic imaging and temporary staffing businesses entail the risk of professional liability claims. The Companies' exposure to such liability is reduced for their imaging centers because interpreting physicians are required to carry their own medical malpractice insurance. Similarly, MRI's nursing personnel perform services in accordance with treatments prescribed by third-party physicians or under hospital supervision. Nevertheless, the Companies maintain general liability insurance and professional liability insurance for their diagnostic imaging businesses and MRI carries general liability insurance and professional liability insurance for its temporary staffing business in amounts deemed adequate by the managements of the respective Companies. However, there can be no assurance that potential claims will not exceed the coverage limits or that, in the future, such insurance will be available.

    ANTICIPATED LOSSES FROM CERTAIN CENTERS. In November 1991 and May 1992, NMR commenced operations of centers in Bel Air, Maryland and Elgin, Illinois, respectively. To date, these centers have generated significant losses. For the year ended March 31, 1996, NMR incurred net losses amounting to approximately $359,313 and $135,584, respectively, relating to the operations of the Bel Air, Maryland and Elgin, Illinois centers. In addition to

NMR's initial capital contributions, NMR has made and continues to advance working capital to fund the operations of these centers and cannot determine if or when these centers will become profitable, or if or when these advances will be repaid. As of March 31, 1996, the amount of working capital advances, including accrued but unpaid interest thereon, made to each of the Bel Air, Maryland and Elgin, Illinois centers by NMR amounted to approximately $2,933,731 and $1,862,998, respectively. If the Merger is consummated, MRI presently expects that it will close these centers due to anticipated future operating losses at such centers. MRI expects to incur a loss of approximately $1.6 million as a result of the closing of such centers, although there can be no assurance of the timing of such closures or that the actual loss will not exceed such amount.

    POTENTIAL ADVERSE EFFECT OF RESTRICTIONS ON UNLICENSED PRACTICE OF MEDICINE. Diagnostic imaging centers are subject to laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Professional radiology services are performed at MRI's and NMR's centers by licensed physicians under contract with a medical professional corporation, while MRI and NMR provide the imaging equipment and technical employees. Although the Companies believe they are in compliance with relevant existing laws, there can be no assurance that state authorities or others may not challenge this structure as involving MRI or NMR in the unlawful practice of medicine.

    DEPENDENCE ON QUALIFIED INTERPRETING PHYSICIANS. MRI's and NMR's strategy of maintaining the high quality of their services is dependent upon their ability to obtain and maintain arrangements with qualified interpreting physicians at each of their centers. Following the Merger, no assurance can be given that the Companies' contractual arrangements with interpreting physician groups at each of the Companies' centers can be maintained on terms advantageous to the Companies. No assurance can be given that the interpreting physicians with whom MRI or NMR have contracts will perform satisfactorily or continue to practice in the markets served by their imaging centers. In addition, with respect to the development of new centers, there can be no assurance that arrangements can be entered into with interpreting physicians on acceptable terms or that such physicians will be successful in such centers. The Companies' success is significantly dependent on the ability of these physicians to attract patient referrals, thereby enabling the Companies' centers to operate profitably. The inability of these physicians to attract sufficient referrals could have a material adverse effect on the Companies' financial condition and operating results.

    POTENTIAL CONFLICT OF INTEREST RESULTING FROM FIDUCIARY AND CONTRACTUAL DUTIES OWED BY THE COMPANIES TO LIMITED PARTNERSHIPS. As managing general partners in certain limited partnerships which own and operate diagnostic imaging systems, the Companies or their wholly-owned subsidiaries are subject to certain fiduciary and contractual duties owing to the other partners in these limited partnerships, the breach of which would expose NMR, MRI or such subsidiary to the risk of litigation and significant financial liabilities. Generally, as general partner, each of the Companies or their respective subsidiary owe fiduciary duties of care and loyalty to the other partners in these partnerships. The interests of the Companies and their respective stockholders may not always coincide with the interests of the Companies' partners in such partnerships, and the Companies' fiduciary duties may prevent the Companies from taking certain actions with respect to these partnerships which, while beneficial to the Companies, would be detrimental to other partners. The duty of loyalty may also prevent the Companies from taking advantage of business opportunities which may be available to one of their respective partnerships.

    The Companies' contractual duties include obligations to obtain partners' consents to perform various acts, such as obtaining financing for upgrades and equipment replacements and sales of significant partnership assets. Accordingly, the other partners in such centers may prevent the partnerships from taking certain actions which the Companies may deem beneficial to them and their stockholders.

    INFLUENCE BY AFFILIATES OF SIEGLER, COLLERY & CO. As of July 1, 1996, affiliates of Siegler, Collery & Co., a New?York-based investment firm, beneficially owned approximately 33.0% of the issued and outstanding shares of MRI Common Stock (excluding shares issuable pursuant to options, warrants or other rights to purchase shares of MRI Common Stock). Gary N. Siegler and Peter
M. Collery, Chairman of the Board and a former director of MRI, respectively, control each of these affiliates. As a result of such ownership, Messrs. Siegler and Collery have the ability to influence MRI's policies, the election of directors and the authorization of certain transactions that require stockholder approval. Immediately following the Merger, Messrs. Siegler and Collery, through such affiliates, will own approximately 22.2% of the issued and outstanding shares of MRI Common Stock.

    SHARES AVAILABLE FOR FUTURE SALE; POSSIBLE ADVERSE EFFECT OF OUTSTANDING DERIVATIVE SECURITIES. Following the Merger, there will be approximately 9,316,794 shares of MRI Common Stock held by members of the public that are able to trade without restriction (assuming no exercise or conversion of outstanding NMR Derivative Securities or outstanding options, warrants or convertible securities of MRI ("MRI Derivative Securities") prior to the Effective Time). In addition, following the Merger, an additional 1,305,156 shares of MRI Common Stock will be issuable upon exercise or conversion of NMR Derivative Securities and 2,819,625 shares of MRI Common Stock will be issuable upon exercise or conversion of presently outstanding MRI Derivative Securities, of which 2,699,625 shares have been registered by MRI for resale under the Securities Act. In connection with the Merger, MRI has agreed to register for resale the shares of MRI Common Stock issuable upon exercise of the NMR Derivative Securities. Upon such registration, these shares not held by affiliates of NMR will become freely tradeable and transferable without restriction. The exercise or conversion of a substantial amount of these securities could adversely affect the market price of MRI Common Stock due to the large number of shares issuable upon exercise or conversion of such securities. In addition, so long as such securities remain outstanding, the market price of MRI Common Stock and the terms under which MRI might obtain additional equity capital may be materially and adversely affected. Any sales of substantial amounts of MRI Common Stock in the open market could have a material adverse effect on the market price of the MRI Common Stock. No prediction can be made as to the effect, if any, that the issuance of shares of MRI Common Stock in the Merger or sales of shares of MRI Common Stock or the availability of such shares for future sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of MRI Common Stock may be sold in the public market may adversely affect prevailing market prices and, therefore, could impair MRI's ability to raise capital through the sale of equity securities. See "Description of MRI Capital Stock--Shares Eligible for Future Sale."

    MRI has also granted to holders of 958,571 shares of MRI Common Stock certain rights to have the resale of such shares registered under the Securities Act. In the event these registration rights are exercised, these shares would become freely tradable and transferable without restriction. Exercise of any such registration rights will require MRI to incur the expense of registering such securities and may hinder efforts by MRI to arrange future financing and have a material adverse effect on the market price of MRI Common Stock.

    ABSENCE OF DIVIDENDS. MRI has no present plans to pay cash dividends to its stockholders and, for the foreseeable future, intends to retain all of its earnings, if any, for use in its business. The declaration of any future dividends by MRI is within the discretion of its Board of Directors and will be dependent on the earnings, financial condition and capital requirements of MRI, as well as any other factors deemed relevant by its Board of Directors.

    POSSIBLE ADVERSE EFFECTS OF PREFERRED STOCK ISSUANCES. MRI's Certificate of Incorporation authorizes the issuance of 100,000 shares of preferred stock with such rights, preferences and privileges as may be determined by the Board of Directors of MRI. Accordingly, the Board of Directors has the power, without prior stockholder approval, to issue series of preferred stock with such dividend rights, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as the MRI Board may deem appropriate. The issuance of the preferred stock could have a material adverse effect on the rights of holders of MRI Common Stock. In addition, the preferred stock could be issued to discourage, delay or prevent an attempted takeover of MRI, and could enhance the ability of directors of MRI to retain their positions. See "Description of MRI Capital Stock--Preferred Stock."

    VOLATILITY OF STOCK PRICE. MRI Common Stock trades on the Nasdaq National Market. The market price of the MRI Common Stock has been and may continue to be volatile. Recently, the stock market in general and the shares of healthcare or diagnostic imaging services companies in particular have experienced significant price fluctuations. These broad market and industry fluctuations may adversely affect the market price of MRI Common Stock. Factors such as quarterly fluctuations in results of operations and general conditions in the healthcare industry may have a significant impact on the market price of MRI Common Stock. There can be no assurance as to the effect of the consummation or failure to consummate the Merger on the market price of MRI Common Stock.

                               RECENT DEVELOPMENTS

    During fiscal 1996, MRI has consummated six acquisitions, four in the diagnostic imaging business and two in the medical staffing business. MRI consummated the acquisition of four diagnostic imaging centers located in New York City in January 1996, three centers located in Florida in April 1996, one center located in Florida in May 1996 and one center in New York in July 1996. In addition, in January 1996, MRI consummated the acquisition of NurseCare Plus, Inc., a California corporation based in San Diego, California, which provides supplemental healthcare staffing services for clients, including hospitals, clinics and home health agencies in Southern California, and in June 1996, MRI consummated the acquisition of the assets of We Care-Allied Health Care Services, a Florida general partnership, which provides supplemental healthcare staffing services.

                             MEDICAL RESOURCES, INC.
                              NMR OF AMERICA, INC.

                                  ------------
                        JOINT PROXY STATEMENT/PROSPECTUS
                                  ------------

                                  INTRODUCTION

    This Joint Proxy Statement/Prospectus is being furnished to stockholders of Medical Resources, Inc., a Delaware corporation ("MRI"), in connection with the solicitation by the Board of Directors of MRI of proxies to be voted at a Special Meeting of Stockholders of MRI (the "MRI Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to stockholders of NMR of America, Inc., a Delaware corporation ("NMR"), in connection with the solicitation by the Board of Directors of NMR of proxies to be voted at the Annual Meeting of Stockholders of NMR (the "NMR Meeting").

    MRI, MRI Sub, Inc., a Delaware corporation which is a wholly-owned subsidiary of MRI ("Subsidiary"), and NMR, have entered into an Agreement and Plan of Merger dated May 20, 1996 (the "Merger Agreement"). A conformed copy of the Merger Agreement (without the exhibits or schedules thereto) is attached to this Joint Proxy Statement/Prospectus as Appendix A. Under the terms of the Merger Agreement, NMR will become a wholly-owned subsidiary of MRI through the merger of NMR into Subsidiary (the "Merger"), and each outstanding share of Common Stock, par value $0.01 per share, of NMR ("NMR Common Stock") will automatically convert into 0.6875 of a share of Common Stock, par value $0.01 per share, of MRI ("MRI Common Stock") and each outstanding warrant, option, convertible debenture and other right exercisable for or convertible into shares of NMR Common Stock ("NMR Derivative Securities") outstanding immediately prior to the Merger will automatically be deemed exercisable or convertible, as the case may be, into shares of MRI Common Stock at a ratio of 0.6875 of a share of MRI Common Stock for each share of NMR Common Stock which otherwise would have been issuable upon the exercise of such NMR Derivative Security had such NMR Derivative Security been exercised or converted in full immediately prior to the Merger (collectively, the "Exchange Ratio").

    The purpose of the MRI Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement and the issuance of shares of MRI Common Stock in connection therewith (ITEM No. 1), and (ii) to approve an amendment to MRI's Certificate of Incorporation which will increase the number of authorized shares of MRI Common Stock from 20,000,000 to 50,000,000 (ITEM No. 2). Pursuant to the terms of the Merger Agreement, MRI will be required to issue approximately 4,338,517 shares of MRI Common Stock (assuming none of the NMR Derivative Securities are exercised or converted prior to the Merger). Approval of such issuance by the stockholders of MRI is required by the rules of the National Association of Securities Dealers, Inc., because shares of MRI Common Stock are traded on the Nasdaq National Market and the number of shares proposed to be issued in the Merger will exceed 20% of the pre-Merger issued and outstanding shares of MRI Common Stock. THE VOTE WITH RESPECT TO ITEM NO. 2 -- RELATING TO MRI ONLY -- WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS CONSUMMATED.

    The purpose of the NMR Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement (ITEM No. 1), and, alternatively, (ii) to account for the possibility that the Merger Agreement will not be approved by either the stockholders of NMR or the stockholders of MRI, or that the Merger will not be consummated for any other reason, to elect five (5) directors to the NMR Board of Directors (ITEM No. 3). THE VOTE REGARDING ITEM NO. 3 -- RELATING TO NMR ONLY
- -- WILL ONLY BE GIVEN EFFECT IF THE MERGER AGREEMENT IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

    This Joint Proxy Statement/Prospectus is being mailed or given to stockholders of MRI and NMR on or about August 1, 1996. The information set forth in this Joint Proxy Statement/Prospectus concerning MRI and Subsidiary has been furnished by MRI and the information concerning NMR has been furnished by NMR.

    MRI has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering the shares of MRI Common Stock to be issued to stockholders of

NMR upon consummation of the Merger. This Joint Proxy Statement/Prospectus constitutes the prospectus of MRI included as part of the Registration Statement. The principal executive offices of MRI and Subsidiary are located at 155 State Street, Hackensack, New Jersey 07601 (telephone: (201) 488-6230) and 2701 N. Rocky Point Drive, Suite 650, Tampa, Florida 33607 (telephone: (813) 281-0202). The principal executive offices of NMR are located at 430 Mountain Avenue, Murray Hill, New Jersey 07940 (telephone: (908) 665-9400).

                               VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETINGS

    The MRI Meeting will be held on August 30, 1996 at 10:00 a.m., New York City Time, at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019. The NMR Meeting will be held on August 30, 1996 at 10:00 a.m., New York City Time, at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019.

RECORD DATE AND OUTSTANDING SHARES

  MRI

     Holders of record of MRI Common Stock at the close of business on July 29, 1996 (the "MRI Record Date") are entitled to notice of and to vote at the MRI Meeting. As of the MRI Record Date, 8,866,489 shares of MRI Common Stock were issued and outstanding. Each share of MRI Common Stock entitles the holder thereof to one vote. See "Information Concerning Medical Resources, Inc. -- Ownership of MRI Common Stock."

  NMR

     Holders of record of NMR Common Stock at the close of business on July 29, 1996 (the "NMR Record Date") are entitled to notice of and to vote at the NMR Meeting. As of the NMR Record Date, 6,310,571 shares of NMR Common Stock were issued and outstanding. Each share of NMR Common Stock entitles the holder thereof to one vote. See "Information Concerning NMR of America, Inc. -- Principal and Other Stockholders of NMR."

PROXIES AND VOTES REQUIRED

  MRI

    The affirmative vote of a majority of the shares of MRI Common Stock present in person or represented by proxy and entitled to vote at the NMR Meeting is required to approve the Merger Agreement and issuance of the MRI Common Stock in connection therewith (ITEM No. 1). As of the date hereof, directors and executive officers of MRI beneficially own approximately 32.2% of the outstanding shares of MRI Common Stock (excluding shares issuable upon exercise of MRI Derivative Securities). Such directors and executive officers of MRI intend to vote all shares of MRI Common Stock beneficially owned by them in favor of approval of the Merger Agreement. See "Information Concerning Medical Resources, Inc. -- Ownership of MRI Common Stock."

    With respect to ITEM No. 2, the affirmative vote of the holders of a majority of the outstanding shares of MRI Common Stock is required to approve the amendment to MRI's Certificate of Incorporation (ITEM No. 2). However, such amendment will only be given effect if the Merger Agreement is approved and the Merger is consummated.

    If no indication to the contrary is provided on a proxy in connection with the MRI Meeting, the shares subject to the proxy will be voted in favor of the Merger Agreement (ITEM No. 1) and in favor of the amendment to MRI's Certificate of Incorporation (ITEM No. 2).

    If a signed proxy card is returned by an MRI stockholder and expressly reflects an abstention upon any proposal, or if a signed proxy card is returned by a broker with no indication of how shares are to be voted (a "broker non-vote"), the shares of MRI Common Stock evidenced thereby will be counted towards the quorum necessary to convene the MRI Meeting.

    With respect to the vote on the approval of the Merger Agreement and the issuance of shares of MRI Common Stock pursuant thereto (ITEM No. 1), abstentions will have the same effect as votes against the approval of the Merger

Agreement. Broker non-votes, however, will not be treated as votes cast for any purpose and will have no effect on the outcome of the vote on ITEM No. 1. With respect to approval of the amendment to MRI's Certificate of Incorporation (ITEM No. 2), broker non-votes and abstentions will have the same effect as a vote against the approval of such proposal.

  NMR

    The affirmative vote of the holders of a majority of the outstanding shares of NMR Common Stock is required to approve the Merger Agreement (ITEM No. 1). As of the date hereof, directors and executive officers of NMR beneficially own approximately 5.2% of the outstanding shares of NMR Common Stock (excluding shares issuable upon exercise of NMR Derivative Securities). Such directors and executive officers of NMR intend to vote all shares of NMR Common Stock beneficially owned by them in favor of approval of the Merger Agreement. See "Information Concerning NMR of America, Inc. -- Principal and Other Stockholders of NMR."

    With respect to ITEM No. 3, directors will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy. ITEM No. 3 will only be given effect if the Merger Agreement is not approved by the stockholders of NMR or the stockholders of MRI, or if the Merger is not otherwise consummated.

    If no indication to the contrary is provided on a proxy in connection with the NMR Meeting, the shares subject to the proxy will be voted in favor of the Merger Agreement (ITEM No. 1) and the election of the five (5) directors nominated for election (ITEM No. 3).

    Abstentions and broker non-votes, if any are submitted in connection with the NMR Meeting, will be counted towards the quorum necessary to convene the NMR Meeting. With respect to the vote on the approval of the Merger Agreement (ITEM No. 1), abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. With respect to the election of directors (ITEM No. 3), votes may be cast in favor of or withheld from the nominees for director. Votes that are withheld will be excluded from the vote and will have no effect.

    At each of the Meetings, shares represented by properly executed proxies will be voted in the discretion of the persons named in the relevant proxy in connection with any other business not specified above that may properly come before each of such Meetings. A holder of MRI Common Stock or of NMR Common Stock who has given a proxy may revoke it at any time before it is voted at a Meeting by delivering to the Secretary of the relevant company a written notice stating that the proxy is revoked, by delivering to such Secretary a duly executed proxy bearing a later date or by voting in person at the respective Meeting, unless the proxy states that it is irrevocable and the grant of the proxy is coupled with an interest sufficient under applicable law to support an irrevocable power.

SOLICITATION OF PROXIES

    MRI will pay the costs of solicitation of proxies in connection with the MRI Meeting. In addition to solicitation by mail, directors, officers and regular employees of MRI may solicit proxies by telephone, telegram, fax or personal contact. MRI has no current intention to retain a proxy solicitation firm to assist it in the solicitation of proxies. However, MRI may elect at a later date to retain such a firm, at an estimated cost of approximately $15,000. Such firm will not receive any incremental compensation based on the number or percentage of votes cast in favor of any of the matters to be voted upon. Brokers, nominees, fiduciaries and other custodians will be instructed to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their expenses.

    NMR will bear the costs of solicitation of proxies in connection with the NMR Meeting. In addition to solicitation by mail, directors, officers and regular employees of NMR may solicit proxies by telephone, telegram, fax or personal contact. NMR has no current intention to retain a proxy solicitation firm to assist it in the solicitation of proxies. However, NMR may elect at a later date to retain such a firm, at an estimated cost of approximately $20,000. Such firm will not receive any incremental compensation based on the number or percentage of votes cast in favor of any of the matters to be voted upon. Brokers, nominees, fiduciaries and other custodians will be instructed to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their expenses.

                             THE MERGER (ITEM NO.1)

BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS

    For several years prior to the commencement of discussions between the parties leading to the Merger Agreement, the respective managements of MRI and NMR had been exploring various acquisition opportunities to expand MRI's and NMR's respective networks of diagnostic imaging centers in order to complement their existing multiple center provider networks or to enter new markets. Management of MRI and NMR believed such expansion would enable their respective companies to compete more effectively and efficiently in the current healthcare environment by leveraging existing overhead and offering greater geographical coverage to managed care and other entities which desired to use the respective company's services for their members or enrollees. As part of this expansion effort, from mid-1993 through early 1996, MRI acquired seven imaging centers in Florida, four in New York and one in New Jersey, and NMR acquired four imaging centers in Florida and three in Illinois.

    In addition, management of NMR and former and present management of MRI have engaged in preliminary discussions with each other during the past several years to explore possible business combinations from time to time. These preliminary discussions terminated for various reasons, including the inability of the companies to agree on financial valuations of each company, the structure of the business combination and corporate governance issues pertaining to the combined companies.

    On March 1, 1996, William D. Farrell, Co-President of MRI, and John P. O'Malley III, Chief Financial Officer of NMR, met at NMR's offices in Murray Hill, New Jersey, to generally explore the possibility of a business combination between the two companies. At that time, there was no determination on the part of either company to pursue a business combination; however, the respective boards of directors of each company had previously authorized each company's management to continue discussions.

    On April 26, 1996, Gary N. Siegler, Chairman of the Board of Directors of MRI telephoned Joseph G. Dasti, Chairman of the Board of Directors, President and Chief Executive Officer of NMR to further explore the possibility of a business combination between the two companies. From April 29, 1996 through May 2, 1996, Messrs. Siegler, O'Malley and Dasti held a series of telephone conversations which focused primarily on the structure of a possible transaction and the ratio of shares of MRI Common Stock required to be issued to NMR stockholders in the transaction.

    As a result of these discussions, MRI and NMR entered into a confidentiality agreement as of May 1, 1996 pursuant to which each party agreed to keep confidential certain proprietary information received from the other party and, on May 2, 1996, MRI submitted to NMR an outline of the basic terms of the Merger, including the Exchange Ratio of 0.6875 of a share of MRI Common Stock for each outstanding share of NMR Common Stock.

     Commencing on May 6, 1996, representatives of MRI, including Mr. Siegler, Mr. Farrell, Mr. Robert J. Adamson, Co-President of MRI, Mr. Neil H. Koffler, a Director of MRI and a representative of 712 Advisory Services, Inc., a financial advisor of MRI, and MRI's legal advisors held a series of telephone conversations and meetings with Messrs. Dasti and O'Malley and NMR's legal advisors to discuss the terms of the Merger proposal and to negotiate potential documentation.

    As a result of each company's concern about the possibility of rumors relating to the discussions between the two companies, the parties issued separate press releases prior to the opening of the Nasdaq National Market on May 7, 1996, which disclosed that preliminary discussions concerning a possible business combination between the two companies had occurred. Both press releases indicated that any transaction between the two parties would be subject to several conditions, including the negotiation, execution and delivery of definitive documentation.

    The Board of Directors of MRI met on May 7, 1996 to discuss the preliminary terms of the Merger and authorized management to continue negotiations toward an acceptable definitive agreement. In addition to its presentation at the May 7, 1996 Board of Directors meeting, MRI management regularly apprised the Board as to the developments in their negotiations with NMR management.

    The Board of Directors of NMR met on May 8, 1996 to discuss the terms of MRI's preliminary proposal. At the outset of this meeting, NMR's Chairman of the Board, Joseph G. Dasti, recognized that his participation as a board member in considering the Merger could create a potential conflict of interest since MRI's merger proposal included, as a condition, termination of Mr. Dasti's existing employment agreement with NMR in exchange for a lump sum cash payment and the engagement of Mr. Dasti as a consultant to MRI if the Merger were consummated. Accordingly, NMR's Board of Directors, based on its determination that it would be in the best interests of NMR and its stockholders to designate a committee of NMR's directors who were not employed by NMR to consider the Merger, appointed a special committee ("NMR Special Committee") of directors consisting of Joseph Zappala, Dr. David L. Bloom, John A. Faraone and Donald W. Arthur to review, analyze and direct negotiations of the terms of the Merger, with the assistance of NMR's legal advisors, Chief Financial Officer and staff.

    Following its appointment, the NMR Special Committee met at length on May 8 to discuss MRI's merger proposal and to review and analyze various financial and other data relating to both companies. At the conclusion of its meeting, the NMR Special Committee authorized management, with the advice of counsel, to proceed with the negotiation of draft merger documentation, and determined to re-convene for further deliberations. The NMR Special Committee also resolved, in accordance with the terms of the proposed merger, to condition the transaction on the Committee's prior receipt of the opinion of an independent financial advisor that the Exchange Ratio was fair, from a financial point of view, to NMR's stockholders.

    Over the following ten-day period, the NMR Special Committee met at length on numerous occasions and regularly communicated, through Mr. Joseph Zappala who acted as chairman of the Committee, with NMR's Chief Financial Officer and legal counsel who continued to negotiate documentation and advise Mr. Zappala, on behalf of the Committee, of the status of negotiations.

    On May 20, 1996, MRI and NMR announced that the Merger Agreement had been approved and, on that day, had been executed by both parties. On May 24, 1996, the MRI Board of Directors retained Dillon Read to advise the MRI Board of Directors and MRI on the fairness to MRI, from a financial point of view, of the Exchange Ratio. On May 29, 1996, the NMR Special Committee retained Cowen to similarly advise the NMR Special Committee and NMR on the fairness, from a financial point of view, to NMR's stockholders of the terms of the Merger negotiated by NMR.

    Under the Merger Agreement, MRI and NMR were each granted a four-week period to conduct a due diligence investigation of the other company during which period either party could terminate the Merger Agreement without liability if its due diligence findings were unsatisfactory. Accordingly, during the four-week period following the May 20, 1996 approval and execution of the Merger Agreement by MRI and NMR, each company engaged in its due diligence investigation of the other company. Each company's due diligence investigation was performed by its respective management with the assistance of accounting and operations staff and legal advisors and, in the case of MRI, an industry consultant, its accounting advisors and representatives of 712 Advisory Services, Inc., MRI's financial advisor.

    At the same time that MRI and NMR conducted their due diligence investigations, Cowen, the financial advisor to the NMR Special Committee, and Dillon Read, the financial advisor to MRI's Board of Directors, also conducted their due diligence and other analyses of each company. On June 13, 1996, Cowen completed its work and delivered its written opinion to the NMR Special Committee to the effect that, as of such date, the proposed Exchange Ratio was fair from a financial point of view to the holders of the outstanding shares of NMR Common Stock. On June 14, 1996, Dillon Read delivered its opinion (subsequently confirmed in writing) to MRI's Board of Directors that the Exchange Ratio was fair from a financial point of view to MRI.

    The Board of Directors of MRI and NMR had each determined to approve and execute the Merger Agreement prior to receipt of a fairness opinion from their respective financial advisors since MRI's Board and the NMR Special Committee each believed that the preliminary analysis of the transaction and due diligence conducted by each company's management supported their conclusion to execute the Merger Agreement and proceed into the four-week due diligence period. In addition, since the Merger Agreement permitted each company to terminate, without liability, the Merger Agreement prior to June 19, 1996 based on an unsatisfactory due diligence investigations, MRI's Board and the NMR Special Committee each believed that their respective companies would be protected against any negative findings during the due diligence period.

    MRI's Board and the NMR Special Committee sought fairness opinions as a means of confirming their respective conclusions with respect to the fairness from a financial point of view of the Exchange Ratio. In addition, the Merger Agreement requires the receipt of fairness opinions as a condition to each party's obligation to close the Merger, thereby giving each company the right to terminate the Merger Agreement in the event its financial advisor determined that the Exchange Ratio was not fair from a financial point of view to such company.


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


    On June 19, 1996, following conclusion of the due diligence review period, the NMR Special Committee met to consider any outstanding issues resulting from management's investigation of MRI. Management reported that it had satisfactorily completed its review, with the assistance of counsel and its accounting and operations staff, and advised that it had not discovered any reason, from a due diligence perspective, to terminate the transaction. Based on this report, the NMR Special Committee recommended to the full Board of NMR that NMR proceed with the Merger. This recommendation was unanimously accepted by NMR's Board of Directors.

    On June 13, 1996, June 18, 1996 and June 19, 1996, the MRI Board of Directors held telephonic Board meetings in order to discuss and evaluate the findings from MRI's due diligence review of NMR. Management and counsel reported that they had satisfactorily completed their review of NMR and had not discovered any reason, from a due diligence perspective, to terminate the transaction. Based on this review, the MRI Board of Directors determined to proceed with the Merger.

MRI'S REASONS FOR THE MERGER

    The Board of Directors of MRI has unanimously approved the Merger, and believes that the Merger is in the best interests of MRI and its stockholders due to the complementary nature of the businesses to be combined as a result of the Merger. The Board of Directors of MRI views the Merger as a further step towards fulfillment of one aspect of MRI's strategic development plan, which is based upon leveraging MRI's existing overhead through expansion of MRI's network of centers into states with entities possessing a multi-center presence in desirable geographical markets. The Board of Directors of MRI views expansion of MRI's operations into Maryland, Illinois and Pennsylvania to be a natural extension of its current operations which may provide substantial opportunities for additional growth through consolidation in the future. In addition, the Board of Directors believes that NMR's current New Jersey and Florida operations complement the presence of MRI's existing centers in those states. Also, MRI's Board believes that the increased size and financial strength of MRI as a result of the Merger will enhance its competitive abilities and enable it to take greater advantage of acquisition opportunities in the diagnostic imaging industry.

    In the course of its deliberations, MRI's Board of Directors reviewed and considered the results of extensive due diligence, as well as information and documentation relating to the Merger with MRI's management, which consulted with its legal and accounting advisors. In connection with its review of the proposed Merger, MRI's Board of Directors reviewed in detail the following factors which it considered material in reaching its conclusion to approve the Merger:

       1. Information provided by NMR concerning the financial condition, results of operations and business of NMR, both on a historical and prospective basis, together with current industry, economic and market conditions applicable to NMR's business. The historical financial information provided by NMR included historical audited balance sheets, income statements and statements of cash flows for the year ended March 31, 1995 and unaudited financial information for the year ended March 31, 1996. Such financial information indicated that most of NMR's diagnostic imaging centers had been profitable on a historical basis. MRI's management believes that by implementing its operating procedures and structure at the centers, it can continue to operate these centers profitably after the Merger.

       2. The complementary nature of the operations of MRI and NMR, which provided the Board of Directors of MRI with a substantial basis for its assessment that the potential synergies and efficiencies relating to the elimination of certain redundant administrative, professional and related expenditures could be achieved through the combination of the businesses.

       3. MRI believes that the Merger will enhance MRI's operating and financial base by substantially increasing MRI revenues. The Merger will increase MRI's capital base which should facilitate its ability to effect possible future debt and equity financings and acquisitions. MRI believes that its increased size and financial strength resulting from the Merger will permit it to provide more cost competitive services, thereby enabling it to compete more effectively for business. In addition, the increased revenues of the combined companies and geographically broader and larger network of centers will enable it to take greater advantage of acquisition opportunities in the diagnostic imaging services industry.

       4. The fact that it was a condition to the Merger that MRI receive a written opinion of Dillon Read with respect to the fairness to MRI, from a financial point of view, of the Exchange Ratio. See "The Merger--Background of the Merger; Negotiations; Fairness Opinion; Fairness Opinion of Dillon Read."


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


     Receipt of such an opinion with a presentation of Dillon Read's methodologies and analyses would provide independent verification of the conclusion of MRI's Board that the Merger was in the best interests of MRI's stockholders.

       5. Information available to the MRI Board of Directors relating to the risk factors of NMR. See "Risk Factors Regarding MRI and NMR." The MRI Board determined that the inherent risks of NMR's business were outweighed by the potential benefits of the transaction.

    After taking into consideration all of the factors set forth above, MRI's Board determined that the Merger and the issuance of the MRI Common Stock in connection therewith are in the best interests of the stockholders of MRI and that MRI should proceed with the Merger at this time. In view of the wide variety of factors considered in connection with its evaluation of the Merger, MRI's Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decisions.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF MRI COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MRI MEETING WILL BE REQUIRED TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. SEE "VOTING AND PROXIES" ABOVE. THE BOARD OF DIRECTORS OF MRI RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

FAIRNESS OPINION OF DILLON READ

    The Board of Directors of MRI retained Dillon Read to advise it as to the fairness to MRI, from a financial point of view, of the consideration to be paid by MRI in the Merger.

    On June 14, 1996, Dillon Read rendered its oral opinion, which was confirmed by its written opinion dated June 14, 1996, to the MRI Board of Directors to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration (referred to in the Merger Agreement and herein as the "Exchange Ratio") to be paid by MRI in the Merger is fair to MRI from a financial point of view.

    THE FULL TEXT OF DILLON READ'S OPINION DATED JUNE 14, 1996, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B. DILLON READ'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY MRI IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MRI COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER AGREEMENT. HOLDERS OF MRI COMMON STOCK ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY DILLON READ. THE SUMMARY OF THE OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at its opinion, Dillon Read: (i) reviewed certain publicly available business and historical financial information relating to MRI and NMR,
(ii) reviewed certain financial information and other data provided to Dillon Read by MRI that is not publicly available relating to the business and prospects of MRI, including financial projections prepared by the management of MRI, (iii) reviewed certain financial information and other data provided to Dillon Read by NMR that is not publicly available relating to the business and prospects of NMR, including financial projections prepared by the management of NMR, (iv) conducted discussions with members of the senior managements of MRI and NMR, (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Dillon Read believed to be generally comparable to those of MRI and NMR, (vi) considered the pro forma effects of the Merger on MRI's financial statements and reviewed certain estimates of synergies prepared by the managements of MRI and NMR, (vii) reviewed the historical market prices and trading volumes of MRI Common Stock and NMR Common Stock, (viii) compared the financial terms of the Merger Agreement with the financial terms of certain other transactions which Dillon Read believed to be generally comparable to the Merger, (ix) reviewed the Merger Agreement in the form provided to Dillon Read, and (x) conducted such other financial studies, analyses and investigations, and considered such other information, as Dillon Read deemed necessary or appropriate, but none of which was, individually, material. Dillon Read's opinion was necessarily based on economic, monetary and market conditions existing on the date thereof.

    In connection with its review, Dillon Read did not assume any responsibility for independent verification of any of the foregoing information and, with MRI's consent, relied on such information as being complete and accurate in all material respects. In addition, Dillon Read did not make any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of MRI or NMR, nor was Dillon Read furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, Dillon Read assumed, with MRI's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of MRI's and NMR's management as to the future financial performance of each company. In addition, although Dillon Read evaluated the consideration from a financial point of view, Dillon Read was not asked to and did not recommend the specific consideration to be paid in the Merger. No other limits were placed on Dillon Read with respect to the investigations made or procedures followed by Dillon Read in rendering its opinion.

    In arriving at its opinion, Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering such opinions and on then existing economic, monetary and market conditions as to the significance and relevance of each analysis and factor. Accordingly, Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond MRI's or NMR's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business or securities do not purport to be appraisals or to reflect the actual prices at which businesses or securities might be sold.

    The following summarizes the material quantitative analyses performed by Dillon Read in arriving at the opinion dated June 14, 1996 presented to the MRI Board of Directors.

    Summary of Recent Acquisition Transactions. Using publicly available information, Dillon Read reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving diagnostic imaging related companies which Dillon Read deemed relevant in evaluating the Merger. Dillon Read reviewed the acquisition of the diagnostic imaging business of MedAlliance, Inc. by Health Images, Inc.; the acquisition of Medical Diagnostics, Inc. by Advanced NMR Systems, Inc.; the acquisition of Radiation Care, Inc. by Oncology Therapies, Inc.; and the acquisition of Morgan Medical Holdings, Inc. by NMR. Multiples of equity value of the transaction to net income for the 12 months preceding the acquisition announcement averaged 25.5x and ranged from 6.9x to 47.0x. Dillon Read noted that, based on the closing price of MRI Common Stock on June 13, 1996 of $9.25 and an Exchange Ratio of 0.6875, the per share Merger consideration of $6.36 per share of NMR Common Stock resulted in an equity value to net income for the last 12 months multiple of 21.9x, below the average of the transactions considered, but within the range. Dillon Read also considered the multiples of the unlevered value of the transactions (consideration offered for the equity plus the debt assumed less the cash of the acquired company) to the operating cash flow and the operating profit of the acquired businesses for the 12 months preceding the acquisition announcement. The multiples of operating cash flow averaged 9.1x and ranged from 3.8x to 19.6x. The multiples of operating income averaged 11.4x and ranged from 8.0x to 15.1x. Based on the closing price of MRI Common Stock on June 13, 1996, the Merger consideration represented 8.5x operating cash flow, below the average of the transactions considered, but within the range, and 14.1x operating profit, above the average of the transactions considered, but within the range.

    Analysis of Selected Publicly Traded Comparable Companies in the Diagnostic Imaging Business. Using publicly available information, Dillon Read reviewed the stock prices and market multiples of common stocks of the following companies in the diagnostic imaging business: Alliance Imaging, Inc.; Diagnostic Health Services, Inc.; Health Images, Inc.; Healthcare Imaging Services, Inc.; Modern Medical Modalities Corporation; Medical Imaging Centers of America, Inc.; SMT Health Services, Inc.; and U.S. Diagnostic Labs, Inc. Dillon Read believes these companies are engaged in lines of business that are generally comparable to those of NMR. Dillon Read determined the equity market value and derived a "firm value" (defined as equity market value adjusted by adding total debt and subtracting cash and cash equivalents) for each of these comparable companies, and calculated a range of such firm values as a multiple of the latest 12 months sales, operating cash flow and operating profit. Firm value as a multiple of the latest 12 months sales averaged 2.2x and ranged from 1.1x to 3.6x for these comparable companies. Firm value as a multiple of the latest 12 months operating cash flow averaged 7.5x and ranged from 3.2x to 13.5x. Firm value as a multiple of the latest 12 months operating profit averaged 13.3x and ranged from 8.6x to 19.2x. Dillon Read noted that, based on the closing price of MRI Common Stock on June 13, 1996, the Merger consideration was 2.8x sales,

8.5x operating cash flow and 14.1x operating profit, within the range for these comparable companies for sales, operating cash flow and operating profit.

    No company, transaction or business used in the analyses described under "-- Summary of Recent Acquisition Transactions" and "-- Analysis of Selected Publicly Traded Comparable Companies in the Diagnostic Imaging Business" is identical to MRI, NMR or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or company data.

    Discounted Cash Flow Analysis for NMR. Dillon Read performed a discounted cash flow analysis of NMR using a set of underlying operating projections which were based upon the forecasts provided by NMR management. Utilizing this set of projections for NMR, Dillon Read calculated the theoretical unlevered discounted present value for NMR by adding together the present value of (i) the projected stream of unlevered free cash flow through the year 2000 and (ii) the projected value of NMR at the end of the year 2000 (the "Terminal Value"). The Terminal Value was calculated based on multiples of earnings before interest, taxes, depreciation and amortization for 2000 ranging from 6.0x to 8.0x. The unlevered after-tax discount rates utilized in the discounted cash flow analyses ranged from 12.0% to 14.0%.

    The theoretical value of NMR based on the set of projections produced a range of value per share of NMR Common Stock of $5.86 to $8.04. Dillon Read estimated the present value of cost savings and other synergies projected by MRI management to be in the range of $1.94 to $2.74 per share of NMR Common Stock. Dillon Read noted that, based on the closing price of MRI Common Stock on June 13, 1996, the Merger consideration was within the range of the theoretical value based on the set of projections, and below the range when considering the present value of the cost savings and other synergies projected by MRI management.

    Contribution Analysis. Dillon Read analyzed the percentage of sales, operating cash flow, operating income, net income and book value that each of MRI and NMR would contribute to the total of the combined entity based on the set of projections outlined immediately above. Based on this set of projections, MRI's contribution to the combined entity ranged from 48% to 79%. Dillon Read noted that, based on an Exchange Ratio of 0.6875 shares of MRI Common Stock for each share of NMR Common Stock, the owners of MRI Common Stock would own approximately 66% (after giving effect to (i) the conversion of in-the-money convertible debt for MRI and NMR and (ii) the exercise of outstanding and in-the-money options and warrants to purchase MRI Common Stock and NMR Common Stock) of the combined entity, within the range of contribution of the set of projections.

    Earnings per Share Impact. Dillon Read examined the impact of the Merger on MRI earnings per share based on operating and financial projections for the two companies. The projection of such earnings was based upon operating projections provided by MRI management for MRI, assuming the Merger did not take place, operating projections provided by NMR management for NMR, assuming the Merger did not take place, and the cost savings and other synergies expected to result from the Merger. This analysis indicated that the Merger would be dilutive to MRI earnings per share in 1996 by $0.08, dilutive to MRI earnings per share in 1997 by $0.03, and accretive to MRI earnings per share in 1998 by $0.07.

    Historical Trading Analysis. Dillon Read reviewed the recent stock market performance of MRI Common Stock and NMR Common Stock in relation to each other. The analysis indicated that between June 13, 1995 and June 13, 1996 the ratio of the price of a share of NMR Common Stock to the price of a share of MRI Common Stock ranged between 0.41 and 1.37. Dillon Read also noted that such ratio was
0.58 based on the closing prices on June 13, 1995, 0.44 based on the closing prices on May 3, 1996 (two trading days prior to the press release that MRI and NMR were discussing a merger), 0.56 based on the average of the closing prices for the 10 trading days ended June 13, 1996, 0.56 based on the average of the closing prices for the 20 trading days ended June 13, 1996, 0.45 based on the average of the closing prices for the 10 trading days ended May 3, 1996, and
0.47 based on the average of the closing prices for the 20 trading days ended May 3, 1996.

    Dillon Read is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Dillon Read has not provided investment banking services to MRI prior to its engagement in connection with the Merger. Dillon Read does not make a market in either MRI Common Stock or NMR Common Stock; however, in the ordinary course of its business, Dillon Read may trade the securities of MRI and NMR for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to an engagement letter, dated May 24, 1996, between MRI and Dillon Read, MRI agreed to pay Dillon Read a fee of $250,000 for services rendered in connection with the preparation of its fairness opinion. MRI has also agreed to reimburse Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws. Dillon Read's fee was not contingent on the conclusion reached in its opinion or the consummation of the Merger.

NMR'S REASONS FOR THE MERGER

    The NMR Special Committee and full Board of Directors have unanimously approved the Merger, and believe that the Merger is in the best interests of NMR and its stockholders. NMR's Board believes that the increased size, capabilities and financial strength of the combined entity resulting from the Merger will enhance its ability to compete in a changing healthcare environment. NMR's Board also believes that the combined company will benefit from an ability to offer to various managed care organizations greater geographical coverage of its core markets. Furthermore, the NMR Board believes that the combined company will be better able, by virtue of its depth of experience and financial resources, to achieve additional efficiencies through the continued consolidation of the diagnostic imaging industry.

    Prior to reaching its conclusion, the NMR Special Committee and Board reviewed and considered the results of a comprehensive due diligence process and reviewed the terms of the Merger with NMR management and its legal and financial advisors. During the course of its deliberations, the NMR Special Committee and Board reviewed, in detail, the following factors which it considered to be material in reaching its conclusion:

       1. Information provided by MRI concerning the financial condition, results of operations and business of MRI on a historical and prospective basis, together with current industry, economic and market conditions applicable to MRI's business. This information showed, to the satisfaction of the NMR Special Committee and Board of Directors, that MRI is a well-managed, geographically diversified company, and that NMR, based on the geographic locations of its centers, would benefit strategically from being part of MRI's existing center networks and planned expansion program. The NMR Special Committee and NMR Board of Directors determined that MRI was well managed based on a number of factors. First, MRI's results of operations on a historical basis indicated that the management of MRI had been successful in profitably expanding the company through acquisitions and internal growth, resulting in increasing revenues in each of the past several years. Second, MRI's results of operations for 1995 showed strong improvement in profitability as compared to the prior year. Thirdly, MRI's operating history reflected the fact that MRI's management has had extensive experience in managing a complex, geographically diversified network of medical diagnostic imaging centers and should have the management skills to successfully integrate the addition of NMR's network of centers.

       2. The compatibility of the management and operations of MRI and NMR. The NMR Special Committee and NMR Board of Directors determined that potential efficiencies and other advantages could be achieved through the Merger, and that the combined management of MRI and NMR would be able to guide the combined company to meet the objectives of the Merger. The NMR Special Committee and NMR Board of Directors believed that the following particular efficiencies and other advantages would be achieved through the Merger. First, the Merger would reduce administrative and overhead expenses by sharing the necessary administrative expenses with NMR and eliminating overlapping administrative functions. Second, the combined company would be better able to compete for business from large health care management companies because the combined company's operations would permit it to provide more cost competitive services. Further, the increased resources of the combined company would enhance its ability to improve revenues and profitability through further expansion of its network and through the negotiation of reductions in the combined company's operating costs. Lastly, large health care providers would be attracted to the combined company because such providers could negotiate imaging contracts covering a larger portion of the United States, thereby reducing their costs.


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


       3. The requirement that consummation of the Merger be conditioned upon the written opinion of Cowen with respect to the fairness to the holders of NMR Common Stock, from a financial point of view, of the proposed Exchange Ratio to be paid to the stockholders of NMR pursuant to the Merger Agreement, which would provide independent verification of the conclusion of NMR's Board and Special Committee that the Merger is in the best interests of NMR stockholders. See "The Merger--Background of the Merger; Negotiations; Fairness Opinions; Fairness Opinion of Cowen."

       4. Alternative growth strategy through acquisition of individual diagnostic imaging centers. The Merger was deemed by NMR's Board to be a more favorable means of growing the company than the alternative growth strategy of acquiring additional individual diagnostic imaging centers.

       5. Information available to NMR's Board relating to the risk factors of MRI. See "Risk Factors Regarding MRI and NMR." The NMR Board determined that the inherent risks of MRI's business were outweighed by the potential benefits of the transaction.

    After taking into consideration all of the factors set forth above, the NMR Special Committee and Board determined that the Merger was in the best interests of the stockholders of NMR. In view of the various factors considered in connection with its evaluation of the Merger, the NMR Special Committee and NMR Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF NMR COMMON STOCK WILL BE NECESSARY TO APPROVE THE MERGER AGREEMENT. SEE "VOTING AND PROXIES" ABOVE. THE BOARD OF DIRECTORS OF NMR RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     IN APPROVING THE MERGER AGREEMENT, A MEMBER OF THE BOARD OF DIRECTORS OF NMR MAY BE DEEMED TO HAVE CERTAIN CONFLICTS OF INTEREST. SEE "THE MERGER -- BACKGROUND OF THE MERGER; NEGOTIATIONS; FAIRNESS OPINIONS" AND "TERMS OF THE MERGER -- INTEREST OF CERTAIN PERSONS IN THE MERGER."

FAIRNESS OPINION OF COWEN

    Cowen has acted as financial advisor to the NMR Special Committee in connection with the Merger. As part of this assignment, Cowen was asked to render an opinion to the NMR Special Committee as to the fairness,from a financial point of view, to the holders of the outstanding shares of NMR Common Stock of the proposed Exchange Ratio.

    On June 13, 1996, Cowen delivered its oral opinion confirmed in writing as of the same date to the NMR Special Committee to the effect that, as of that date, the proposed Exchange Ratio was fair, from a financial point of view, to the holders of the outstanding shares of NMR Common Stock. THE FULL TEXT OF THE WRITTEN OPINION OF COWEN, DATED JUNE 13, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF THE REVIEW BY COWEN IN RENDERING ITS OPINION IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF COWEN'S WRITTEN OPINION SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF SUCH OPINION. NMR STOCKHOLDERS ARE URGED TO READ COWEN'S OPINION IN ITS ENTIRETY. Cowen's analyses and opinion were prepared for the NMR Special Committee and are directed only to the fairness, from a financial point of view, to the holders of the outstanding shares of NMR Common Stock of the proposed Exchange Ratio and do not constitute an opinion as to the merits of the Merger or a recommendation to any holder of NMR Common Stock as to how to vote at the NMR Meeting.

    Cowen was selected by the NMR Special Committee as its financial advisor, and to render an opinion to the NMR Special Committee, because Cowen is a nationally recognized investment banking firm and its principals have substantial experience in transactions similar to the Merger and are familiar with NMR and its business. In the ordinary course of its investment banking services, Cowen is regularly engaged in the valuation and pricing of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes and in advising corporate securities issuers on related matters. In addition, in the ordinary course of its business, Cowen may trade the debt and equity securities of NMR and MRI for its own account or the accounts of its customers, and, accordingly, it may at any time hold a long or short position in such securities.


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


    In connection with its opinion, Cowen, among other things: (1) reviewed NMR's financial statements for the three fiscal years ended March 31, 1996, certain publicly available filings with the SEC and certain other relevant financial and operating data of NMR; (2) reviewed MRI's financial statements for the three fiscal years ended December 31, 1995 and the quarter ended March 31, 1996, certain publicly available filings with the SEC and certain other relevant financial and operating data of MRI; (3) reviewed the Merger Agreement; (4) held meetings and discussions with management and senior personnel of NMR and MRI to discuss the business, operations, historical financial results and future prospects of NMR and MRI; (5) reviewed financial projections furnished to Cowen by the management of NMR and MRI, including among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of NMR and MRI which Cowen deemed relevant; (6) reviewed the valuation of NMR and MRI in comparison to other similar publicly traded companies; (7) reviewed the historical prices and trading activity of the securities of NMR and MRI and compared those trading histories with those of other companies which Cowen deemed relevant; (8) analyzed the potential pro forma financial effects of the Merger contemplated by the Merger Agreement; (9) reviewed the proposed financial terms of the Merger and compared them with the financial terms of certain other business combinations Cowen deemed relevant; and (10) conducted such other studies, analysis, inquiries and investigations Cowen deemed appropriate. Cowen was not requested to, and did not, solicit third party indications of interest in acquiring NMR.

    In rendering its opinion, Cowen assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information that was available to Cowen from public sources, that was provided to Cowen by NMR or MRI or their representatives, or that was otherwise reviewed by Cowen. In addition, with respect to the financial projections furnished to Cowen by the management of NMR and MRI, Cowen assumed the attainability of the financial results therein and that they were reasonably prepared judgments of the future financial performance of NMR and MRI. Because such projections are inherently subject to uncertainty, Cowen assumes no responsibility for their accuracy. Cowen did not make any independent evaluation or appraisal of the assets or liabilities of NMR or MRI, nor has Cowen been furnished with any such appraisals. Cowen made no independent investigation of any legal matters affecting NMR or MRI. Cowen's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Cowen as of, June 13, 1996. Although developments subsequent to June 13, 1996 may affect Cowen's opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion.

    The following paragraphs summarize the significant quantitative and qualitative analyses performed by Cowen in arriving at its opinion. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of NMR and MRI the assumptions on which such analyses were based and other factors, including the current and projected financial results of NMR and MRI. No limitations were imposed by the NMR Special Committee with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

  Analysis Relating to NMR

    Comparative Company Analysis. Cowen compared the historical, current and relevant projected financial and operating results of NMR with that of selected publicly traded imaging companies it deemed relevant (the "Comparative Imaging Company Index"). The companies in the Comparative Imaging Company Index were chosen based upon conversations with NMR management as to companies which possess general business, operating and financial characteristics representative of companies in the industry in which NMR and MRI operate. The Comparative Imaging Company Index consisted of Alliance Imaging, Inc., Diagnostic Health Services, Inc., Health Images, Inc., Heico Corp., Medical Imaging Centers of America, Inc., SMT Health Services, Inc. and U.S. Diagnostic Labs, Inc.

    In order to assess the relative public market valuations of NMR and the Comparative Imaging Company Index, Cowen performed a market analysis of NMR and the Comparative Imaging Company Index. With respect to such analysis, Cowen calculated a range of market multiples for each of the companies in the Comparative Imaging Company Index based on : (i) the market capitalization (total number of common shares outstanding multiplied by the closing market price per share on June 7, 1996 plus the last reported total debt, capitalized leases, preferred stock and other relevant adjustments minus cash, cash equivalents and other relevant adjustments (the "Market Capitalization")) of each of the companies in the Comparative Imaging Company Index divided by such company's latest four quarters net revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and


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


earnings before interest and taxes ("EBIT"); (ii) the market price (the closing market price per share on June 7, 1996 (the "Market Price")) of each of the companies in the Comparative Imaging Company Index divided by such company's estimated calendar 1996 and calendar 1997 earnings per share ("EPS") (as estimated by the Institutional Brokers Estimate Service("IBES") and/or certain research reports); and (iii) the market value (total common shares outstanding multiplied by the Market Price (the "Market Value")) of each of the companies in the Comparative Imaging Company Index divided by such company's latest net income and book value. The range of market multiples for the Comparative Imaging Company Index included: (i) Market Capitalization to latest four quarters net revenue multiples of 1.11x to 3.72x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 3.4x to 12.7x; (iii) Market Capitalization to latest four quarters EBIT multiples of 6.2x to 21.7x; (iv) Market Value to latest four quarters net income multiples of 14.7x to 28.2x; (v) Market Value to latest four quarters book value multiples of 1.3x to 7.1x; (vi) Market Price to estimated calendar 1996 EPS multiples of 13.4x to 23.3x; and (vii) Market Price to estimated calendar 1997 EPS multiples of 11.5x to 18.3x. Based on the above measures, Cowen then compared NMR's market multiples, based on NMR's pre-announcement Market Price on May 6, 1996, with the Comparative Imaging Company Index median market multiples in order to establish the relationship between NMR's market multiples and those of the Comparative Imaging Company Index. With respect to such review, Cowen noted that: (i) NMR's Market Capitalization to latest four quarters net revenue multiple was 1.90x compared with a median Market Capitalization to latest four quarters net revenue multiple of 1.66x for the Comparative Imaging Company Index; (ii) NMR's Market Capitalization to latest four quarters EBITDA multiple was 6.0x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 5.9x for the Comparative Imaging Company Index; (iii) NMR's Market Capitalization to latest four quarters EBIT multiple was 10.1x compared with a median Market Capitalization to latest four quarters EBIT multiple of 13.7x for the Comparative Imaging Company Index; (iv) NMR's Market Value to latest four quarters net income multiple was 16.2x compared with a median Market Value to latest four quarters net income multiple of 16.4x for the Comparative Imaging Company Index; (v) NMR's Market Value to latest four quarters book value multiple was 1.3x compared with a median Market Value to latest four quarters book value multiple of 4.1x for the Comparative Imaging Company Index; (vi) NMR's Market Price to estimated fiscal 1997 EPS multiple was 12.1x compared with a median Market Price to estimated calendar 1996 EPS multiple of 15.8x for the Comparative Imaging Company Index; and (vii) NMR's Market Price to estimated fiscal 1998 EPS multiple was 9.8x compared with a median Market Price to estimated calendar 1997 EPS multiple of 12.4x for the Comparative Imaging Company Index.

    Using such information, Cowen derived a range of implied enterprise values (a theoretical aggregate valuation of a corporate entity before adjustments for non-operating assets and liabilities ("Implied Enterprise Value")) for NMR of $28.8 million to $61.5 million by applying the aforementioned market multiples of the Comparative Imaging Company Index to the appropriate financial statistics of NMR. The range of Implied Enterprise Values of NMR was then adjusted for non-operating assets and liabilities, where relevant, to yield implied equity values of NMR of $28.8 million to $51.1 million. The range of implied equity values of NMR was then divided by the fully diluted shares of NMR Common Stock outstanding to yield implied values of $3.55 to $6.30 per fully diluted share.

    Discounted Cash Flow Analysis. Cowen performed a discounted cash flow analysis of NMR based on the fiscal 1997 to fiscal 2001 financial forecast for NMR provided by NMR management (the "NMR Financial Forecast"). Using information set forth in the NMR Financial Forecast, Cowen calculated the estimated "free cash flow" based on projected unleveraged net income (earnings before interest and after taxes ("EBIAT")) adjusted for: (i) certain non-cash items (i.e., depreciation and amortization); (ii) projected capital expenditures; and (iii) projected non-cash working capital investment.

    Cowen analyzed the NMR Financial Forecast and discounted the stream of cash flows provided in such projections back to July 31, 1996 using discount rates of 14.0% to 16.0%. To estimate the residual value of NMR at the end of the NMR Financial Forecast Period, Cowen applied terminal multiples of 4.9x to 6.9x to the projected fiscal 2001 EBITDA and discounted such value estimates back to July 31, 1996 using discount rates of 14.0% to 16.0%. Cowen then summed the present values of the free cash flows and the present values of the residual values to derive a range of Implied Enterprise Values for NMR of $49.4 million to $65.5 million. The range of Implied Enterprise Values of NMR was then adjusted for non-operating assets and liabilities, where relevant, to yield implied equity values of NMR of $39.1 million to $55.5 million. The range of implied equity values of NMR was then divided by the fully diluted shares of NMR Common Stock outstanding to yield implied values of $4.82 to $6.80 per fully diluted share.


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


    Comparative Transaction Analysis. Cowen compared certain financial and operating statistics of NMR with that of such financial and operating results of selected relevant imaging companies (the "Acquired Comparative Imaging Companies") immediately prior to being acquired. The transactions involving the Acquired Comparative Imaging Companies were chosen based upon conversations with NMR management as to acquired companies which possessed general business, operating and financial characteristics representative of companies in the industry in which NMR operates. The selected acquisition transactions involving the Acquired Comparative Imaging Companies, which occurred or were announced between April 15, 1995 and September 15, 1995, included (acquirer/acquired company): Health Images/MedAlliance; Advanced NMR Systems, Inc./Medical Diagnostics, Inc.; and NMR/Morgan Medical Holdings, Inc.

    Cowen performed an analysis of the multiples paid in the selected acquisition transactions involving the Acquired Comparative Imaging Companies in which it analyzed the adjusted purchase price (the Equity Cost, as defined below, plus latest reported total debt and capitalized leases, minus cash, cash equivalents and cash proceeds from the assumed exercise of in-the-money options (the "Adjusted Purchase Price")) for each of the Acquired Comparative Imaging Companies and divided such amount by each of such company's respective latest four quarters net revenues, EBITDA and EBIT immediately prior to being acquired to give a range of purchase price multiples. Cowen also analyzed the equity cost (offer price per share multiplied by total common shares outstanding (the "Equity Cost")) for each of the Acquired Comparative Imaging Companies acquired in the selected transactions and divided such amount by each of such company's respective latest four quarters net income and book value immediately prior to being acquired to give a range of purchase price multiples. Additionally, Cowen analyzed the premium paid over the pre-announcement stock price (the percent increase of the offer price per share over the pre-announcement closing market price (the "Premium over Stock Price")) for each of the Acquired Comparative Imaging Companies acquired in the selected transactions. The range of purchase price multiples and Premium over Stock Price paid in the selected acquisition transactions involving the Acquired Comparative Imaging Companies included: (i) Adjusted Purchase Price to latest four quarters (pre-acquisition) net revenue multiples of 1.43x to 1.93x; (ii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBITDA multiples of 4.4x to 7.0x; (iii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBIT multiples of 10.7x to 14.1x; (iv) Equity Cost to latest four quarters (pre-acquisition) net income multiples of 10.8x to 50.9x; (v) Equity Cost to latest four quarters (pre-acquisition) book value multiples of 1.2x to 3.5x; and (vi) Premium over Stock Price of 50.0% to 62.0%.

    Using such information, Cowen also compared the implied purchase price multiples and Premium over Stock Price of the Exchange Ratio to the median purchase price multiples and Premium over Stock Price paid in the aforementioned acquisition transactions. Such analysis illustrated that: (i) the implied Adjusted Purchase Price to the latest four quarters net revenue multiple of the Exchange Ratio was 2.70x compared with a median latest four quarters net revenue multiple of 1.62x in the selected transactions; (ii) the implied Adjusted Purchase Price to the latest four quarters EBITDA multiple of the Exchange Ratio was 8.5x compared with a median latest four quarters EBITDA multiple of 5.8x in the selected transactions; (iii) the implied Adjusted Purchase Price to the latest four quarters EBIT multiple of the Exchange Ratio was 14.3x compared with a median latest four quarters EBIT multiple of 11.7x in the selected transactions; (iv) the implied Equity Cost to the latest four quarters net income multiple of the Exchange Ratio was 28.1x compared with a median latest four quarters net income multiple of 24.0x in the selected transactions; (v) the implied Equity Cost to the latest four quarters book value multiple of the Exchange Ratio was 2.1x compared with a median latest four quarters book value multiple of 2.6x in the selected transactions; and (vi) the Premium over Stock Price of the Exchange Ratio was 103.6% compared with a median Premium over Stock Price of 56.0% in the selected transactions.

    Using such information, Cowen derived a range of Implied Enterprise Values for NMR of $38.4 million to $59.9 million by applying the aforementioned market multiples of the Comparative Imaging Company Index to the appropriate financial statistics of NMR. The range of Implied Enterprise Values of NMR was then adjusted for non-operating assets and liabilities, where relevant, to yield implied equity values of NMR of $28.1 million to $59.9 million. The range of implied equity values of NMR was then divided by the fully diluted shares of NMR Common Stock outstanding to yield implied values of $3.46 to $7.39 per fully diluted share.

    Other Factors. In rendering its opinion, Cowen considered certain other factors with the respect to NMR, including: (i) a review of NMR's business and operations and the industry in which NMR operates to increase its understanding of NMR's business and its position in the industry within which NMR operates;
(ii) a review of NMR's historical operating results and the NMR Financial Forecast to increase its understanding of the financial


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


performance and prospects of NMR's business; (iii) a review of the current book value of NMR; and (iv) a review of the stock price performance of NMR, the Comparative Imaging Company Index and selected market indices to provide perspective on current and historical public market valuations and stock price performance of NMR relative to selected market indices.

  Analysis Relating to MRI

    Comparative Company Analysis. Cowen compared the historical, current and relevant projected financial and operating results of MRI with that of such financial and operating results of selected publicly traded imaging companies in the Comparative Imaging Company Index. The companies in the Comparative Imaging Company Index were chosen based upon conversations with NMR management as to companies which possess general business, operating and financial characteristics representative of companies in the industry in which NMR and MRI operate. In addition, Cowen compared the historical, current and relevant projected financial and operating results of MRI with that of such financial and operating results of selected staffing companies it deemed relevant which included Barrett Business Services, Inc., Career Horizons, Inc., Interim Services, Inc., Kelly Services Inc., Manpower Inc., Norrell Corp., Personnel Group of America, Inc. and Robert Half International, Inc. (the "Comparative Staffing Company Index"). However, Cowen accorded less weight to the analysis relating to the Comparative Staffing Company Index than to the Comparative Imaging Company Index, primarily due to the lack of historical earnings contributed to MRI by its staffing business.

    In order to assess the relative public market valuations of MRI and the Comparative Imaging Company Index, Cowen performed a market analysis of MRI and the Comparative Imaging Company Index. With respect to such analysis, Cowen calculated a range of market multiples for each of the companies in the Comparative Imaging Company Index based on: (i) the Market Capitalization of each of the companies in the Comparative Imaging Company Index divided by such company's latest four quarters net revenue, EBITDA and EBIT; (ii) the Market Price of each of the companies in the Comparative Imaging Company Index divided by such company's estimated calendar 1996 and calendar 1997 EPS (as per IBES and/or certain research reports); and (iii) the Market Value of each of the companies in the Comparative Imaging Company Index divided by such latest company's net income and book value. The range of market multiples for the Comparative Imaging Company Index included: (i) Market Capitalization to latest four quarters net revenue multiples of 1.11x to 3.72x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 3.4x to 12.7x; (iii) Market Capitalization to latest four quarters EBIT multiples of 6.2x to 21.7x;
(iv) Market Value to latest four quarters net income multiples of 14.7x to 28.2x; (v) Market Value to latest four quarters book value multiples of 1.3x to 7.1x; (vi) Market Price to estimated calendar 1996 EPS multiples of 13.4x to 23.3x; and (vii) Market Price to estimated calendar 1997 EPS multiples of 11.5x to 18.3x. Based on the above measures, Cowen then compared MRI's market multiples, based on its Market Price, with the Comparative Imaging Company Index median market multiples in order to establish the relationship between MRI's market multiples and those of the Comparative Imaging Company Index. With respect to such review, Cowen noted that: (i) MRI's Market Capitalization to latest four quarters net revenue multiple was 1.81x compared with a median Market Capitalization to latest four quarters net revenue multiple of 1.66x for the Comparative Imaging Company Index; (ii) MRI's Market Capitalization to latest four quarters EBITDA multiple was 8.0x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 5.9x for the Comparative Imaging Company Index; (iii) MRI's Market Capitalization to latest four quarters EBIT multiple was 12.8x compared with a median Market Capitalization to latest four quarters EBIT multiple of 13.7x for the Comparative Imaging Company Index; (iv) MRI's Market Value to latest four quarters net income multiple was 18.2x compared with a median Market Value to latest four quarters net income multiple of 16.4x for the Comparative Imaging Company Index; (v) MRI's Market Value to latest four quarters book value multiple was 4.3x compared with a median Market Value to latest four quarters book value multiple of 4.1x for the Comparative Imaging Company Index; (vi) MRI's Market Price to estimated calendar 1996 EPS multiple was 14.7x compared with a median Market Price to estimated calendar 1996 EPS multiple of 15.8x for the Comparative Imaging Company Index; and (vii) MRI's Market Price to estimated calendar 1997 EPS multiple was 11.9x compared with a median Market Price to estimated calendar 1997 EPS multiple of 12.4x for the Comparative Imaging Company Index.

    In addition, Cowen performed a market analysis of MRI and the Comparative Staffing Company Index. With respect to such analysis, Cowen calculated a range of market multiples for each of the companies in the Comparative Staffing Company Index based on: (i) the Market Capitalization of each of the companies in the Comparative Staffing Company Index divided by such company's latest four quarters net revenue, EBITDA and EBIT; (ii) the Market Price


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


of each of the companies in the Comparative Staffing Company Index divided by such company's estimated calendar 1996 and calendar 1997 EPS (as per IBES and/or certain research reports); and (iii) the Market Value of each of the companies in the Comparative Staffing Company Index divided by such latest company's net income and book value. The range of market multiples for the Comparative Staffing Company Index included: (i) Market Capitalization to latest four quarters net revenue multiples of 0.35x to 2.30x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 7.4x to 27.6x; (iii) Market Capitalization to latest four quarters EBIT multiples of 9.1x to 32.2x; (iv) Market Value to latest four quarters net income multiples of 15.8x to 47.1x; (v) Market Value to latest four quarters book value multiples of 2.3x to 7.6x; (vi) Market Price to estimated calendar 1996 EPS multiples of 14.5x to 35.5x; and
(vii) Market Price to estimated calendar 1997 EPS multiples of 13.1x to 28.1x. Based on the above measures, Cowen then compared MRI's market multiples, based on its Market Price, with the Comparative Staffing Company Index median market multiples in order to establish the relationship between MRI's market multiples and those of the Comparative Staffing Company Index. With respect to such review, Cowen noted that: (i) MRI's Market Capitalization to latest four quarters net revenue multiple was 1.81x compared with a median Market Capitalization to latest four quarters net revenue multiple of 0.70x for the Comparative Staffing Company Index; (ii) MRI's Market Capitalization to latest four quarters EBITDA multiple was 8.0x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 14.0x for the Comparative Staffing Company Index; (iii) MRI's Market Capitalization to latest four quarters EBIT multiple was 12.8x compared with a median Market Capitalization to latest four quarters EBIT multiple of 17.2x for the Comparative Staffing Company Index; (iv) MRI's Market Value to latest four quarters net income multiple was 18.2x compared with a median Market Value to latest four quarters net income multiple of 28.3x for the Comparative Staffing Company Index; (v) MRI's Market Value to latest four quarters book value multiple was 4.3x compared with a median Market Value to latest four quarters book value multiple of 4.8x for the Comparative Staffing Company Index; (vi) MRI's Market Price to estimated calendar 1996 EPS multiple was 14.7x compared with a median Market Price to estimated calendar 1996 EPS multiple of 24.3x for the Comparative Staffing Company Index; and (vii) MRI's Market Price to estimated calendar 1997 EPS multiple was 11.9x compared with a median Market Price to estimated calendar 1997 EPS multiple of 19.7x for the Comparative StaffingCompany Index.

    Pro Forma Analysis. Cowen's analysis of the potential pro forma financial effects of the Merger on MRI was based principally upon the fiscal 1996 to 1998 financial forecast for MRI provided by MRI management (the "MRI Forecast") and the NMR Financial Forecast for fiscal 1997 to fiscal 1999. Cowen's pro forma financial forecast assumed, among other things, that the Merger: (i) would provide 0.6875 of a share of MRI Common Stock in exchange for each share of NMR Common Stock; (ii) will be accounted for under the purchase method of accounting; (iii) will be treated as a tax free exchange; and (iv) will result in the realization of certain strategic and operating benefits. Among other things, Cowen's pro forma analysis is dependent upon the ability of both NMR and MRI to realize the projected operating performance assumptions of the NMR Financial Forecast and the MRI Financial Forecast, respectively.

    Using the data and other information referred to above, Cowen's pro forma financial analysis suggested that the Merger should result in dilution to MRI's EPS in each of the fiscal years 1996 to 1998 with such dilution declining in each year over the same period. Cowen's pro forma analysis also suggested that MRI's total debt as a percent of total capitalization should decrease as a result of the Merger.

    Other Factors. In rendering its opinion, Cowen considered certain other factors with respect to MRI, including: (i) a review of MRI's business and operations and the industry in which MRI operates to increase its understanding of MRI's business and its position in the industry within which MRI operates;
(ii) a review of MRI's historical operating results and the MRI Financial Forecast to increase its understanding of the financial performance and prospects of MRI's business; (iii) a review of the current book value of MRI; and (iv) a review of the stock price performance of MRI, the Comparative Imaging Company Index, the Comparative Staffing Company Index and selected market indices to provide perspective on current and historical public market valuations and stock price performance of MRI relative to selected market indices.

    The summary set forth above does not purport to be a complete description of the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the factors summarized above, Cowen believes that its analysis must be considered as a whole and


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


that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Cowen made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond control of NMR and MRI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein, and neither NMR, MRI nor Cowen assumes responsibility for their accuracy. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

    As compensation for its services as financial advisor to the NMR Special Committee, NMR has paid Cowen a fee of $200,000. NMR has also agreed to reimburse Cowen for its out-of-pocket expenses in an amount not to exceed $15,000 without the prior written consent of NMR and to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with Cowen's services as financial advisor to the NMR Special Committee, unless such liabilities arose out of Cowen's gross negligence or willful misconduct. Payment of Cowen's fee was not contingent upon the conclusion reached in its opinion or the consummation of the Merger.

                               TERMS OF THE MERGER

    The following is a discussion of the material terms of the Merger Agreement. This section of the Joint Proxy Statement/Prospectus does not contain a complete explanation or description of the Merger Agreement and is qualified in its entirety by reference to the terms of the Merger Agreement, a conformed copy of which (without the exhibits or schedules thereto) is attached to this Joint Proxy Statement/Prospectus as Appendix A and incorporated herein by reference.

GENERAL

    The Merger Agreement provides that, upon effectiveness of the Merger, NMR will be merged with and into Subsidiary, the separate existence of NMR will cease, and Subsidiary, the surviving corporation, will be a wholly-owned subsidiary of MRI. As a consequence of the Merger, title to all of the property and assets of Subsidiary and NMR will be vested or continue to be vested in Subsidiary, and Subsidiary will be subject to all of the liabilities of Subsidiary and NMR. Subsidiary has been formed solely for the purpose of effecting the Merger, and has conducted no business and has no material assets or obligations other than as contemplated by the Merger Agreement.

    The Merger Agreement further provides that upon consummation of the Merger, holders of shares of NMR Common Stock will receive shares of MRI Common Stock at an Exchange Ratio of 0.6875 of a share of MRI Common Stock for each issued and outstanding share of NMR Common Stock. See "The Merger -- Background of the Merger; Negotiations; Fairness Opinions."

    As of the date hereof, the amount of shares of MRI Common Stock issuable in connection with the Merger would constitute approximately 48.9% of the amount of issued and outstanding shares of MRI Common Stock prior to the Merger, without giving effect to the exercise or conversion of any of MRI's or NMR's warrants, options or convertible securities outstanding as of the date hereof.

    The Merger Agreement provides that, as soon as practicable following satisfaction of all conditions to the Merger, including the approval of the Merger Agreement by the stockholders of MRI and by the stockholders of NMR, a Certificate of Merger will be filed with the Secretary of State of Delaware. The Merger will become effective upon the acceptance for filing of such Certificate of Merger by the Secretary of State of Delaware (the "Effective Time", and such date the "Effective Date"). It is currently expected that the Merger will occur as soon as practicable following the approval of the Merger Agreement by the stockholders of MRI and the stockholders of NMR. Either party may terminate the Merger Agreement if the Effective Time has not occurred on or before December 31, 1996, provided that the failure of the Effective Time to occur on or before such date does not result from a breach of the Merger Agreement by the terminating party. See "Terms of the Merger -- Terminationand Amendment."

CONVERSION OF SHARES; TREATMENT OF OPTIONS, WARRANTS,
  CONVERTIBLE DEBENTURES AND OTHER RIGHTS; FRACTIONAL SHARES

    At the Effective Time, each issued and outstanding share of NMR Common Stock will automatically convert into 0.6875 of a share of MRI Common Stock. As of the date hereof, there are 6,310,571 issued and outstanding shares of NMR Common Stock.


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


    Each warrant to acquire shares of NMR Common Stock (an "NMR Warrant") that is outstanding and unexercised at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of MRI Common Stock the holder of such Warrant would have received in the Merger, had such holder exercised such NMR Warrant in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon exercise of such NMR Warrant shall equal the price per share of NMR Common Stock under such NMR Warrant as in effect prior to the Effective Date divided by the Exchange Ratio. MRI will be bound by and subject to all registration rights contained in each NMR Warrant and such rights will apply against MRI with the same legal force and effect as they applied against NMR prior to effectiveness of the Merger. After the Effective Date, MRI shall issue to each holder of an NMR Warrant a new warrant containing the foregoing terms and all other terms set forth in each NMR Warrant.

    Pursuant to the Merger Agreement, each NMR stock option ("NMR Option") outstanding on May 20, 1996 shall be deemed to constitute and shall automatically be converted into stock options exercisable for shares of MRI Common Stock ("New Options"). The number of shares of MRI Common Stock covered by each New Option shall be the number of shares of MRI Common Stock which the holder of the NMR Option would have received in the Merger had such holder exercised the NMR Option in full immediately prior to the Effective Date, without regard to vesting. The exercise price per share of MRI Common Stock subject to a New Option shall equal the exercise price per share (subject to the adjustments provided for in the NMR Option) of NMR Common Stock subject to the corresponding NMR Option so converted divided by the Exchange Ratio. MRI shall not be obligated to issue any shares of MRI Common Stock, until such time as the shares of MRI Common Stock issuable upon exercise of New Options have been registered with the SEC pursuant to an effective registration statement and authorized for quotation on the Nasdaq National Market and for sale by any appropriate state securities regulators, which MRI shall use its best efforts to effect as promptly as practicable, but in no event more than 15 days after the Effective Date.

    Additionally, under the Merger Agreement, the obligations of NMR under each 8% Convertible Subordinated Debenture due 2001 of NMR (an "NMR Debenture") including, payment of the principal of and interest thereon that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of NMR or MRI, be assumed in full by, and become the obligations of Subsidiary, as the surviving corporation, which shall comply after the Effective Date with all requirements of the Indenture, dated as of July 1, 1986 (the "Indenture") pursuant to which the Debentures were issued. Each NMR Debenture that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be convertible for that number of shares of MRI Common Stock that the holder of such NMR Debenture would have received in the Merger had such holder converted such NMR Debenture in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon conversion of such NMR Debenture shall equal the "conversion price" under such NMR Debenture in effect prior to the Effective Date divided by the Exchange Ratio.

    NMR Warrants, NMR Options and NMR Debentures are sometimes referred to collectively herein as "NMR Derivative Securities."

    On July 29, 1996, the closing sales price quoted on the Nasdaq National Market for MRI Common Stock was $7.38 per share. If the Merger had occurred on that date, the equivalent market value for each share of NMR Common Stock would have been approximately $5.07 per share of NMR Common Stock.

    No fractional shares of MRI Common Stock will be issued in connection with the Merger. In lieu of any fractional share of MRI Common Stock which any NMR stockholder would otherwise be entitled to receive pursuant to the Merger or any holder of a NMR Derivative Security would otherwise be entitled to receive upon exercise of such NMR Derivative Security, MRI shall pay a cash adjustment in respect of such fraction in an amount equal to the average last reported sales price of MRI Common Stock on the Nasdaq National Market for the five (5) trading days ended on the close of business on the second business day before the NMR Meeting (the "Fair Market Value") multiplied by the fractional share interest to which such holder would otherwise be entitled.

EXCHANGE OF CERTIFICATES

    Prior to the Effective Time, MRI shall designate its transfer agent (the "Exchange Agent") to act as exchange agent in effecting the exchange of certificates representing NMR Common Stock for certificates representing the shares of MRI Common Stock into which such shares of NMR Common Stock have been converted. After the Effective Date, the Exchange Agent shall send a letter of transmittal to the holders of NMR Common Stock offering to exchange the certificates representing such NMR Common Stock for certificates representing shares of MRI Common Stock. From and after the Effective Time, each certificate or instrument which, prior to the Effective Time, represented shares of NMR Common Stock or NMR Warrants, NMR Options or NMR Debentures (collectively, "NMR Derivative Securities") will be deemed to represent, as applicable, only the right to receive certificates for shares of MRI Common Stock or the right to acquire shares of MRI Common Stock in accordance with the terms of the Merger Agreement, and the holder of each such certificate or instrument will cease to have any rights with respect to the shares of NMR Common Stock formerly represented thereby (in the case of certificates formerly representing shares of NMR Common Stock) or with respect to the shares of NMR Common Stock issuable upon exercise thereof (in the case of instruments formerly representing NMR Derivative Securities), except as otherwise provided in the Merger Agreement or by law.

REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Merger Agreement contains certain representations and warranties by MRI, Subsidiary and NMR, and also contains covenants of the parties with respect to the conduct of their respective businesses pending the closing under the Merger Agreement, including agreements (subject to certain exceptions) not to issue any equity securities, not to pay any dividends or redeem or purchase any of its securities and not to sell any material amount of their respective assets or acquire any material assets, equity securities or businesses outside of the ordinary course of business. In addition, each of the parties has agreed to carry on its respective business only in the ordinary course and consistent with past practice and to use all reasonable efforts to preserve intact its present business organization and relationships with clients and others having business dealings with it.

    There are no agreements or undertakings in the Merger Agreement on the part of either MRI or NMR to indemnify the other following the Effective Time in the event any representation or warranty made by either party to the other in the Merger Agreement was not accurate at the time made. However, in the event the Merger becomes effective, MRI and Subsidiary each agree to indemnify any person who prior to the Effective Time is or was an officer, director, employee or agent of MRI or NMR or Subsidiary against liability, claims or amounts paid in settlement of any claim, suit or proceeding, including any liabilities arising under or out of any state or Federal securities laws to the fullest extent permitted by law, based in whole or in part on the fact that such person is or was an officer, director, employee or agent of MRI or NMR or arising out of the transactions contemplated by the Merger Agreement and, to the extent permitted by law, advance expenses incurred to defend against such liabilities, claims or amounts.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

    The obligation of the respective parties to the Merger Agreement to consummate the Merger is subject to the approval of the Merger Agreement by the stockholders of MRI and the approval of the Merger Agreement by the stockholders of NMR. The obligations of the parties to consummate the Merger are also subject to a number of other conditions, including the accuracy as of the closing date of all material representations and warranties of the parties contained in the Merger Agreement; the performance in all material respects of all covenants of the parties contained in the Merger Agreement which are to be performed on or before the closing date; the absence of any statute, rule, regulation or governmental or judicial action which prohibits or restrains the transactions contemplated by the Merger Agreement and the absence of certain suits, investigations or changes in circumstances which would have a material adverse effect on the transactions contemplated by the Merger Agreement; the delivery of certain certificates and agreements by the parties and their respective officers and directors, including the Non-Competition and Consulting Agreements (as such terms are defined below); and the delivery of certain opinions by counsel to the parties.

    The Merger Agreement also provides that MRI's obligation to consummate the Merger is conditioned upon NMR's agreement not to modify the Rights Agreement between NMR and American Stock Transfer & Trust Company establishing NMR's stockholder rights plan (the "Rights Agreement"), except as contemplated by the Merger Agreement, and to take such action as is necessary in order not to trigger the rights under the Rights Agreement.

    The parties may waive compliance with any of the conditions to their respective obligations to consummate the Merger.


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


NON-COMPETITION AND CONSULTING AGREEMENTS

    In connection with the Merger, Joseph G. Dasti, Chairman of the Board of Directors, President and Chief Executive Officer of NMR and John P. O'Malley III, Executive Vice President -- Finance, Chief Financial Officer and Secretary of NMR (the "Consultants") have entered into termination agreements (the "Termination Agreements") and executed non-competition and consulting agreements (the "Non-Competition and Consulting Agreements"). The Termination Agreements between NMR and the Consultants provide for the termination of the Consultants' existing employment agreements with NMR concurrent with the effectiveness of the Merger in exchange for lump sum cash payments of $650,000 to Mr. Dasti and $540,000 to Mr. O'Malley. The Termination Agreements and the lump sum payments thereunder are conditioned on the effectiveness of the Non-Competition and Consulting Agreements.

    Effectiveness of the Non-Competition and Consulting Agreements between MRI and the Consultants is also a condition to consummation of the Merger and consummation of the Merger is a condition to effectiveness of the Non-Competition and Consulting Agreements. Pursuant to the Non-Competition and Consulting Agreements, Mr. Dasti and Mr. O'Malley would be engaged for periods of 12 months and 24 months, respectively, to provide consulting services to MRI which are expected initially to focus on integrating NMR's business and operations with those of MRI. Additionally, Mr. Dasti and Mr. O'Malley would agree for periods of 18 and 24 months, respectively (the "Restrictive Period"), not to directly or indirectly engage in any business or enterprise in the United States which is competitive with the business conducted by MRI (the "Non-Competition Covenant"). Additionally, during the applicable Restrictive Period, each Consultant would be prohibited from soliciting for employment, either on his own behalf or on behalf of another person or entity, any person who is then employed by MRI or by any entity owned or otherwise affiliated with MRI or inducing any person or entity engaged in business with MRI to reduce the amount of business engaged in with MRI (the "Non-Solicitation Covenant"). In the event the Consultant terminates the Non-Competition and Consulting Agreement because of a material breach by MRI of any of the compensation and payment terms provided for in the Non-Competition and Consulting Agreements, the Non-Competition and Non-Solicitation Covenants will thereafter not apply to the Consultants.

    The Non-Competition and Consulting Agreement between MRI and Mr. Dasti provides for an initial term of one year commencing on the Effective Date of the Merger, which term may be extended upon the mutual agreement of the parties; however, MRI is under no obligation to renew the agreement. Mr. Dasti's Non-Competition and Consulting Agreement would be terminable (i) by MRI "for cause" in the event Mr. Dasti is convicted of a felony against MRI, and (ii) by Mr. Dasti at any time after MRI materially breaches the compensation and payment terms of the Non-Competition and Consulting Agreement and fails to correct such breach within 10 days. In the event the Non-Competition and Consulting Agreement is terminated by MRI for cause, Mr. Dasti's right to receive compensation and all other rights pursuant to such agreement would terminate and MRI would have no further obligation to Mr. Dasti other than payment of accrued and unpaid fees and reimbursable expenses.

    Under the Non-Competition and Consulting Agreement, Mr. Dasti would receive annual compensation of $133,000 for consulting services, together with reimbursements of expenses for health benefits and approved business expenses. Mr. Dasti may elect to defer such compensation for a period of up to six months. In consideration for Mr. Dasti's agreement to comply with the Non-Competition and Non-Solicitation Covenants, MRI would pay to Mr. Dasti a fee of $211,000 payable in 18 equal monthly installments, in advance. In addition, to induce Mr. Dasti to enter into the Non-Competition and Consulting Agreement, MRI would issue to Mr. Dasti at the closing of the Merger (i) five-year warrants to purchase 40,000 shares of MRI Common Stock at an exercise price of $8.00 per share and (ii) six year warrants to purchase 200,000 shares of MRI Common Stock at an exercise price of $9.50 per share, and (iii) in exchange for his NMR employee stock options, three (3) separate three year stock purchase warrants to purchase 34,375, 68,750, and 34,375 shares of MRI Common Stock (subject to adjustment in the event Mr. Dasti exercises options prior to the Effective Time) at exercise prices of $9.27, $4.18, and $4.73, respectively. Such warrants would contain certain rights to require MRI to register under the Securities Act the resale of shares of MRI Common Stock received upon exercise of the warrants.

    The Non-Competition and Consulting Agreement between MRI and Mr. O'Malley provides for an initial term of two years commencing on the Effective Date of the Merger which term may be extended upon the mutual agreement of the parties; however, MRI is under no obligation to renew the agreement. Mr. O'Malley's Non-Competition and Consulting Agreement would be terminable (i) by MRI "for cause" in the event Mr. O'Malley is convicted of a felony against MRI, and (ii) by Mr. O'Malley (y) at any time after MRI materially breaches the compensation and payment terms of the Non-Competition and Consulting Agreement and fails to correct such breach within 10 days, or (z) 18 months after the Effective Date of the Merger. In the event of the election by Mr. O'Malley to terminate the Non-Competition and Consulting Agreement 18 months after the Effective Date, so long as he is not in breach of the Non-Competition and Non-Solicitation Covenants therein, Mr. O'Malley would be entitled to all payments under the Non-Competition and Consulting Agreement as though the agreement had not been terminated. In the event the Non-Competition and Consulting Agreement is terminated by MRI "for cause", Mr. O'Malley's right to receive compensation and all other rights pursuant to such agreement would terminate and MRI would have no further obligation to Mr. O'Malley, other than for payment of accrued and unpaid fees and reimbursable expenses. Mr. O'Malley's Non-Competition and Consulting Agreement also provides that if Mr. O'Malley terminates the Agreement without cause at any time prior to the period ending 18 months following the Effective Date of the Merger, Mr. O'Malley would be entitled to continue to receive compensation and benefits under the Agreement so long as he is not in breach of the Non-Competition and Non-Solicitation Covenants, but the monthly amount of such compensation would be reduced, until 18 months following the Effective Date, by $11,111.

    Under the Non-Competition and Consulting Agreement, Mr. O'Malley would receive annual compensation of $275,000 for consulting services, payable monthly, in advance, together with reimbursement of expenses for health benefits and approved business expenses. Mr. O'Malley may elect to defer such compensation for a period of up to six months. In consideration of Mr. O'Malley's agreement to comply with the Non-Competition and Non-Solicitation Covenants, MRI would pay to Mr. O'Malley an annual fee of $275,000 payable in equal monthly installments, in advance. Certain payments under Mr. O'Malley's Non-Competition and Consulting Agreement will be secured by a letter of credit. In addition, in order to induce Mr. O'Malley to enter into the Non-Competition and Consulting Agreement, MRI would issue to Mr. O'Malley at the closing of the Merger (i) five-year warrants to purchase 50,000 shares of MRI Common Stock at an exercise price of $8.00 per share, and (ii) in exchange for his NMR employee stock options, four (4) separate stock purchase warrants to purchase 10,313, 27,500, 41,250, and 34,375 shares of MRI Common Stock (subject to adjustment in the event Mr. O'Malley exercises any employee stock options prior to the Effective Time) at exercise prices of $4.00, $3.36, $4.18 and $4.73, respectively. Such warrants would contain certain rights to require MRI to register under the Securities Act the resale of shares of MRI Common Stock received upon exercise of the warrants.

TERMINATION AND AMENDMENT

    The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by mutual written consent of the Boards of Directors of NMR and MRI;
(ii) by either MRI or NMR, as the case may be, if (A) any representation or warranty made by the other party in the Merger Agreement shall not have been true when made and would be reasonably likely to have a material adverse effect on the party which made such representation or warranty or any covenant or agreement made by the other party in the Merger Agreement shall not have been performed or complied with, (B) any court or governmental body takes any action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and all appeals and means of appeal therefrom have been reasonably exhausted, (C) the Effective Time shall not have occurred on or before December 31, 1996, unless the failure of the Effective Time to occur on or before such date is the result of a breach of the Merger Agreement by the terminating party, (D) the Merger Agreement shall fail to receive the requisite votes for approval and adoption by the stockholders of either NMR or MRI at their respective stockholders' meetings or (E) any other condition to either MRI's or NMR's obligations to effect the Merger have not been met.

    The Merger Agreement may be amended at any time prior to the effective date; provided, however, that after MRI and NMR stockholder approval, no amendment may be made which would reduce the amount of consideration payable to NMR stockholders in the Merger.

EXPENSES OF THE MERGER

    MRI and NMR will pay their respective costs and expenses in connection with the Merger, except under certain circumstances. The Merger Agreement provides that expenses related to the drafting, preparing, printing, filing, and mailing the Registration Statement, the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be allocated between MRI and NMR.

    It is anticipated that the costs and expenses of MRI and NMR in connection with the Merger (including blue sky fees and fees payable to Dillon Read by MRI and to Cowen by NMR) will be approximately $905,000 and $415,000, respectively. See "The Merger -- Background of the Merger; Negotiations; Fairness Opinions."


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


FEES

    In the event that the Merger Agreement is terminated by either MRI or NMR as a result of (i) a breach by the other party of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on such other party or (ii) the failure of the other party to perform or comply with any covenant or agreement made by such party, then such breaching party shall pay to the non-breaching party the sum of $2,000,000 plus any fees or expenses incurred by the non-breaching party in connection with the collection of such amount. In the event the Merger Agreement is terminated by NMR or MRI for the sole reason that the Merger is not approved by the stockholders of NMR or MRI, as applicable, then the party whose stockholders did not approve the Merger shall pay to the other party, in consideration of the time, effort and resources expended in connection with the Merger transaction, $1,000,000 plus any fees or expenses incurred by such party in connection with the collection of such amount.

NO SOLICITATION PROVISION AND FEE PAYABLE

    The Merger Agreement imposes certain limitations on the ability of MRI and NMR to initiate, solicit, encourage or enter into a "Business Transaction", which is defined to mean any merger, acquisition, consolidation, share exchange or similar transaction having an aggregate value of $35 million or more, or any sale, transfer, lease or other disposition of 50% or more of the assets or capital stock of either MRI or NMR in a transaction or series of transactions. Specifically, neither party may initiate, solicit, encourage or enter into a Business Transaction at any time (the "No-Shop Period") between May 20, 1996 and the earlier of (i) termination of the Merger Agreement by mutual consent of the parties, by reason of a judicial order prohibiting consummation of the Merger which is final and non-appealable or as a result of a party's breach of a material representation, warranty or covenant, (ii) January 31, 1997, if the Merger is not consummated by December 31, 1996 due to no fault of either party, and (iii) three months following termination (but no later than January 31, 1997) if the Merger Agreement is not approved by the stockholders of MRI or NMR or certain closing conditions cannot be met. However, neither MRI nor NMR are prohibited from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bonafide proposal by such person or entity to enter into a Business Transaction if the Board of Directors of MRI or NMR (the "Target Company"), as the case may be, determines in good faith that such action is required to comply with the Board of Director's fiduciary duties to the stockholders imposed by the DGCL. In such event, the Target Company would also be required to notify the other party that it is furnishing information and, to the extent not prohibited by law, disclose to the other party the relevant terms of any such proposals received. Additionally, the foregoing restrictions would not prevent the Target Company from complying with its obligations under Federal tender offer laws and regulations.

    The Merger Agreement also provides that if the Target Company publicly announces its intention to or enters into an agreement providing for a Business Transaction during the No-Shop Period, the Target Company would be required to pay to the other party, in consideration of the time, effort and resources expended in connection with the Merger, $2,000,000 (less any amounts paid by the Target Company to the other party, pursuant to other termination provisions under the Merger Agreement), plus any fees incurred in connection with collecting such amount.

INTEREST OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the MRI and NMR Boards of Directors with respect to the Merger and the Merger Agreement, stockholders of MRI and NMR should be aware that certain members of NMR's management have certain interests in the Merger that are in addition to the interests of the stockholders of NMR. See "Terms of the Merger--Non-Competition and Consulting Agreements." In addition, 712 Advisory Services, Inc. ("Advisory Services"), a financial advisory services company owned by Gary N. Siegler, Chairman of the Board of Directors of MRI, has been engaged by MRI to act as MRI's financial advisor in connection with the Merger. Advisory Services has assisted MRI in negotiating and structuring the Merger and provided significant other advice in connection with preparing this Joint Proxy Statement/Prospectus, performing due diligence, and other matters pertaining to the Merger, for which it will receive a cash financial advisory fee of $175,000 and five-year warrants to purchase 120,000 shares of MRI Common Stock at an exercise price of $9.00 per share (collectively, the "MRI Fee"). Payment of the MRI Fee is conditioned upon consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a general summary of certain material Federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the Merger to NMR and the holders of NMR Common Stock.


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


This discussion does not consider all the Federal tax consequences of the Merger that may be relevant to, or may materially affect, individual NMR stockholders or employees, including, without limitation, holders of shares acquired upon exercise of NMR Derivative Securities or in compensatory transactions. This summary is based on certain provisions of the Code, final, temporary and proposed Treasury Regulations promulgated thereunder (the "Regulations") and administrative and judicial interpretations thereof, all in effect as of the date hereof and all subject to change (possibly on a retroactive basis) at any time. Any such changes in legislative, judicial or administrative actions or interpretations could alter or significantly modify the tax analysis of the issues set forth below.

    At the Closing and in accordance with the Merger Agreement, NMR will receive an opinion of NMR's counsel, McCarter & English, with respect to certain Federal income tax consequences of the Merger to NMR and the holders of NMR Common Stock. This opinion, which is referred to herein as the "Tax Opinion", will not be binding on the Internal Revenue Service ("IRS"). In rendering the Tax Opinion, such counsel will rely on certain representations made or to be made by certain corporate officers of NMR, Subsidiary and MRI including representations that (i) the fair market value of the shares of MRI Common Stock to be received by each stockholder of NMR in connection with the Merger will be approximately equal to the fair market value of the shares of NMR Common Stock surrendered in exchange therefor in the Merger, (ii) there is no plan or intention on the part of the stockholders of NMR who own 5 percent or more of NMR Common Stock and, to the best of the knowledge of the management of NMR, there is no plan or intention on the part of the remaining stockholders of NMR to sell, exchange or otherwise dispose of a number of shares of MRI Common Stock to be received by them in the Merger that would reduce the aggregate value of such MRI Common Stock held by the NMR stockholders to less than 50% of the aggregate value of the outstanding NMR Common Stock immediately prior to the Merger, (iii) no stockholder of NMR will directly or indirectly receive from MRI any consideration in the Merger in respect of such stockholder's NMR Common Stock other than MRI Common Stock, excluding payments of cash to NMR stockholders in lieu of fractional shares of MRI Common Stock, (iv) MRI has no plan or intention to reacquire any of the shares of MRI Common Stock to be issued to the stockholders of NMR pursuant to the Merger and MRI is under no contractual obligation and has no contractual right to reacquire any such shares of MRI Common Stock, (v) Subsidiary will continue the historic business of NMR or use a significant portion of NMR's business assets in a business, (vi) the liabilities of NMR assumed by Subsidiary and the liabilities to which the assets transferred to Subsidiary in the Merger are subject were incurred by NMR in the ordinary course of business, (vii) the payment of cash in lieu of fractional shares of MRI Common Stock is solely for the purpose of avoiding the expense and inconvenience to MRI of issuing fractional shares and does not represent separately bargained for consideration, (viii) the total cash consideration that will be paid in the Merger to NMR stockholders in lieu of fractional shares of MRI Common Stock will not exceed one percent (1%) of the aggregate consideration that will be issued to NMR stockholders with respect to their shares of NMR Common Stock surrendered in the Merger, (ix) none of the compensation for services rendered to be received by any employee of NMR who is also a stockholder of NMR is consideration for, or allocable to, such stockholder/employee's shares of NMR Common Stock exchanged in the Merger, (x) there is no intercorporate indebtedness existing between NMR and MRI that was issued, acquired or will be settled at a discount in connection with the Merger,
(xi) no two parties to the transaction are investment companies as defined in Code Section 368(a)(2)(F)(iii), (xii) NMR is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A), (xiii) the fair market value of the assets of NMR transferred to Subsidiary will equal or exceed the sum of NMR liabilities assumed by Subsidiary in the Merger, plus the amount of liabilities, if any, to which the transferred assets are subject, (xiv) the Merger is based upon valid business purposes unrelated to the avoidance of Federal income taxes and will comply in all respects with the laws of the states of incorporation of the corporations involved in the Merger, (xv) in the Merger, the stockholders of NMR will exchange for voting stock of MRI an amount of voting stock of NMR which constitutes control of NMR under Section 368(c) of the Code, (xvi) Subsidiary will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by NMR immediately prior to the Merger (for purposes of this representation, amounts paid by NMR to stockholders who receive cash or other property, assets of NMR used to pay its reorganizational expenses, and all redemptions and distributions (except for regular dividends) completed by NMR immediately prior to the Merger are included as assets of NMR held immediately prior to the Merger), (xvii) prior to the transaction, MRI will be in control of Subsidiary within the meaning of Section 368(c) of the Code, (xviii) following the Merger, Subsidiary will not issue additional shares of its stock in a manner that would result in MRI losing control of Subsidiary within the meaning of Code Section 368(c),
(xix) MRI has no plan or intention to liquidate Subsidiary, to merge Subsidiary with and into another corporation, to sell or otherwise dispose


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


of the stock of Subsidiary or to cause Subsidiary to sell or otherwise dispose of any of the assets of NMR acquired in the Merger, other than assets located in NMR's Bel Air, Maryland and Elgin, Illinois centers and except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(c), (xx) MRI, Subsidiary, NMR and the stockholders of NMR will pay their respective expenses, if any, incurred in connection with the transaction, and (xxi) no stock of Subsidiary will be issued in the Merger.

    The Tax Opinion, which will be limited to the Federal income tax consequences enumerated below, shall be as follows:

       1. The Merger will be a reorganization within the meaning of Code Sections 368(a)(1)(A) and 368(a)(2)(D) and NMR will be a party to such reorganization within the meaning of Section 368(b) of the Code.

       2. No gain or loss will be recognized for Federal income tax purposes by NMR on the transfer of its assets to Subsidiary and the assumption by Subsidiary of NMR's liabilities pursuant to the Merger. Code Sections 361(a) and 357(a).

       3. No gain or loss will be recognized by the stockholders of NMR whose shares of NMR Common Stock are converted solely into shares of MRI Common Stock in connection with and pursuant to the Merger. CodeSection 354(a).

       4. The tax basis of the shares of MRI Common Stock received by the stockholders of NMR in the Merger will be equal, in each instance, to the tax basis of the shares of NMR Common Stock surrendered by such stockholders in exchange therefor. Code Section 358(a).

       5. The holding period of the shares of MRI Common Stock received by the stockholders of NMR in connection with the Merger will include, in each instance, the period during which the shares of NMR Common Stock surrendered in exchange therefor were held by such stockholders if, and to the extent that, the shares of NMR Common Stock were capital assets in the hands of the NMR stockholders on the Effective Date of the Merger. Code Section 1223(1).

       6. The NMR stockholders receiving cash in lieu of fractional shares of MRI Common Stock will be treated as if such fractional shares had been issued by MRI and then subsequently redeemed by MRI and will be taxed on any resulting gain in an amount which shall not exceed the amount of the cash received. Code Section 356(a). Whether the cash received by such NMR stockholders in lieu of fractional shares of MRI Common Stock is characterized as a dividend or as a payment in exchange for the shares of NMR Common Stock will depend on whether the distribution of cash to such stockholders, when viewed as part of the reorganization as a whole and as a redemption by MRI, and in light of tax principles analogous to those set forth in Code Section 302(b), more closely resembles a dividend distribution or a payment in exchange for shares of NMR Common Stock.

    A successful IRS challenge to the status of the Merger as a reorganization within the meaning of Code Section 368 would result in each NMR stockholder recognizing gain or loss with respect to each share of NMR Common Stock surrendered equal to the difference between the stockholder's tax basis in such share and the fair market value, as of the time of the Merger, of the MRI Common Stock received in exchange therefor. Even if the Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, a recipient of shares of MRI Common Stock may recognize income, gain or loss to the extent such shares are considered to have been received in exchange for services or property (i.e. for consideration other than solely shares of NMR Common Stock).

    The Tax Opinion specifically excludes any reference to the tax consequences of the Merger that may relate to any holder of NMR Derivative Securities or other rights to acquire shares of NMR Common Stock, including, without limitation, the tax consequences of the acceleration of the right to exercise any such rights by the holders thereof pursuant to the Merger. Holders of any NMR Derivative Securities or other rights to acquire NMR Common Stock are strongly advised to consult with their tax advisors with respect to the tax consequences of the Merger that may relate to them.

    THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT SET FORTH ALL THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS REFERENCED IN THE TAX OPINION. NMR STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, THE APPLICABILITY OF FOREIGN, STATE AND LOCAL LAWS.


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


ACCOUNTING TREATMENT

    MRI intends to treat the Merger as a purchase, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, assets and liabilities of NMR would be recorded at their fair value at the Effective Time, with the excess of the consideration to be paid by MRI pursuant to the Merger over NMR's net tangible and identifiable intangible assets being recorded as goodwill. See "MRI and NMR Unaudited Pro Forma Combined Financial Statements."

RESTRICTIONS ON RESALE OF MRI COMMON STOCK BY FORMER NMR STOCKHOLDERS

    MRI has registered under the Securities Act the shares of MRI Common Stock which holders of shares of NMR Common Stock which are outstanding at the Effective Time will be entitled to receive upon consummation of the Merger. Those stockholders of NMR who are not deemed to be "affiliates" of NMR at the time of the Merger may freely sell the shares of MRI Common Stock they receive in the Merger. An "affiliate" includes any person who, directly or indirectly, controls, is controlled by, or is under common control with, NMR at the time the Merger is submitted to a vote of the stockholders of NMR.

    Stockholders of NMR who are deemed to be "affiliates" of NMR may resell the shares of MRI Common Stock received upon consummation of the Merger in compliance with Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act or in transactions exempt from registration, and may not use this Joint Proxy Statement/Prospectus to effect resales of the shares of MRI Common Stock they receive. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the volume of resales which such affiliates, and others with whom they may act in concert, may make in any three month period.

APPRAISAL RIGHTS

    MRI STOCKHOLDERS. Appraisal rights are not available under Delaware law to MRI's stockholders in connection with the Merger.

    NMR STOCKHOLDERS. Appraisal rights are not available under Delaware law to NMR's stockholders in connection with the Merger.

                        DESCRIPTION OF MRI CAPITAL STOCK

    The authorized capital stock of MRI consists of 20,000,000 shares of MRI Common Stock, par value $.01 per share, and 100,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of July 1, 1996, MRI had outstanding 8,866,489 shares of MRI Common Stock and 128 shares of Preferred Stock.

COMMON STOCK

    The holders of outstanding shares of MRI Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may, from time to time, determine. Each stockholder is entitled to one vote for each share of MRI Common Stock held by such stockholder. MRI's Certificate of Incorporation does not provide for cumulative voting. The MRI Common Stock is not entitled to preemptive rights and is not subject to redemption. Upon liquidation, dissolution, or winding-up of MRI, the assets legally available for distribution to stockholders are distributed ratably among the holders of MRI Common Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Preferred Stock. Each outstanding share of MRI Common Stock is fully paid and nonassessable.

PREFERRED STOCK

    MRI's Certificate of Incorporation provides that MRI may, without further action by MRI's stockholders, issue shares of Preferred Stock in one or more series. The Board of Directors is authorized to establish from time to time the number of shares to be included in any such series and to fix the relative rights and preferences of the shares of any such series, including without limitation dividend rights, dividend rates, voting rights, redemption rights and terms, liquidation preferences and sinking fund provisions. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of MRI Common Stock. In addition, the issuance of Preferred Stock could have the effect of delaying or preventing a change in control of MRI.

    As part of the total shares of authorized Preferred Stock, MRI's Certificate of Incorporation designates two series of Preferred Stock of MRI consisting of 2,000 shares of Series A Preferred Stock (the "Series A Preferred

Stock") and 2,000 shares of Series B Preferred Stock (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Designated Preferred Stock"). Each issued and outstanding share of Designated Preferred Stock is entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor annual dividends which shall be cumulative at the rate of 9% of the applicable liquidation preference. No dividends have been declared by MRI's Board of Directors and none are expected to be. Except as otherwise provided by law, the Designated Preferred Stock shall have no voting rights. The Designated Preferred Stock shall be redeemable, in whole or in part, at the option of MRI, at any time from time to time, at a redemption price (the "Redemption Price") per share equal to the sum of (x) the applicable liquidation preference and (y) any accrued and unpaid dividends on the Designated Preferred Stock. The Designated Preferred Stock is also subject to mandatory redemption in the event MRI sells, disposes or transfers any shares of common stock of Maternity Resources, Inc. ("Maternity Inc.") or all or substantially all of the assets of Maternity Inc. not in the ordinary course of business, in which case the Designated Preferred Stock shall be redeemed at the Redemption Price solely out of the net proceeds from such sale after payment of all liabilities of Maternity Inc. MRI did not realize any net proceeds from its disposition of the assets of Maternity Inc. in 1995; therefore, MRI expects the Designated Preferred Stock to be redeemed or cancelled without the payment of any material amounts to the holders of the Designated Preferred Stock. MRI has no present plans to issue any additional shares of Preferred Stock. See "Information Concerning Medical Resources, Inc. -- Certain Relationships and Related Party Transactions."

SHARES ELIGIBLE FOR FUTURE SALE

    On July 29, 1996, an aggregate 2,819,625 shares of MRI Common Stock were issuable upon exercise or conversion of MRI Derivative Securities, of which 2,699,625 shares have been registered by MRI for resale under the Securities Act. In addition, in connection with the Merger, MRI has agreed to register for resale 1,305,156 shares of MRI Common Stock issuable upon exercise or conversion of NMR Derivative Securities. Upon such registration, these shares not held by affiliates of NMR will become freely tradeable and transferable without restriction. Exercise or conversion of a substantial amount of the MRI Derivative Securities or the NMR Derivative Securities following the Merger could adversely affect the market price of the MRI Common Stock due to the large number of shares issuable upon exercise of such securities in comparison to the number of shares of MRI Common Stock presently outstanding.

    Upon completion of the Merger, there will be approximately 13,205,006 outstanding shares of MRI Common Stock (assuming no exercise or conversion of outstanding MRI Derivative Securities or NMR Derivative Securities prior to the Effective Time). Of these shares, approximately 9,316,794 will be freely transferable and tradable without restriction or further registration under the Securities Act, except for any shares acquired by any affiliates of MRI, or by affiliates of NMR pursuant to the Merger, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, affiliates of MRI would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of MRI Common Stock then outstanding or the average weekly trading volume of the MRI Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about MRI. MRI is unable to estimate accurately the number of shares that will be sold under Rule 144 since this will depend in part on the market price for the MRI Common Stock, the personal circumstances of the sellers and other factors.

    MRI has also granted to holders of 958,571 shares of MRI Common Stock certain rights to have the resale of such shares registered under the Securities Act. In the event these registration rights are exercised, these shares would become freely tradable and transferable without restriction.

TRANSFER AGENT

    The transfer agent and registrar of MRI Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

             COMPARISON OF RIGHTS OF STOCKHOLDERS OF MRI AND NMR

    At the Effective Time, stockholders of NMR will become stockholders of MRI. Set forth below is a comparison of the terms of the MRI Common Stock and the terms of NMR Common Stock, as well as a summary of other material differences between the rights of holders of MRI Common Stock and the rights of holders of NMR Common Stock.

This summary does not purport to be complete and is qualified in its entirety by reference to the MRI's Certificate of Incorporation and Bylaws, and NMR's Certificate of Incorporation and Bylaws. See "Description of MRI Common Stock."

TERMS OF COMMON STOCK

    The rights of holders of MRI Common Stock are nearly identical to the rights of holders of NMR Common Stock. The holders of MRI Common Stock and NMR Common Stock each have the same rights with respect to dividends, voting, and liquidation. In addition, MRI Common Stock and NMR Common Stock are quoted on the Nasdaq National Market.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

    Under the DGCL, an amendment to a corporation's certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class, unless the corporation's certificate of incorporation provides for a higher percentage. Holders of the outstanding shares of a class, or series of a class, shall be entitled to vote as a class with respect to any amendment which would increase or decrease the aggregate number of authorized shares of such class or series, increase or decrease the par value of the shares of such class or series, or alter or change the powers, preferences or special rights of such shares so as to adversely affect such holders. Neither the Certificate of Incorporation nor Bylaws of either MRI or NMR alter the procedures set forth in the DGCL for effecting an amendment to either company's respective Certificate of Incorporation.

AMENDMENT TO BYLAWS

    Under the DGCL, stockholders of a Delaware corporation have the power to adopt, amend or repeal the bylaws of the corporation. Such action may be taken by the stockholders at an annual or special meeting at which a quorum is present. The Certificate of Incorporation of NMR provides that the Board of Directors shall have the power to adopt, amend or repeal the Bylaws of NMR, although this provision does not divest or limit the power conferred upon NMR stockholders by the DGCL.

    The Bylaws of MRI authorize the Board of Directors of MRI or MRI's stockholders to adopt, amend or repeal the MRI Bylaws.

DIRECTORS

    Under the Certificate of Incorporation of NMR, the number of directors is to be fixed by or in the manner provided in NMR's Bylaws. NMR's Bylaws provide that the number of directors of NMR shall be between five (5) and thirteen (13) as determined from time to time by the Board. MRI's Bylaws permit the Board of Directors by resolution to fix the number of directors. The DGCL provides that the number of directors of a Delaware corporation is to be fixed by or in the manner provided in the corporation's bylaws unless otherwise fixed in the corporation's certificate of incorporation.

VACANCIES AND NEWLY CREATED DIRECTORSHIPS

    The DGCL provides that, unless otherwise provided in the corporation's certificate of incorporation or bylaws, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director; provided, that if the holders of any class or series are entitled to elect one or more directors, vacancies and newly created directors of such class or series shall be filled by a majority of the directors elected by such class or series then in office, or by the sole remaining director so elected.

    The Bylaws of MRI and NMR permit vacancies and newly created directorships to be filled in the manner set forth in the DGCL, and further state that if no directors are in office, any officer or stockholder may call a special meeting of stockholders at which such vacancies may be filled.

REMOVAL OF DIRECTORS

    The DGCL permits the removal of any or all directors, with or without cause, by the holders of a majority of the shares of the corporation entitled to vote at an election of directors, except that (i) if the board of directors has been classified into classes, such removal may only be for cause; (ii) if the corporation has cumulative voting, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election of the entire board or the entire class of directors of which he is a member; and (iii) when the certificate of incorporation provides that holders of shares of a class or series are entitled to elect one or more directors, any director so elected may be removed without cause only by the applicable vote of such holders.

    The Bylaws of MRI and NMR also permit the removal of any and all directors with or without cause by a majority of the shares entitled to vote at an election of directors.

    A Delaware corporation may declare and pay dividends to its stockholders only out of its surplus, or if there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The DGCL defines a corporation's surplus as the amount by which its net assets exceeds the capital of the corporation. Under the DGCL, net assets means the amount by which a corporation's total assets exceeds its total liabilities. The respective Certificates of Incorporation of MRI and NMR do not impose any restriction on the payment of dividends.

POWER TO CALL SPECIAL MEETING OF STOCKHOLDERS

    Under the DGCL, special meetings of stockholders may be called by the board of directors or such other person or persons as may be authorized in the certificate of incorporation or the bylaws. Neither MRI's nor NMR's respective Certificates of Incorporation contain provisions relating to special meetings of stockholders. MRI's Bylaws provide that special meetings may be called by the directors or any officer instructed by the directors to call the meeting. NMR's Bylaws provide that special meetings may be called by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or of the stockholders owning a majority of the issued and outstanding shares entitled to vote.

STOCKHOLDER ACTION WITHOUT A MEETING

    The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. MRI's Certificate of Incorporation does not prohibit stockholder action without a meeting. NMR's Certificate of Incorporation prohibits action by the stockholders of NMR without a meeting of stockholders.

                INFORMATION CONCERNING MEDICAL RESOURCES, INC.

    MRI specializes in the operation and acquisition of diagnostic imaging centers and the management of the associated physicians' practices. MRI currently provides services to physicians through 19 imaging centers in Florida
(8), New Jersey (5) and New York (6) and network management services to managed care providers in these regions. Through its subsidiary StarMed, MRI provides healthcare supplemental staffing to acute and sub-acute care facilities nationwide.

    This Joint Proxy Statement/Prospectus is accompanied by MRI's 1995 Annual Report to Stockholders and its Quarterly Report on Form 10-Q for the three months ended March 31, 1996, which fully sets forth the business of MRI as of the date thereof. Other information concerning MRI's business and financial condition is incorporated by reference from its reports filed with the SEC including the reports accompanied hereby. See "Incorporation of Certain Documents by Reference."

MANAGEMENT OF MRI

    The directors and executive officers of MRI are as follows:

NAME                    AGE   POSITION
- ----                    ---   --------
Gary N. Siegler ......   34   Chairman of the Board
Robert J. Adamson ....   38   Co-President, Chief Financial Officer and Director
William D. Farrell ...   34   Co-President, Chief Operating Officer and Director
Gary L. Fuhrman ......   34   Director
John H. Josephson ....   34   Director
Stephen M. Davis .....   42   Director and Secretary
Neil H. Koffler ......   29   Director

DIRECTORS AND EXECUTIVE OFFICERS

     GARY N. SIEGLER. Mr. Siegler has served as Chairman of the Board of Directors of MRI since 1990. Mr. Siegler is a co-founder and, since January 1989, has been President of Siegler Collery & Co., a New York-based investment firm ("Siegler Collery"). Mr. Siegler is an executive officer of the general partner of The SC Fundamental Value Fund, L.P. ("Fundamental Value Fund"), a fund investing in marketable securities, and an executive officer of SC Fundamental Value BVI, Inc. ("Fundamental Value BVI"), the investment advisor to an off-shore fund investing in marketable securities. Mr. Siegler serves as the Chairman of the Board of Directors of National R.V. Holdings, Inc., a manufacturer of motorhomes and other recreational vehicles.

     ROBERT J. ADAMSON. Mr. Adamson has been a director of MRI since November 1995 and has been MRI's Co-President and Chief Financial Officer and President of StarMed, MRI's temporary staffing subsidiary which was acquired by MRI in August 1994, since September 1994. Prior to that he was Chief Financial Officer for StarMed from August 1993. Mr. Adamson was employed as Executive Vice President and Chief Financial Officer of Core International, Inc., a subsidiary of Aiwa Corp. of Japan, from December 1988 to August 1993. Prior to December 1988, Mr. Adamson held executive finance positions with other corporations. Mr. Adamson is a Fellow of the Institute of Chartered Management Accountants of the U.K.

     WILLIAM D. FARRELL. Mr. Farrell has been a director of MRI since November 1995 and has been MRI's Co-President since August 1994 and Chief Operating Officer from April 1994. From September 1992 to April 1994, Mr. Farrell served as MRI's Vice President--Operations. From May 1986 to September 1992, Mr. Farrell served as MRI's Manager of Corporate Accounting, Controller and Vice President--Personnel. Mr. Farrell is a non-practicing certified public accountant in the State of New Jersey.

     GARY L. FUHRMAN. Mr. Fuhrman has been a director of MRI since 1992 and is a member of MRI's Audit Committee. Mr. Fuhrman has been a Director and a Senior Vice President of Arnhold and S. Bleichroeder, Inc. since March 1995 and January 1993, respectively, and a vice president of such firm for more than five years prior thereto. Mr. Fuhrman is a director of National R.V. Holdings, Inc.

     JOHN H. JOSEPHSON. Mr. Josephson has been a director of MRI since July 1995. Mr. Josephson is a Vice President and Director of Allen & Company Incorporated, an investment banking firm, and has been with such firm since 1987. Mr. Josephson is also a director of Norwood Promotional Products, Inc.

     STEPHEN M. DAVIS. Mr. Davis has been a director and Secretary of MRI since 1992 and is a member of MRI's Audit Committee. For more than the last five years, Mr. Davis has been a partner of the law firm Werbel McMillin & Carnelutti, A Professional Corporation. Mr. Davis is a director of National R.V. Holdings, Inc.

     NEIL H. KOFFLER. Mr. Koffler has been a director of MRI since November 1995 and is a member of MRI's Audit Committee. Mr. Koffler has been employed by Siegler Collery & Co. since 1989. Mr. Koffler is an executive officer of Fundamental Value Fund and Fundamental Value BVI. Mr. Koffler is a director of National R.V. Holdings, Inc.

BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to MRI's Bylaws and resolutions, MRI's Board of Directors consists of seven members, each to hold office (subject to MRI's Bylaws) until the next annual meeting or until his respective successor is elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Directors do not receive any fees for attending Board meetings. Directors are entitled to receive reimbursement for travelling costs and other out-of-pocket expenses incurred in attending Board meetings. During the fiscal year ended December 31, 1995 ("fiscal 1995"), the Board of Directors held 12 meetings (11 of which were by written consent in lieu of a meeting). All directors attended at least 75 percent of those meetings and meetings of its committees of which they were members that were held while they were serving on the Board or such committee.

     The Board of Directors has designated a Stock Option Committee, consisting of Stephen M. Davis and Gary L. Fuhrman, which makes all decisions with respect to the grant of stock options and administration of MRI's 1992, 1995 and 1996 Stock Option Plans. The Stock Option Committee held one meeting during fiscal 1995 by written consent. The Stock Option Committee will also administer the 1996 B Stock Option Plan which was adopted by the Board of Directors in May 1996. The Board of Directors has also established an Audit Committee, consisting of Messrs. Koffler, Fuhrman and Davis. The Audit Committee met once during fiscal 1995. The Audit Committee reviews the performance of the independent certified public accountants as auditors for MRI, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results with the auditors. MRI does not have a standing compensation committee or nominating committee.

     Pursuant to MRI's Bylaws, officers of MRI hold office until the first meeting of directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

     Based solely upon a review of the copies of the forms furnished to MRI, or written representations from certain reporting persons, MRI believes that during fiscal 1995, all filing requirements applicable to its officers and directors were complied with by such individuals.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation awarded to, earned by or paid to each of MRI's executive officers (the "Named Officers") for MRI's fiscal years as specified below:


                                            SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                           ---------------------------------------
                                            Annual Compensation                   Awards
                                ------------------------------------------ ----------------------
                                                                                       Securities
                                                                   Other    Restricted Underlying
Name and                                  Salary       Bonus      Annual       Stock     Options      All Other
Principal Position              Year        ($)         ($)    Compensation   Awards     SARs(#)   Compensation(4)
- ------------------              ----     --------    -------   ------------ ---------- ----------- ---------------
Robert J. Adamson ..........    1995     $131,643    $25,000      $5,208        -0-     135,000         $3,245
 Co-President and Chief
 Financial Officer (1)          1994     $112,768    $12,500      $4,800(3)     -0-      35,000         $1,191

William D. Farrell .........    1995     $131,643    $25,000      $5,700        -0-     135,000         $3,245
 Co-President and Chief
 Operating Officer (2)          1994     $109,308    $25,000      $5,700(3)     -0-      50,000         $2,440

- ----------------

(1) Mr. Adamson was appointed Co-President in August 1994. Mr. Adamson's fiscal 1994 compensation includes compensation paid to him by StarMed prior to its acquisition by MRI in August 1994.

(2)  Mr. Farrell was appointed Co-President in August 1994.

(3)  Represents an automobile allowance for Mr. Adamson and Mr. Farrell.

(4)  Matching contributions under MRI's 401(k) plan.

EMPLOYMENT AGREEMENTS

     MRI is a party to an employment agreement with Mr. William D. Farrell which expires on August 1, 1998. Pursuant to such employment agreement, Mr. Farrell acts as Co-President and Chief Operating Officer of MRI, for which he currently receives an annual salary of $150,000 and is prohibited from competing with MRI for a period of one year following the term of the agreement.

     MRI is also a party to an employment agreement with Mr. Robert J. Adamson which expires on August 1, 1998. Pursuant to such employment agreement, Mr. Adamson acts as Co-President and Chief Financial Officer of MRI, for which he currently receives an annual salary of $150,000 and is prohibited from competing with MRI for a period of one year following the term of the agreement.

STOCK OPTION PLANS

   1992 Stock Option Plan

     In July 1992, MRI adopted and approved the 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan is designed to serve an incentive for retaining qualified and competent directors, employees and consultants. The 1992 Plan provides for the award of options to purchase up to 240,000 shares of MRI Common Stock, of which options to purchase 227,625 shares were outstanding as of June 30, 1996. The 1992 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1992 Plan, full authority to select MRI individuals eligible to participate in the 1992 Plan, including officers, directors (whether or not employees) and consultants (the "Plan Participants"). The 1992 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1992 Plan will have such vesting schedules and expiration dates as the Stock Option Committee shall establish in connection with each Plan Participant, which terms shall be reflected in an option agreement executed in connection with the granting of the option.

   1995 Stock Option Plan

     In March 1995, MRI's Board of Directors adopted and approved the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Plan provides for the award of options to purchase up to 400,000 shares of MRI Common Stock, of which options to purchase 316,000 shares were outstanding as of June 30, 1996. The 1995 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1995 Plan, full authority to select MRI individuals eligible to participate in the 1995 Plan, including officers, directors (whether or not employees) and consultants (the "1995 Plan Participants"). The 1995 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1995 Plan will have such vesting schedules and expiration dates as the Stock Option Committee shall establish in connection with each 1995 Plan Participant, which terms shall be reflected in an option agreement executed in connection with the granting of the option.

   1996 Stock Option Plans

     In February 1996 and in May 1996, MRI's Board of Directors adopted and approved the 1996 Stock Option Plan and the 1996 B Stock Option Plan (collectively, the "1996 Option Plans"), respectively. The 1996 Option Plans are designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plans provide for the award of options to purchase up to 400,000 shares of MRI Common Stock, of which options to purchase 369,000 shares were outstanding as of June 30, 1996. The 1996 Option Plans are administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1996 Option Plans, full authority to select MRI individuals eligible to participate in the 1996 Option Plans, including officers, directors (whether or not employees) and consultants (the "1996 Plans Participants"). The 1996 Option Plans provide for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1996 Option Plans will have such vesting schedules and expiration dates as the Stock Option Committee shall establish in connection with each 1996 Plan Participant, which terms shall be reflected in an option agreement executed in connection with the grantingof the option.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during fiscal 1995 to the Named Officers.


                                                                                          Potential realizable
                                                                                            value at assumed
                                                                                          annual rates of stock
                                                                                         price appreciation for
                                                    Individual Grants                        option term (1)
                               ----------------------------------------------            -----------------------
                                          Percent of
                                             total
                                         options/SARs
                                          granted to   Exercise or
                                Options  employees in  base price  Expiration
Name                            Granted   fiscal year    ($/Sh)      date      0% ($)      5% ($)     10% ($)
- ----                            -------  ------------  ----------- ----------  ------     -------   ---------
Robert J. Adamson ...........   17,500        3.6%       $4         3/02/05     $0        $36,890   $100,212
                                17,500        3.6%        5         3/02/05      0         19,390     82,712
                                50,000       10.4%        6.75     10/11/00      0         77,200    185,913
                                50,000       10.4%        5         8/01/00      0         37,100    112,363

William D. Farrell ..........   17,500        3.6%       $4         3/02/05      0        $36,890   $100,212
                                17,500        3.6%        5         3/02/05      0         19,390     82,712
                                50,000       10.4%        6.75     10/11/00      0         77,200    185,913
                                50,000       10.4%        5         8/01/00      0         37,100    112,363

- -------------

(1) The 5% and 10% assumed annual rates of appreciation of the grant date market prices are mandated by rules of the SEC do not reflect estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION VALUES

     The following table sets forth, as of December 31, 1995, the number of options and the value of unexercised options held by the Named Officers.


                                                                Number of             Value of unexercised
                                                           unexercised options       in-the-money options at
                                                        at December 31, 1995 (#)    December 31, 1995 ($) (1)
                                                        -------------------------   --------------------------
                              Shares
                            Acquired in     Value
Name                       Exercise (#) Realized ($)    Exercisable Unexercisable   Exercisable  Unexercisable
- ----                       ------------ ------------    ----------- -------------   -----------  -------------
Robert J. Adamson .......       --           --           11,667       158,333        $18,959      $108,542

William D. Farrell ......       --           --           31,667       168,333        $36,459      $124,794

- -----------------

(1) On December 31, 1995, the last reported sales price for MRI Common Stock on the Nasdaq National Market was $5.625.


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On February 24, 1995, MRI consummated the acquisition (the "Maternity Acquisition") of Maternity Inc., a Delaware corporation formed by the partners of Maternity Retail Partners L.P. and Kik Kin L.P. The Maternity Acquisition was consummated pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated as of February 24, 1995 by and among MRI, Maternity Inc. and the other parties named therein (the "Sellers"). Pursuant to the Purchase Agreement, MRI acquired (i) 100% of the issued and outstanding common stock of Maternity Inc. from the Sellers in exchange for an aggregate of 480,000 shares of MRI Common Stock and (ii) 100% of the issued and outstanding shares of Series B and Series C Preferred Stock of Maternity Inc. from the holders thereof in exchange for shares of MRI's Series A Preferred Stock and Series B Preferred Stock. Messrs. Gary N. Siegler and Peter M. Collery, controlling persons of the Sellers, are Chairman and a former Director of MRI, respectively, and principal stockholders of MRI. An independent committee, comprised of Gary Fuhrman and John Josephson, were appointed to structure and negotiate the terms of the Maternity Acquisition with Maternity Inc.'s negotiating team of senior executive officers. The independent committee was authorized to retain professional advisors and with respect thereto engaged Howard Lawson & Co. ("HL&C") as its financial advisor. HL&C rendered to the independent committee its written opinion that the terms of the Maternity Acquisition were fair from a financial point of view to all of the stockholders of MRI. The independent committee subsequently recommended to MRI that it consummate the Maternity Acquisition at which time the Board of Directors of MRI authorized the same.

     MRI pays a financial advisory fee to Advisory Services, the sole stockholder of which is Mr. Siegler, for extensive financial advisory services such firm renders on behalf of MRI and its subsidiaries. Such advisory fee amounted to $225,000 for fiscal 1995.

     Werbel McMillin & Carnelutti, a law firm in which Mr. Davis, a Director, is a partner, performed legal services for MRI during fiscal 1995.

OWNERSHIP OF MRI COMMON STOCK

     The following table sets forth as of July 1, 1996 the number and percentage of shares of MRI Common Stock held by (i) each of the executive officers and directors of MRI, (ii) all persons who are known by MRI to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of MRI's outstanding Common Stock and (iii) all of MRI's present executive officers and directors as a group:


    Name and Address                                             Common Stock         Percentage of
   of Beneficial Owner                                             Owned (1)           Outstanding
   -------------------                                           ------------         -------------
Gary N. Siegler(2)(3) ....................................         3,228,942                34.8%
c/o Siegler, Collery & Co.
712 Fifth Avenue
New York, NY 10019

Peter M. Collery (2)(10) .................................         2,896,493                32.1%
c/o Siegler, Collery & Co.
712 Fifth Avenue
New York, NY 10019

StarMed Investors, L.P. (2) ..............................         1,578,914                17.8%
c/o Siegler, Collery & Co.
712 Fifth Avenue
New York, NY 10019

New England MRI, Inc. ....................................           730,000                 8.2%
3000 Colby Street
Berkeley, California 94705

Robert J. Adamson (4) ....................................            60,050                 *
c/o Medical Resources, Inc.
155 State Street
Hackensack, NJ 07601

William D. Farrell (5) ...................................            85,439                 *
c/o Medical Resources, Inc.
155 State Street
Hackensack, NJ 07601

Gary L. Fuhrman (6) ......................................           115,666                 1.3%
c/o Arnhold and S. Bleichroeder, Inc.
45 Broadway
New York, NY 10006

John H. Josephson (7) ....................................            25,000                 *
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, NY 10022

Stephen M. Davis (8) .....................................            33,387                 *
c/o Werbel McMillin & Carnelutti
711 Fifth Avenue
New York, NY 10022

Neil H. Koffler (9) ......................................            63,580                 *
c/o Siegler, Collery & Co.
712 Fifth Avenue
New York, NY 10019

All officers and directors as a group (7 in number) ......         3,612,064                37.5%
(2)(3)(4)(5)(6)(7)(8)(9)

- ----------------

  *  Less than one percent.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of MRI Common Stock shown as beneficially owned by them.

(2) Messrs. Siegler and Collery, due to their joint ownership of Siegler Collery and other affiliates which control StarMed Investors, L.P. (which is included in the table) and certain other entities which beneficially own an aggregate of 1,158,880 shares of MRI Common Stock, including 112,500 shares underlying convertible debentures are each deemed to beneficially own all of the shares of MRI Common Stock owned of record by all such entities.

(3) Includes 282,000 shares underlying outstanding options which are exercisable immediately or within 60 days and 6,250 shares underlying convertible debentures.


(4) Includes 51,665 shares underlying outstanding options which are exercisable immediately or within 60 days.


(5) Includes 76,665 shares underlying outstanding options which are exercisable immediately or within 60 days.


(6) Includes 71,000 shares underlying outstanding options which are exercisable immediately or within 60 days and 41,666 shares underlying convertible debentures.


(7) Includes 25,000 shares underlying outstanding options which are exercisable immediately or within 60 days.


(8) Includes 31,000 shares underlying outstanding options which are exercisable immediately or within 60 days.


(9) Includes 60,000 shares underlying outstanding options which are exercisable immediately or within 60 days.


(10) Includes 51,000 shares underlying outstanding options which are exercisable immediately or within 60 days and 6,250 shares underlying convertible debentures.

                   INFORMATION CONCERNING NMR OF AMERICA, INC.

     NMR is engaged, directly and through limited partnerships, in the business of installing, managing and maintaining magnetic resonance imaging ("MR") and other imaging systems used for diagnostic purposes on an outpatient basis in facilities operated by private physicians not employed by NMR.

     NMR's principal executive offices are located at 430 Mountain Avenue, Murray Hill, New Jersey 07974-2732, telephone (908) 665-9400.

     This Joint Proxy Statement/Prospectus is accompanied by NMR's 1996 Annual Report to Stockholders (which includes NMR's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996), which fully sets forth the business of NMR as of the date thereof.

DIRECTORS

     The directors of NMR, their age, and the year in which each first became a director of NMR are as follows:

Name                                            Age         Director Since
- ----                                            ---         --------------
Joseph Guy Dasti .....................          63               1990
Donald W. Arthur .....................          41               1990
Dr. David L. Bloom ...................          66               1990
John A. Faraone ......................          62               1990
Joseph Zappala .......................          61               1990

     All of NMR's directors serve for a period of one year and until their successors are elected and qualified.

     Mr. Dasti was elected Chairman of Board of NMR in August 1990 and President and Chief Executive Officer in October 1990. Prior thereto he was engaged for more than five years in the securities business with Seaboard Securities, Inc., except that from January 1985 to October 1986, Mr. Dasti was employed by Swartwood, Hesse Inc., a securities broker-dealer. Mr. Dasti was a director of NMR from 1986 to February 1990 and was re-elected as director in August 1990.

     Mr. Arthur has been employed by Schering Plough Research Institute in various capacities in its research and development activities for more than the past five years. Mr. Arthur is currently a Foreperson, engaged in pharmaceutical process development.

     Dr. Bloom is a Medical Director and Director of Magnetic Resonance Imaging for Somerset Diagnostic Centers, a privately held provider of MR services located in Boston, Massachusetts. He is also a Senior Vice President and a Director of Medical Diagnostics, Inc., which provides MR services and is a wholly-owned subsidiary of Advanced

NMR Systems, Inc., a publicly held company which manufactures MR systems and provides MR services, and the President and Clinical Director of Imaging Consultants, Inc., positions he has held since 1987. From 1983 to 1987, Dr. Bloom was President and Chief Executive Officer and a director of NMR. See "--Certain Transactions" below.

     Mr. Faraone has been a practicing attorney specializing in real estate and personal injury law as a sole practitioner in Wilmington, Delaware for more than the past five years.

     Mr. Zappala has been engaged as a retail equities broker in the securities business for more than the past five years with Seaboard Securities, Inc. ("Seaboard"). Mr. Zappala is a principal owning 50% of Seaboard. From January 1985 until September 1986, he was employed by Swartwood, Hesse Inc., a securities broker-dealer.

     Except for Dr. Bloom, who is also a director of Medical Diagnostics Inc., a wholly-owned subsidiary of a public company, no director of NMR is a director of any other corporation which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or is a registered investment company under the Investment Company Act of 1940.

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of NMR.


Name                                Age       Principal Occupation
- ----                                ---       --------------------
Joseph Guy Dasti .............      63        Chairman of the Board, President and Chief
                                               Executive Officer

John P. O'Malley III .........      34        Executive Vice President-Finance, Chief
                                               Financial Officer and Secretary

     Mr. Dasti's employment background is described above.

     Mr. O'Malley was appointed Secretary in March 1994 and Executive Vice President-Finance and Chief Financial Officer in December 1992 and was initially employed by NMR in May 1992. Prior thereto, he was, commencing in August, 1984, employed by Ernst & Young, a public accounting firm, and its predecessors, most recently as a manager in its Audit Department. Mr. O'Malley holds a B.S. degree in Accounting from the University of Delaware and is a Certified Public Accountant.

     NMR's executive officers hold office for a term of one year unless removed earlier by the Board of Directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     NMR's Board of Directors held eight meetings during the fiscal year ended March 31, 1996. The NMR Board of Directors has established four committees. Messrs. Dasti, Faraone and Bloom are members of the Executive Committee of the Board of Directors, Messrs. Arthur, Faraone, and Zappala are members of the Compensation/Stock Option Committee of the Board of Directors, Messrs. Arthur, Faraone and Zappala are members of the Audit/Finance Committee of the Board of Directors and Messrs. Dasti, Bloom and Faraone are members of the Nominating Committee of the Board of Directors.

     Executive Committee. The Executive Committee did not meet during the fiscal year ended March 31, 1996. It has and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law.

     Audit/Finance Committee. The Audit/Finance Committee met one time during the fiscal year ended March 31, 1996. The Audit/Finance Committee recommends the appointment of independent public accountants for NMR and reviews the scope of audits proposed by the independent public accountants. In addition, this committee makes recommendations to the Board of Directors as to finance related matters.

     Compensation/Stock Option Committee. The Compensation/Stock Option Committee met four times during the fiscal year ended March 31, 1996. The Compensation/Stock Option Committee reviews and approves compensation of employees above a certain salary level, reviews management proposals relating to incentive compensation plans and the employee stock option plan, and reviews and makes recommendations concerning directors' compensation.

     Nominating Committee. The Nominating Committee met one time during the fiscal year ended March 31, 1996. The Nominating Committee recommends the appointment of persons to the Board of Directors and to various committees of the Board of Directors.

DIRECTOR COMPENSATION

     Directors of NMR received compensation at the rate of $2,500 per quarter plus $500 for each meeting of a committee of directors attended.

     NMR has entered into an agreement with Dr. Bloom, a director of NMR, whereby he provides consulting and advisory services to NMR in connection with the purchase and technical use of diagnostic imaging equipment and other services. As compensation for these services, Dr. Bloom receives $77,000 per annum, payable monthly. The term of the agreement is for one year expiring December 31, 1996, subject to automatic renewal unless terminated by either party. In addition, Dr. Bloom was issued a warrant to purchase 20,000 shares of NMR Common Stock at an exercise price of $6.38 per share exercisable through August 29, 2001.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during NMR's three fiscal years ended March 31, 1996 to the chief executive officer of NMR and the other executive officer(s) of NMR whose compensation exceeded $100,000 in the last fiscal year.


                                            SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                                     -------------------------
                                             Annual Compensation               Awards
                                           -----------------------   -------------------------
                                                                                    Securities
                                                                       Restricted   Underlying     All Other
Name and                                                              Stock Awards   Options/    Compensation
Principal Position              Year(1)    Salary($)(2)    Bonus($)      ($)(4)      SARs (#)       ($)(5)
- ------------------              -------    ------------    --------   ------------  ----------   ------------
Joseph Guy Dasti ...........     1996         215,193       15,384       47,500       50,000       21,481
President and Chief ........     1995         206,923       19,450            0            0       14,531
Executive Officer ..........     1994         150,384       50,000(3)         0      100,000       27,450

John P. O'Malley III .......     1996         169,519       12,617       47,500       50,000       33,869
Executive Vice .............     1995         155,369       15,951            0            0       20,302
President-Finance ..........     1994         105,726       55,000(3)         0      100,000           12

- ---------------------

(1)  Information relates to the fiscal years ended March 31.

(2) Includes amounts for periods during which executive officers were employed by NMR, regardless of capacity in which employed.

(3) $40,000 of bonus was earned during fiscal 1994 and paid subsequent to year end.

(4) The values of restricted stock awards were determined using the market price for the stock at the date of the grant. Such restricted stock vests ratably, on a quarterly basis, over two years from the date of the grant, subject to provisions for acceleration of vesting in the event of a change in control of NMR or the termination of the named executive without cause.

(5) Amounts of All Other Compensation include (i) amounts contributed or accrued to NMR's 401(k) plan, (ii) employee portion of premiums on key-man life insurance and (iii) amounts paid for accumulated unused vacation pay which was earned during prior fiscal years.

                OPTION/SAR AND WARRANT GRANTS IN LAST FISCAL YEAR

     No warrants or stock appreciation rights (SAR's) were granted to any named executive officer of NMR during the fiscal year ended March 31, 1996.

     The following table sets forth certain information concerning options granted during the fiscal year ended March 31, 1996 to the named executives:


                                                            Individual Grants
                                            -----------------------------------------------
                                              Number of        % of Total
                                             Securities       Options/SAR's
                                             Underlying       and Warrants
                                            Options/SAR's      Granted To        Exercise
                                            and Warrants      Employees in     or Base Price      Expiration
Name                                           Granted         Fiscal Year       ($/Share)         Date (1)
- ----                                        -------------   -----------------  -------------      ----------
Joseph Guy Dasti ....................          50,000            34.89%            3.25            3/5/2006
John P. O'Malley III ................          50,000            34.89%            3.25            3/5/2006

- ------------------

(1) Options are not exercisable when granted. 25% of the options granted become exercisable on each of the first fouranniversary dates of the grant of the options.

         AGGREGATED OPTION/SAR AND WARRANT EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION/SAR AND WARRANT VALUES

     No options or warrants were exercised by executive officers during the fiscal year ended March 31, 1996. The following table sets forth, for each of the named executive officers, the number of unexercised options/SAR's and warrants remaining at March 31, 1996 and the potential value thereof based on the year-end closing per share sales price of NMR Common Stock of $3.38 on March 29, 1996.


                                                                   Number of Securities         In-the-Money
                                                                  Underlying Unexercised      Options/SAR's and
                                                                Options/SAR's and Warrants       Warrants at
                                      Shares                       at Fiscal Year-End(#)     Fiscal Year-End($)
                                    Acquired on       Value          Exercisable (E)/         Exercisable (E)/
Name                                Exercise(#)    Realized($)       Unexercisable (U)        Unexercisable (U)
- ----                                -----------    -----------  ---------------------------  -------------------
Joseph Guy Dasti ...............         0              0              255,000 E(1)               53,500 E
                                                                       100,000 U(2)               31,500 U

John P. O'Malley III ...........         0              0               61,250 E(3)               43,487 E
                                                                       103,750 U(4)               45,262 U

- -------------------

(1) Includes 30,000 shares issuable pursuant to a warrant exercisable at $3.92 per share, 75,000 shares issuable pursuant to a warrant exercisable at $3.00 per share, 50,000 shares issuable pursuant to a warrant exercisable at $6.38 per share, 50,000 shares issuable pursuant to an option exercisable at $6.38 per share and 50,000 shares issuable pursuant to an option exercisable at $2.88 per share.

(2) Includes 50,000 shares issuable pursuant to an option exercisable at $3.25 per share and 50,000 shares issuable pursuant to an option exercisable at $2.88 per share.

(3) Includes 20,000 shares issuable pursuant to an option exercisable at $2.31 per share, 30,000 shares issuable pursuant to an option exercisable at $2.88 per share and 11,250 shares issuable pursuant to an option exercisable at $2.75 per share.

(4) Includes 20,000 shares issuable pursuant to an option exercisable at $2.31 per share, 30,000 shares issuable pursuant to an option exercisable at $2.88 per share, 3,750 shares issuable pursuant to an option exercisable at $2.75 per share and 50,000 shares issuable pursuant to an option exercisable at $3.25 per share.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     NMR has entered into separate indemnification agreements with each of its officers that could require NMR, among other things, to indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

     In addition, NMR's Bylaws provide that NMR shall indemnify its officers and directors made, or threatened to be made, a party to any action (other than an action by or in the right of NMR) by reason of the fact that such individual is or was a director or officer of NMR against liabilities and reasonable expenses incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. NMR's Bylaws also provide that NMR shall, with certain exceptions, indemnify its officers and directors against reasonable expenses incurred in connection with any action by or in the right of NMR if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Under NMR's Bylaws, NMR must also indemnify its directors and officers against reasonable expenses if such person is successful in the defense of any action of the nature described above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NMR pursuant to the foregoing provisions, or otherwise, NMR has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EMPLOYMENT AGREEMENTS

     NMR has entered into executive employment agreements with Messrs. Dasti and O'Malley which expire on June 20, 2000 and provide for annual base salaries in amounts of $225,000 and $175,000, respectively. Pursuant to the contracts, Messrs. Dasti and O'Malley are entitled to receive quarterly bonus payments calculated as a percentage of NMR's consolidated quarterly pre-tax income (as defined in the agreements) as follows:


                                                                       Percentage        Percentage
                                                                       Payable to        Payable to
Quarterly Pre-Tax Income ("PTI")                                        Mr. Dasti       Mr. O'Malley
- --------------------------------                                       ----------       ------------
PTI in excess of $450,000 but less than $674,000 ..............           4.45%             3.65%
PTI in excess of $674,000 but less than $900,000 ..............           2.92%             2.38%
PTI in excess of $900,000 but less than $1,125,000 ............           1.98%             1.62%
PTI in excess of $1,125,000 ...................................           1.65%             1.35%

     Each of the employment agreements of Messrs. Dasti and O'Malley provides that if the executive is terminated without cause, he shall be entitled to receive severance pay equal to his base salary and bonus for the remainder of the term of his contract. In addition, he would be entitled to continued participation in NMR benefit plans until the earlier of (i) the expiration date of his contract or (ii) the date he becomes employed by another company providing similar benefits. In the event that the executive is terminated for cause, he is not entitled to receive any monetary compensation under his employment agreement beyond the date his employment is terminated.

     Each of the employment agreements also provides that if, following a change of control (as defined in the agreements) of NMR, NMR, among other things, assigns to the executive duties inconsistent with his position, materially reduces his powers or functions, fails to provide annual salary increases consistent with past practices or requires the executive to change his place of employment, then the executive will have the right to terminate his employment agreement. In such an event, the executive would be entitled to receive the same severance pay as he would receive in the event his employment is terminated without cause.

     In the event either executive terminates his employment agreement for cause, any stock purchase options held by him issued pursuant to any stock option plan of NMR would, to the extent permissible, become immediately vested and exercisable. If the vesting of such options is not permitted, he would be entitled to receive a five-year warrant immediately exercisable for the same number of shares of NMR Common Stock subject to such options and exercisable at the same per share exercise price. The executive would also be entitled in certain instances to have the resale of the shares subject to the warrant registered under the Securities Act.

     If the Merger is consummated, each of the foregoing employment agreements would be terminated and Messrs. Dasti and O'Malley would enter into Non-Competition and Consulting Agreements with MRI. See "Terms of the Merger--Non-Competition and Consulting Agreements."

DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal securities laws require NMR's directors and executive officers, and persons who own more than 10% of a registered class of NMR's equity securities, to file with the SEC reports of changes in ownership of any equity securities of NMR. Copies of such reports are required to be furnished to NMR. To NMR's knowledge, based solely on a review of the copies of such reports furnished to NMR, all persons subject to these reporting requirements filed the required reports on a timely basis during the 1996 fiscal year.

CERTAIN TRANSACTIONS

     Ten of the operational diagnostic imaging systems owned by NMR at March 31, 1996 have been installed in offices leased by professional corporations whose principal is Dr. David L. Bloom, who is also a director of NMR. These agreements in general, provide for the payment to NMR of a periodic fixed fee, a fee based upon the number of scans performed and a billing charge. Local radiologists are under contract with these professional corporations pursuant to which such local radiologists serve as the professional staff at the center and read the scans produced at the center for a fee. Under the agreements, NMR is obligated to make the necessary leasehold alterations or site improvements at each installation for the diagnostic imaging systems, and provide the furniture, fixtures, and furnishings necessary for the operation of the office. NMR is also obligated to provide all the ancillary supplies and equipment used by the diagnostic imaging systems and for arranging and paying for maintenance of the diagnostic imaging systems. NMR also provides consultation with respect to the financial management of the center, including billing and collecting fees. All fees are collected by the physician professional corporations; however, NMR has the contractual responsibility to maintain all financial and other records and prepare and transmit bills. Pursuant to the foregoing agreements, NMR billed affiliated professional corporations, net of contractual adjustments, $13,431,954 and $14,784,092 during the fiscal years ended March 31, 1996 and 1995, respectively. See "Director Compensation" above.

     On January 21, 1992, the Board of Directors authorized NMR to enter into an agreement with Seaboard to provide advisory services to NMR in exchange for a warrant to purchase 100,000 shares of NMR's Common Stock at an exercise price of $8.00 per share through February 6, 1997, subject to vesting as services are provided. NMR's consulting agreement with Seaboard expired on February 7, 1995. In addition, NMR granted rights to certain persons who are shareholders of Seaboard, including Mr. Zappala, a Director of NMR, to have the resale of the shares of NMR Common Stock issuable on exercise of warrants held by such persons registered under the Securities Act at the expense of such persons.

PRINCIPAL AND OTHER STOCKHOLDERS OF NMR

     The following table sets forth the number of shares of NMR Common Stock beneficially owned as of March 31, 1996 by (i) each person known to NMR to be a beneficial owner of more than 5% of the outstanding Common Stock of NMR; (ii) each Director of NMR; (iii) NMR's chief executive officer and its other four most highly compensated executive officers whose total salary and bonus for the fiscal year ended March 31, 1996 exceeded $100,000, and (iv) all directors and officers of NMR as a group:


                                                              Amount and Nature
Name and address of Beneficial Owner                     of Beneficial Ownership (1)  Percent of Class
- ------------------------------------                     ---------------------------  ----------------
Joseph G. Dasti ....................................           392,357(2)                   6.0%
 c/o NMR of America, Inc.
   430 Mountain Avenue
   Murray Hill, NJ 07974

John P. O'Malley III ...............................            87,795(3)                   1.4%
 c/o NMR of America, Inc.
   430 Mountain Avenue
   Murray Hill, NJ 07974

Donald W. Arthur ...................................            63,000(4)                   1.0%
   4 Kalman Court
   Warren Township, NJ 07060

Dr. David L. Bloom .................................           190,000(5)                   3.0%
   Somerset Diagnostic
   400 Commonwealth Avenue
   Boston, MA 02215


                                                              Amount and Nature
Name and address of Beneficial Owner                     of Beneficial Ownership (1)  Percent of Class
- ------------------------------------                     ---------------------------  ----------------
John A. Faraone ....................................           104,000(6)                   1.6%
   1213 King Street
   Wilmington, DE 19899

Joseph T. Zappala ..................................            77,900(7)                   1.2%
   30 South Broadway
   Pennsville, NJ 08070

Dr. Donald A. Tobias ...............................           311,000(8)                   5.0%
   97 Biltmore Estates
   Phoenix, AZ 85016

All Directors and Officers .........................           915,052(9)                   13.3%
 as a Group (6 persons) (1) through (7)

- ----------------

(1) Unless otherwise disclosed, all of such persons hold their shares of record and beneficially.

(2) Includes 124,700 shares held of record and beneficially, 12,657 shares owned through NMR's 401(k) Plan, 30,000 shares issuable pursuant to a warrant exercisable at $3.92 per share through May 18, 1999, 75,000 shares issuable pursuant to a warrant exercisable at $3.00 per share through November 5, 1998, 50,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001 and 50,000 stock options exercisable at $6.38 per share through December 18, 2001 and 50,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004. Does not include 50,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004 and 50,000 shares issuable pursuant to a stock option exercisable at $3.25 per share through March 5, 2006, which are not currently exercisable. Does not include 266,821 shares subject to a proxy authorizing Messrs. Dasti and O'Malley to vote such shares only in the event of a directors' election contest.

(3) Includes 20,000 shares held of record and beneficially, 6,545 shares owned through NMR's 401 (k) Plan, 11,250 shares issuable pursuant to a stock option exercisable at $2.75 per share through December 16, 2002, 20,000 shares issuable pursuant to a stock option exercisable at $2.31 per share through August 4, 2003 and 30,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004. Does not include 3,750 shares issuable pursuant to a stock option exercisable at $2.75 per share through December 16, 2002, 20,000 shares issuable pursuant to a stock option exercisable at $2.31 per share through August 4, 2003, 30,000 shares issuable pursuant to a stock option exercisable at $2.88 per share through March 14, 2004 and 50,000 shares issuable pursuant to a stock option exercisable at $2.75 per share through March 5, 2006, which are not currently exercisable. Does not include 266,821 shares subject to a proxy authorizing Messrs. Dasti and O'Malley to vote such shares only in the event of a directors' election contest.

(4) Includes 3,000 shares held of record and beneficially, 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001 and 40,000 shares issuable pursuant to a warrant exercisable at $3.25 per share through April 16, 2001.

(5) Includes 110,000 shares held of record and beneficially, 40,000 shares issuable pursuant to warrants exercisable at $6.38 per share through December 18, 2001 and 40,000 shares issuable pursuant to a warrant exercisable at $3.25 per share through April 16, 2001.

(6) Includes 44,000 shares held of record and beneficially, 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001 and 40,000 shares issuable to a warrant exercisable at $3.25 per share through April 16, 2001.

(7) Includes 3,900 shares held of record and beneficially, 20,000 shares issuable pursuant to a warrant exercisable at $6.38 per share through December 18, 2001, 14,000 shares issuable pursuant to a warrant exercisable at $3.92 per share through May 18, 1999 and 40,000 shares issuable pursuant to a warrant exercisable at $3.25 per share through April 16, 2001.


(8) Based on information set forth in Schedule 13D dated February 19, 1986 filed by Dr. Tobias.

(9) Includes shares issuable on exercise of options and warrants held by Officers and Directors which are exercisable within 60 days of March 31, 1996.

                      GOVERNMENT REGULATION OF MRI AND NMR

GENERAL

     Various Federal and state statutes and regulations affect virtually all aspects of MRI's and NMR's operations. These include statutes intended to facilitate healthcare planning by placing limitations on the purchase of medical equipment and other capital expenditures and by seeking to contain healthcare costs within the Medicare and Medicaid reimbursement programs. Federal and state statutes also seek to prohibit or limit referrals of patients to facilities in which the referring physician has an ownership interest. These statutes and regulations, as well as the reimbursement policies of the various state and Federal government programs and other aspects of government regulation of the healthcare industry are subject to amendment, revision and further interpretation from time to time. These amendments, revisions and interpretations could change the regulatory environment relating to MRI's and NMR's operations and the programs under which physicians and others are reimbursed for diagnostic imaging procedures, and thereby could have a material effect on MRI's and NMR's business activities.

CERTIFICATE OF NEED REQUIREMENTS

     Certain states have enacted certificate of need ("CON") laws to facilitate healthcare planning by placing limitations on the purchase of major medical equipment and other capital expenditures. CON legislation has been enacted in the states of New Jersey, Pennsylvania, Florida and Illinois, where MRI and NMR have imaging centers, as well as a number of other states where MRI and NMR do not currently have imaging centers. These statutes, together with their implementing regulations, could limit MRI's and NMR's ability to acquire new imaging equipment or expand or replace its existing equipment, and no assurances can be given that the required regulatory approvals for any future acquisitions, expansions or replacements will be granted to MRI or NMR. With respect to MRI's and NMR's operations in Florida, magnetic resonance imaging equipment and the free standing centers from which they are operated are presently exempt from CON review in the State of Florida. The exemption in Florida is based upon prior Federal Food and Drug Administration approval of the technology for human use.

REIMBURSEMENT UNDER FEDERAL PROGRAMS

     The services offered at MRI's and NMR's imaging centers are made available to private pay patients (including those covered by a health benefit plan of a third-party payer) and patients relying on Medicare and/or Medicaid for payment of their expenses. Medicaid is a program administered by the various states to provide medical assistance to the indigent. For example, Florida's Department of Health and Rehabilitative Services promulgates and administers rules affecting services to Florida Medicaid patients. Medicare, on the other hand, is a Federally-funded program pursuant to the Federal Health Insurance For the Aged and Disabled Act. To receive reimbursement under the Medicare and/or Medicaid programs, MRI, NMR, and/or the physicians rendering services at their imaging centers, must be certified as a provider of Medicare and/or Medicaid services. The qualifications for participation in these programs, as well as the programs' coverage requirements for reimbursement of imaging services, depend upon a number of factors, and no assurances can be made that MRI and NMR may not be required to change or improve their facilities, personnel, relationships with personnel, equipment or services to maintain their Medicare/Medicaid certification.

STARK LAW

     As part of the Federal Omnibus Budget Reconciliation Act of 1993, Congress established a ban on physician referrals of Medicare and Medicaid patients to "designated health services" in which a physician or member of a physician's immediate family has a "financial interest." A "financial interest" includes both an ownership or investment interest, including a limited partnership interest, in the entity furnishing designated health services, and a compensation arrangement between the physician (or immediate family member) and the entity furnishing designated health services.

     This law, generally referred to as "Stark II," applies to referrals made on or after January 1, 1995 to entities furnishing designated health services. Specifically with regard to MRI's and NMR's operations, the "designated health services" covered by Stark II's physician self-referral prohibition include "radiology or other diagnostic services, including magnetic resonance imaging, computerized axial tomography scans and ultrasound services."

     Stark II provides exceptions, including employment and certain contractual relationships, but unless an exception to the self-referral restrictions applies, physicians will be precluded from billing for referred services rendered to Medicare and Medicaid patients. Violations of Stark II prohibitions include denial of payment for designated health services, refunds of amounts billed and collected for such services, civil monetary penalties and exclusion from the Medicare and Medicaid programs.

     Stark II also requires MRI and NMR, as providers of diagnostic services, to report to the Department of Health and Human Services ("HHS") the names and identification number of physicians who have, or whose immediate family members have, an investment interest in MRI or NMR, as the case may be.

     In response to the enactment of Stark II, NMR purchased limited partnership interests from physician and non-physician investors in certain of its limited partnerships during the fourth quarter of fiscal 1994, and any physician investors who chose not to divest their interests in NMR's imaging centers are not permitted to make Medicare or Medicaid referrals to NMR imaging centers. Prior to the acquisitions of these limited partnership interests, NMR's imaging centers did not receive a material amount of Medicare or Medicaid referrals from those physician limited partners who chose not to divest their interests. Accordingly, any loss of referrals from non-exempt physician limited partners who chose not to divest their interests in NMR's imaging centers prior to January 1, 1995 is not expected to have a material adverse impact on NMR's revenues, net, results of operations and liquidity.

     Although MRI and NMR believe that they are in material compliance with all applicable Federal laws and regulations which place limitations on referrals of patients, there can be no assurance that such laws or regulations will not be amended, interpreted or applied in the future in such a way as to have a material adverse impact on MRI and/or NMR, or that the Federal government will not impose additional restrictions upon all or a portion of MRI's and/or NMR's activities, which might adversely affect MRI's and/or NMR's businesses.

FEDERAL FRAUD AND ABUSE LAW

     MRI and NMR are subject to Federal fraud and abuse laws. The principal Federal fraud and abuse law contains the illegal remuneration provisions which prohibit the offering or payment, or the solicitation or acceptance of any bribe, kickback, rebate or any direct or indirect remuneration, in exchange for the referral of a patient for items or services reimbursed by the Medicare or Medicaid programs (the "Anti-Kickback Statute"). The Anti-Kickback Statute is intended, in part, to prevent the improper referral of patients for medical tests or treatment by healthcare providers who may have a financial interest in the entity which provides such services. Among other situations to which this legislation may be applicable, governmental authorities have from time to time maintained under certain circumstances that where physicians or other healthcare providers have made investments in medical care enterprises, although no express agreement regarding referrals of patients to the enterprise may exist, payments to the physicians or healthcare providers who refer patients to the enterprise may violate the Anti-Kickback Statute. Violation of this law may result in significant criminal and civil penalties and exclusion from participation in the Medicare and Medicaid programs.

     On July 29, 1991, HHS issued "safe harbor" regulations under the Anti-Kickback Statute, which define safe payment practices which are not subject to criminal or civil prosecution. Additional safe harbors were proposed in September of 1993, but they have not yet been adopted. A safe harbor for investment interests sets forth eight conditions, which if all are met, assure a partnership that distributions of profits to its partners who refer patients to or provide services for the partnership will be deemed not to violate the Anti-Kickback Statute.

     The safe harbor regulations are not the sole determinant of whether a healthcare business is operating in compliance with the Anti-Kickback Statute, and failure to comply with applicable safe harbors does not necessarily make a particular payment practice illegal. If a payment practice does not fall within the applicable safe harbors, the arrangement must be examined in light of the language and intent of the Anti-Kickback Statute. Thus, a healthcare business can fail to meet the safe harbors and still be operating lawfully under the Anti-Kickback Statute. Although MRI and NMR believe that they are in general and substantial compliance with the Anti-Kickback Statute, there can be no assurance that the HHS' Office of Inspector General, which is responsible for enforcing the Anti-Kickback Statute, will not challenge MRI's or NMR's position on compliance with such statute or that, if such a challenge occurred, a court would uphold MRI's or NMR's position.

STATE REFERRAL LAWS

     Many states, including those states in which MRI and NMR conduct their businesses, have their own laws which impose restrictions on physicians and other healthcare providers in connection with the referral of patients to facilities in which such physicians and providers have an ownership interest. Unlike the Anti-Kickback Statute, these state referral laws are not limited to items and services reimbursed by Medicare and Medicaid.

     Although MRI and NMR believe that they are in material compliance with all applicable state laws and regulations which place limitations on referrals of patients, there can be no assurance that such laws or regulations will not be amended, interpreted or applied in the future in such a way as to have a material adverse impact on MRI and/or NMR, or that state governments will not impose additional restrictions upon all or a portion of MRI's and/or NMR's activities, which might adversely affect MRI's and NMR's businesses.

PRACTICE OF MEDICINE

     MRI's and NMR's imaging centers are subject to state laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Professional radiology services are performed at MRI's and NMR's respective imaging centers by licensed physicians under contract with a medical professional corporation, while MRI and NMR provide the imaging equipment and technical employees. The physicians with whom MRI and NMR enter into agreements are subject to requirements of the licensing authorities of the states in which they practice medicine to assure that such persons meet the requirements necessary to practice medicine and for the protection of the public. In addition, the respective imaging centers of MRI and NMR may be subject to certain states' healthcare facility licensure requirements. There can be no assurance that state authorities or others may not challenge this structure as involving MRI or NMR, as the case may be, in the unlawful practice of medicine or that any required facility licensure approvals will be granted to MRI or NMR.

     Florida's Department of Health and Rehabilitative Services is required by law to license MRI's and NMR's imaging centers and to collect certain financial and operating information from MRI and NMR. Florida law also subjects the medical personnel performing services at each center to licensure and regulation.

HEALTHCARE COST CONTAINMENT LEGISLATION

     Federal and state agencies have adopted or are considering medical cost containment legislation which has restricted or may restrict prices charged by hospitals and other healthcare providers. Such legislation, together with cost constraints imposed by insurance companies and other third-party payers, has reduced, and can be expected to continue to reduce, the fees which MRI and NMR collect for the use of their diagnostic imaging equipment and/or for the provision of diagnostic imaging services.

     Federal and state cost containment proposals have not been fully formulated at this time. Thus, MRI and NMR are unable to determine at this time how any such proposals that are adopted may affect their businesses, but MRI and NMR expect that these proposals will reduce their average revenue, net realized for diagnostic imaging procedures.

     MRI and NMR have been pursuing agreements with health maintenance organizations (HMOs), preferred provider organizations (PPOs), and others to provide services to these organizations and their members. These organizations typically negotiate for and receive an allowance deducted from the standard fee thereby reducing revenues to MRI and NMR on a per procedure basis. MRI and NMR expect these contracts to become an increasingly significant part of their mix of business. Significant changes in coverage, possibly combined with a reduction in payment rates by third-party payers, would have a material adverse effect on MRI's and NMR's revenues, net income, results of operations and liquidity.

POSSIBLE NATIONAL HEALTHCARE REFORM

     The enactment of national healthcare reform legislation is uncertain. Although national healthcare reform laws, if enacted, may have the beneficial effect of increasing the number of persons who will have access to services provided by MRI and NMR, such reform laws may also reduce the fees that may be charged for such services. In particular, there is a possibility that a significant portion of healthcare services will be rendered and administered through a system which could force price concessions from service providers such as MRI and NMR. Moreover, national healthcare reform laws could cause greater analysis of each patient's need for diagnostic testing, with the aim of eliminating unnecessary tests and reducing the volume and cost of medical care. Depending on the nature and extent of any new Federal laws and/or regulations, or possible changes in the interpretation of existing laws and/or regulations, the foregoing may have a material adverse effect on MRI's and NMR's revenues, operating marginsand profitability.

FDA REGULATION

     The use of diagnostic imaging systems are subject to regulation by the Food and Drug Administration ("FDA") as a medical device. The FDA has approved all of the devices used by MRI and NMR in substantially all currently utilized procedures. Although considered by MRI and NMR to be unlikely, there can be no assurance that the FDA may not promulgate regulations in the future that may negatively affect their use of diagnostic imaging systems.

          MRI AND NMR UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Following is an unaudited pro forma combined balance sheet of MRI (the "Unaudited Pro Forma Balance Sheet") as of March 31, 1996, an unaudited pro forma combined statement of income for the fiscal year ended December 31, 1995 (the "Unaudited Pro Forma Statement of Income") and an unaudited pro forma combined statement of income for the three months ended March 31, 1996 (the "Unaudited Pro Forma Statement of Income for the Three Months Ended March 31, 1996"). These unaudited pro forma combined financial statements include historical amounts for MRI and NMR adjusted to reflect the Merger and historical acquisitions. MRI's historical acquisitions during the year ended December 31, 1995 included New England MRI, Inc. and PCC Imaging, Inc., which were effective on May 26, 1995 and June 19, 1995, respectively. NMR's historical acquisitions during its fiscal year ended March 31, 1996 included Morgan Medical Holdings, Inc. and Central Diversey MRI Center, Inc., which were effective on September 15, 1995 and January 1, 1996, respectively. MRI's historical acquisitions for which pro forma adjustments have been made for the three months ended March 31, 1996 included MRI-CT, Inc. on January 9, 1996, Nurse Care Plus, Inc. on January 12, 1996, Americare Imaging Centers, Inc. and MRI Associates of Tarpon Springs, Inc. on April 19, 1996 and Access Imaging Center, Inc. on April 30, 1996. For purposes of presenting the Unaudited Pro Forma Balance Sheet, the Merger is considered to have occurred on March 31, 1996. MRI's fiscal year end is December 31 and NMR's fiscal year end is March 31. Accordingly, the Unaudited Pro Forma Statement of Income has been presented as if the Merger and the historical acquisitions of MRI had occurred on January 1, 1995 and as if the Merger and the historical acquisitions of NMR had occurred on April 1, 1995. The Unaudited Pro Forma Income Statement for the Three Months Ended March 31, 1996 has been prepared on the basis that the Merger and the historical acquisitions of MRI occurred as of January 1, 1996. The Merger will be accounted for under the purchase method of accounting and, therefore, these statements are prepared on such a basis.

     These unaudited pro forma combined financial statements do not purport to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated on such date, or at the beginning of the periods, for which the pro forma unaudited combined financial statements are presented, nor do they purport to be indicative of future operating results or financial position.

     The following unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of MRI and NMR, incorporated by reference herein, as certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                                              UNAUDITED PRO FORMA BALANCE SHEET

                                                         (In thousands)

                                                             (1)           (2)
                                                             MRI           NMR                         Combined
                                                          March 31,     March 31,       Pro Forma     MRI and NMR
                                                            1996          1996         Adjustments     Pro Forma
                                                          ---------     ---------      -----------    -----------
Cash and cash equivalents .............................    $ 8,528       $ 3,782       $(1,320)(A)     $  9,766
                                                                                        (1,225)(B)
Short term investments ................................         --           664                            664
Accounts receivable, net ..............................     18,147        14,182                         32,329
Other assets ..........................................      4,232         1,442                          5,674
                                                           -------       -------       -------         --------
  Total current assets ................................     30,907        20,070        (2,545)          48,432

Medical diagnostic and office equipment, net ..........     12,681        14,451        (3,351)(C)       23,781
Goodwill, net .........................................     11,247        10,805       (10,805)(D)       47,600
                                                                                        36,353(E)
Other assets ..........................................      2,700         1,748           329(F)         3,907
                                                                                          (870)(G)
                                                           -------       -------       -------         --------
  Total assets ........................................    $57,535       $47,074       $19,111         $123,720
                                                           =======       =======       =======         ========
Current portion of notes payable ......................    $ 1,395       $ 4,911                       $  6,306
Current portion of obligations under capital leases ...      3,723           613                          4,336
Accounts payable and accrued expenses .................      6,823         4,277                         11,100
Other current liabilities .............................      1,284            --        $2,054(H)         3,338
Income taxes payable ..................................        398            --                            398
                                                           -------       -------       -------         --------
  Total current liabilities ...........................     13,623         9,801         2,054           25,478

Notes payable .........................................      5,260        11,029                         16,289
Obligations under capital leases ......................      7,841         1,152                          8,993
Convertible debentures ................................     10,233         1,976                         12,209
Other long-term liabilities ...........................        890         2,127                          3,017
                                                           -------       -------       -------         --------
  Total liabilities ...................................     37,847        26,085         2,054           65,985

Common stock ..........................................         81            67           (67)(I)          124
                                                                                            43(E)
Common stock to be issued .............................      1,721            --                          1,721
Additional paid in capital ............................     22,306        17,028       (17,028)(I)       60,310
                                                                                        38,004(E)
Retained (deficit) earnings ...........................     (3,001)        5,632        (5,632)(I)       (3,001)
Treasury stock ........................................     (1,419)       (1,737)        1,737(I)        (1,419)
                                                           -------       -------       -------         --------
  Total stockholders' equity ..........................     19,689        20,989        17,057           57,735

Total liabilities and stockholders' equity ............    $57,535       $47,074       $19,111         $123,720
                                                           =======       =======       =======         ========

- ---------------

(1) MRI's March 31, 1996 unaudited balance sheet as presented in its March 31, 1996 Form 10-Q.

(2) NMR's March 31, 1996 audited balance sheet as presented in its March 31, 1996 Form 10-KSB, reclassified to conform with MRI's presentation.

            See Notes to Pro Forma Combined Financial Statements and
                   Notes to Consolidated Financial Statements

                                             UNAUDITED PRO FORMA STATEMENT OF INCOME
                                              (In thousands, except per share data)

                                                                                                                       MRI/NMR
                                   (1)          (2)                                        MRI            NMR         Combined
                                   MRI          NMR                                    Historical     Historical         and
                               Year Ended   Year Ended                   MRI and NMR  Acquisitions   Acquisitions    Historical
                                Dec. 31,     March 31,    Pro Forma       Pro Forma     Pro Forma      Pro Forma    Acquisitions
                                  1995         1996      Adjustments      Combined     Adjustments    Adjustments     Pro Forma
                               ----------   ----------  ------------     -----------  ------------   ------------   ------------
Net service revenues ..........   $51,994     $23,957      $(1,791)(a)     $74,307      $1,600 (j)     $3,467 (k)     $79,374
                                                               147 (b)
Operating costs, excluding
 interest, depreciation and
 amortization .................    31,564      13,125       (1,754)(a)      42,935         958 (j)      1,641 (k)      45,534
Provision for uncollectible
 account receivable ...........     3,378          --                        3,378         128 (j)                      3,506
Corporate general and
 administrative ...............     4,978       2,916          356 (c)       8,250         442 (j)        344 (k)       9,036
Depreciation and amortization .     4,567       3,094         (532)(a)       8,048         113 (j)        408 (k)       8,569
                                                              (420)(d)
                                                             1,818 (e)
                                                               (60)(f)
                                                              (419)(g)
                                  -------     -------      -------         -------      ------         ------         -------
  Operating income ............     7,507       4,822         (633)         11,696         (41)         1,074          12,729
Interest expense ..............     1,829       1,678         (518)(a)       2,989         165 (j)        356 (k)       3,510
                                  -------     -------      -------         -------      ------         ------         -------
Income from continuing
 operations before minority
 interest and taxes ...........     5,678       3,144         (115)          8,707        (206)           718           9,219
Minority interest .............      (124)        411           --             287          --             --             287
                                  -------     -------      -------         -------      ------         ------         -------
Income from continuing
 operations before income
 taxes ........................     5,802       2,734         (115)          8,421        (206)           718           8,933
Income taxes ..................     1,659         956          (46)(h)       2,570           8 (j)        238 (k)       2,816
                                  -------     -------      -------         -------      ------         ------         -------
Income from continuing
 operations ...................   $ 4,143     $ 1,777      $   (69)        $ 5,851      $ (214)        $  480         $ 6,117
                                  =======     =======      =======         =======      ======         ======         =======
Weighted average shares
 outstanding ..................     7,785       5,870        4,036 (i)      11,821         720 (l)        378 (m)      12,918
                                  =======     =======      =======         =======      ======         ======         =======
Primary earnings per share ....    $ 0.53     $  0.30                      $  0.49                                    $  0.47
                                  =======     =======                      =======                                    =======

- ----------------

(1) MRI's year ended December 31, 1995 audited statement of income as presented in its Form 10-K.

(2) NMR's year ended March 31, 1996 audited statement of income as presented in its Form 10-KSB, reclassified to conform with MRI's presentation.

            See Notes to Pro Forma Combined Financial Statements and
                   Notes to Consolidated Financial Statements


                                 UNAUDITED PRO FORMA STATEMENT OF INCOME FOR THE
                                        THREE MONTHS ENDED MARCH 31, 1996

                                      (In thousands, except per share data)

                                                                                                       MRI/NMR
                                                                                          MRI         Combined
                                    (1)           (2)                        MRI      Historical       and MRI
                                    MRI           NMR                      and NMR   Acquisitions    Historical
                                 March 31,     March 31,  Pro Forma       Pro Forma    Pro Forma    Acquisitions
                                   1996          1996    Adjustments      Combined    Adjustments     Pro Forma
                                 --------      --------  -----------      --------    -----------    ----------
Net service revenues ..........   $18,098       $6,960      $(483)(aa)     $24,672      $2,165 (jj)    $26,837
                                                               97 (bb)
Operating costs,
 excluding interest,
 depreciation and
 amortization .................    12,037        3,740       (501)(aa)      15,276       1,275 (jj)     16,551
Provision for uncollectible
 accounts receivable ..........       815           --                         815          17 (jj)        832
Corporate general and
 administration ...............     1,601          844         89 (cc)       2,534         235 (jj)      2,769
Depreciation and
 amortization .................     1,317          892       (134)(aa)       2,233         412 (jj)      2,645
                                                             (176)(dd)
                                                              454 (ee)
                                                              (15)(ff)
                                                             (105)(gg)
                                  -------       ------      -----          -------      ------         -------
Operating income ..............     2,328        1,484          2            3,814         226           4,040
Interest expense ..............       549          463       (131)(aa)         881          10 (jj)        891
                                  -------       ------      -----          -------      ------         -------
Income from continuing
 operations before minority
 interest and taxes ...........     1,779        1,021        133            2,933         216           3,149
Minority interest .............        44           76                         120                         120
                                  -------       ------      -----          -------      ------         -------
Income from continuing
 operations before income
 taxes ........................     1,735          945        133            2,813         216           3,029
Income taxes ..................       438          315         53 (hh)         806         118 (jj)        924
                                  -------       ------      -----          -------      ------         -------
Income from continuing
 operations ...................   $ 1,298       $  630      $  80          $ 2,007      $   98         $ 2,105
                                  =======       ======      =====          =======      ======         =======
Weighted average shares
 outstanding ..................     8,333        6,340      4,359 (ii)      12,692         615 (kk)     13,307
                                  =======       ======      =====          =======      ======         =======
Earnings per share ............    $ 0.16       $ 0.10                      $ 0.16                      $ 0.16
                                  =======       ======      =====          =======      ======         =======


- ---------------

(1) NMR's unaudited statement of income for the quarter ended March 31,1996, reclassified to conform with MRI's presentation. This quarter is also included in the Unaudited Pro Forma Statement of Income for the year ended December 31, 1995.

(2) MRI's unaudited statement of income for the quarter ended March 31, 1996 as presented in its March 31, 1996 Form 10-Q.

            See Notes to Pro Forma Combined Financial Statements and
                   Notes to Consolidated Financial Statements

          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

   The Historical Financial Statements

    The Merger--

     The unaudited pro forma combined financial statements are presented for illustrative purposes only, giving effect to the Merger and historical acquisitions of MRI and NMR, and therefore, are not necessarily indicative of the financial position or financial results that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of the financial position or financial results which may occur in the future. The Unaudited Pro Forma Balance Sheet has been presented assuming the Merger occurred on March 31, 1996. MRI's fiscal year end is December 31 and NMR's fiscal year end is March 31. Accordingly, the Unaudited Pro Forma Statement of Income has been presented as if the Merger and historical acquisitions of MRI had occurred on January 1, 1995 and as if the Merger and the historical acquisitions of NMR had occurred on April 1, 1995. The Unaudited Pro Forma Income Statement for the Three Months Ended March 31, 1996, has been prepared on the basis that the Merger and the historical acquisitions of MRI occurred as of January 1, 1996. The Merger will be accounted for under the purchase method of accounting, whereby the respective assets and liabilities of NMR are recorded at their estimated fair values. The total purchase cost of the transaction is estimated to be approximately $38,952,000 and the excess of the purchase cost over the estimated fair value of net assets acquired is estimated to be approximately $36,353,000.

     The Unaudited Pro Forma Statement of Income for the fiscal year ended December 31, 1995 reflects the impact of historical acquisitions made by MRI and NMR. MRI's acquisition of New England MRI, Inc. ("NEM") and PCC Imaging, Inc. ("PCC"), which were effective on May 26, 1995 and June 19, 1995, respectively, are reflected as if such acquisitions had occurred on January 1, 1995. NMR's acquisition of Morgan Medical Holdings, Inc. ("Morgan") and Central Diversey MRI Center, Inc. ("CD MRI"), which were effective on September 15, 1995 and January 1, 1996, respectively, are reflected as if such transactions had occurred on April 1, 1995. MRI acquisitions and NMR's acquisition of CD MRI did not require shareholder approval. NMR's acquisition of Morgan was approved by its shareholders.

     The Unaudited Pro Forma Statement of Income for the Three Months Ended March 31, 1996 reflects the impact of historical acquisitions made by MRI. MRI's acquisition of MRI-CT, Inc. ("MRI-CT") on January 9, 1996, NurseCare Plus, Inc. ("NurseCare") on January 12, 1996, Americare Imaging Centers, Inc. and MRI Associates of Tarpon Springs, Inc. (collectively known as "Americare") on April 19, 1996 and Access Imaging Center, Inc. ("Access") on April 30, 1996, are reflected as if these transactions had occurred on January 1, 1996. These acquisitions did not require shareholder approval.

2. REVENUE RECOGNITION

     For MRI centers and those centers that NMR acquired (as opposed to developed, see next paragraph), revenues are recognized on an accrual basis as earned and consist of patient service revenues adjusted for contractual adjustments (net patient service revenue) allocated to MRI and NMR under the terms of management agreements maintained. This revenue is derived from charges for patient services rendered in diagnostic imaging centers under the terms of certain payment arrangements with various third party payors, such charges are paid at amounts less than the Company's established rates.

     For the centers which NMR has developed, agreements have been entered into with physicians engaging in business as professional associations ("Physicians") pursuant to which NMR maintains and operates imaging systems in offices operated by Physicians. The agreements have terms of up to six years and are renewable at NMR's option. Under the agreements, Physicians have agreed to be obligated to contract for radiological services at the centers and to sublease each facility. NMR is obligated to make necessary leasehold improvements, provide furniture and fixtures and perform certain administrative functions relating to the provisions of technical aspects of the centers' operations for which Physicians pay a quarterly fee composed of a fixed sum based on the cost of the respective imaging system installed, including the related financing costs, a charge per invoice processed and a charge based upon system usage for each NMR-installed imaging system in operation. These fees, net of a contractual allowance based upon Physicians ability to pay after Physicians have fulfilled their obligations under facility subleases and radiological service contracts as set forth above, constitute NMR's net revenue for sites developed by NMR.

     MRI also recognizes revenue from temporary nurse staffing.

3. EARNINGS PER SHARE

     MRI and NMR Unaudited Pro Forma Combined earnings per share has been calculated by dividing net income by the weighted average shares outstanding during the period, including the weighted average effect of the estimated 4,308,859 shares of MRI Common Stock to be issued in the Merger. MRI, NMR Combined and MRI, NMR Historical Acquisitions Unaudited Pro Forma earnings per share has been calculated assuming an additional 600,000 shares issued and 600,000 shares of MRI Common Stock to be issued by MRI in conjunction with the acquisition of NEM were issued on January 1, 1995 and an additional 1,195,848 and 10,000 shares of NMR Common Stock issued by NMR for the acquisitions of Morgan and CD MRI, respectively, had occurred on April 1, 1995. The potentialdilutive effect of warrants to be issued upon consummation of the Merger and the conversion of all NMR optionsand warrants into MRI options and warrants was taken into consideration in the pro forma earnings pershare calculations.

4. PRO FORMA ADJUSTMENTS

   Unaudited Pro Forma Balance Sheet

(A) To reflect expenditure of estimated professional fees and other costs expected to be expended by MRI and NMR relating to the Merger, including investment banking, legal, accounting and appraisal fees.

      MRI:
            Investment banking ....................        $265
            Fixed asset appraisal .................          30
            Printing and mailing ..................          85
            Financial advisory ....................         175
            Accounting ............................         150
            Legal .................................         200
                                                           ----
                                                                      $  905
                                                                      ------
      NMR:
            Investment banking ....................        $215
            Accounting ............................          50
            Legal .................................         150
                                                           ----
                                                                      $  415
                                                                      $1,320
                                                                      ------

(B) To reflect lump sum cash payments to be made to Mr. Joseph G. Dasti, President of NMR ($670,000 including employer portion of taxes) and Mr. John P. O'Malley III, Executive Vice President, ($555,000 including employer portion of taxes) in consideration of the termination of their existing employment agreements pursuant to terms of the Merger. These payments will be a liability of NMR and will be paid in conjunction with the consummation of the Merger.

(C) To adjust NMR's fixed assets to their estimated fair value based upon preliminary appraisals.

(D)  To eliminate NMR's historical goodwill.

(E) To record the estimated goodwill and equity relating to the Merger based upon a purchase price of approximately $38,047,000 calculated based on the issuance of an estimated 4,308,859 shares of MRI Common Stock in exchange for the outstanding stock of NMR. For purposes of pro forma presentation, MRI Common Stock was valued at $8.83 per share which is the average of the five days before, the day of, and the five days after the date of the Merger Agreement (May 20, 1996).

     NMR historical book value as of March 31, 1996 ...................      $20,989
     Adjusted by the following:
      To reflect the expenditure of costs related to the Merger .......                      (415) (see (A))
      To reflect lump sum payments to Messrs. Dasti and O'Malley ......                    (1,225) (see (B))
      To adjust fixed assets to appraised fair value ..................                    (3,351) (see (C))
      To remove historical goodwill ...................................                   (10,805) (see (D))
      To adjust the deferred tax asset, net ...........................                       329  (see (F))
      To adjust intangible and other assets ...........................                      (870) (see (G))
      To adjust accrued liabilities ...................................                    (2,054) (see (H))
                                                                                          -------
     Adjusted book value of NMR (net assets acquired) .................                   $ 2,599
                                                                                          =======
     Purchase price ...................................................      $38,047
     Adjusted book value of NMR (net assets acquired) .................        2,599
                                                                             -------
     Excess of purchase price over net assets acquired ................      $35,448
     Capitalized Merger costs .........................................          905 (see (A))
                                                                             -------
    Goodwill ..........................................................      $36,353
                                                                             =======

(F) To reflect the adjustment of pro forma combined deferred income tax assets and liabilities based upon the tax effect of adjustments (C) and (G) as follows:


                                                      MRI           NMR
                                                   March 31,     March 31,     Pro Forma      Pro Forma
                                                     1996          1996       Adjustments     Combined
                                                   --------      --------     -----------    ---------
     Assets:
      Deferred income taxes ..................      $2,487        $2,936                       $5,423
     Less:
      Valuation allowance ....................         200           --                           200
     Liabilities:
      Deferred income taxes ..................          89         2,827        ($ 80)(1)       2,587
                                                                                 (249)(2)
                                                    ------        ------         ----          ------
     Net deferred tax asset ..................      $2,198        $  109        ($329)         $2,636
                                                    ======        ======         ====          ======

     -------------


     (1) To adjust NMR's deferred tax liability related to fixed assets for the tax effect impact, using 40%, of pro forma adjustment (C) to adjust NMR's fixed assets by $200,000.

     (2) To adjust NMR's deferred tax liability related to an intangible asset for tax effect impact, using 40%, of pro forma adjustment (G) to adjust the book value of an NMR intangible asset.

     For purposes of pro forma presentation, as of March 31, 1996, the tax effect of the combined Companies' future deductible amounts exceeds future taxable amounts, as defined under Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes", by approximately $2,636,000 and is reflected in the unaudited pro forma balance sheet as of March 31, 1996 as a component of other assets.

     As discussed in Note 10 to NMR's 1996 Consolidated Financial Statements, NMR has recorded deferred tax assets of $2,332,000 related to net operating loss carryforwards of $6,389,000. Utilization of certain of these net operating loss carryforwards is limited to $520,000 (pre tax effect) per year and could be limited further if there are future changes in the ownership of NMR. The Merger may result in further limitations on the utilization of certain of these net operatingloss carryforwards. No adjustment for additional limitations has been made in these pro forma combined financial statements because the amounts are not yet known.

(G) To eliminate NMR's joint venture option and to reflect the adjustment of other assets including deferred organizational costs and other miscellaneous assets for items that MRI would account for as period expenses.

     Joint venture/purchase option ...................       $628
     Deferred organizational costs ...................        136
     Miscellaneous other assets ......................        106
                                                             ----
                                                             $870
                                                             ====

(H) To reflect liabilities that arise as a result of potential actions to be taken by MRI following the Merger as follows:

     Center closing costs (1) ........................     $1,565
     Accrual of corporate rent (2) ...................        269
     Employee severance (3) ..........................        220
                                                           ------
                                                           $2,054
                                                           ======

     -------------

     (1) Represents liabilities assumed as of the consummation date in conjunction with the closing of the Elgin and Bel Air centers. The components of the costs are: $1,200,000 for the remaining rental terms; $100,000 for the removal of the equipment at the Bel Air facility; $200,000 to restore rental facilities to good condition; and $65,000 for severance to involuntarily terminated employees. There can be no assurance that the cost of such closing will not be greater than the anticipated amount shown herein.

     (2) Represents the rental liability related to NMR's corporate office which is expected to be closed after the Merger.

     (3) Represents the severance for employees at NMR's corporate office that are expected to be involuntarily terminated as a result of the Merger.

(I)  To eliminate NMR's historical stockholders' equity.

   Unaudited Pro Forma Statement of Income

(a) To eliminate the operations of NMR's Bel Air and Elgin centers which MRI expects it will close after the Merger. The unaudited historical operating results of the centers to be closed are as follows:

                                                    For the year
                                                        ended
                                                   March 31, 1996
                                                     (unaudited)
                                                   --------------
          Revenue, net
           Bel Air .............................        $1,706
           Elgin ...............................            85
                                                        ------
                                                        $1,791
                                                        ======
          Operating costs
           Bel Air .............................        $1,399
           Elgin ...............................           355
                                                        ------
                                                        $1,754
                                                        ======
          Depreciation
           Bel Air .............................        $  518
           Elgin ...............................            14
                                                        ------
                                                        $  532
                                                        ======
          Interest
           Bel Air .............................        $  514
           Elgin ...............................             4
                                                        ------
                                                        $  518
                                                        ======

(b) To reflect the increase in other income relating to the elimination of the losses at the Austin, Texas center (in which NMR owned a minority interest) which, for pro forma purposes, is assumed to have been disposed on January 1, 1995 (the center was closed on December 31, 1995).

(c) To reflect the increase of corporate general and administrative expense resulting from non-competition and consulting agreements with Messrs. Dasti and O'Malley offset by the elimination of their historical compensation.

          Executive compensation (1) .........................       $(468)
          Non-competition and consulting (2) .................         824
                                                                     -----
          Net increase in corporate general and
           administrative ....................................       $ 356
                                                                     =====

     --------------

     (1) Represents the elimination of the historical compensation for Messers. Dasti and O'Malley.

     (2) Represents the expenses to be incurred during the pro forma period presented relating to the non-competition and consulting agreements entered into by Mr. Dasti ($274,000) and Mr. O'Malley ($550,000).

(d)  To eliminate amortization expense relating to NMR's historical goodwill.

(e) To reflect the amortization of the goodwill that results from the Merger using the straight-line method over20 years.

(f)  To eliminate amortization of adjusted intangible assets.

(g) To reflect the decrease in depreciation of fixed assets (not including land) based upon adjustments to record the assets at the estimated fair value as determined by preliminary appraisals, depreciated over an estimated weighted average remaining useful life of eight years.

         Adjustment to decrease fixed assets to preliminary
          appraisal of fair value .............................     $(3,351)

         Weighted average depreciable life (years) ............           8
                                                                    -------
         Pro forma decrease in depreciation expense ...........     $  (419)
                                                                    =======

(h)  To reflect the pro forma income taxes calculated at statutory rates.

(i) To reflect the weighted average of the estimated shares to be issued in conjunction with the Merger at the 0.6875 Exchange Ratio.

(j) To reflect pro forma operating results for MRI's acquisition of NEM (two imaging centers in Ft. Myers, Florida) on May 26, 1995 and PCC (a Hackensack, New Jersey imaging center) on June 19, 1995 as though the transactions were consummated on January 1, 1995.

(k) To reflect pro forma operating results for NMR's acquisition of Morgan (four imaging centers in Florida) on September 15, 1995 and CD MRI (a Chicago, Illinois area imaging center) on January 1, 1996 as though the transactions were consummated on April 1, 1995.

(l) To reflect the pro forma effect of the shares issued in conjunction with the acquisitions noted in (j) on the weighted average of shares outstanding.

(m) To reflect the pro forma effect of the shares issued in conjunction with the acquisition noted in (k) on the weighted average of shares outstanding. The shares were also adjusted for the 0.6875 Exchange Ratio.

   Pro Forma Statement of Income for the Three Months Ended March 31, 1996

(aa) To eliminate the operations of NMR's Bel Air and Elgin centers which MRI expects it will close after the Merger. The unaudited historical operating results of the centers to be closed are as follows:

                                                     For the quarter
                                                          ended
                                                     March 31, 1996
                                                       (unaudited)
                                                     ---------------
          Revenue, net
           Bel Air .............................          $462
           Elgin ...............................            21
                                                          ----
                                                          $483
                                                          ====
          Operating costs
           Bel Air .............................          $428
           Elgin ...............................            73
                                                          ----
                                                          $501
                                                          ====
          Depreciation
           Bel Air .............................          $130
           Elgin ...............................             4
                                                          ----
                                                          $134
                                                          ====
          Interest
           Bel Air .............................          $130
           Elgin ...............................             1
                                                          ----
                                                          $131
                                                          ====

(bb) To reflect the increase in other income relating to the elimination of the losses at the Austin, Texas center (in which NMR owned a minority interest) which, for pro forma purposes, is assumed to have been disposed on January 1, 1995 (the center was closed on December 31, 1995).

(cc) To reflect the increase of corporate general and administrative expense resulting from non-competition and consulting agreements with Messrs. Dasti and O'Malley offset by the elimination of their historical compensation.

        Executive compensation (1) ..............................     $(117)
        Non competition and consulting (2) ......................       206
                                                                      -----
        Net increase in corporate general and administrative ....     $  89
                                                                      =====

     -------------

     (1) Represents the elimination of the historical compensation for Messrs. Dasti and O'Malley.

     (2) Represents the expenses to be incurred during the pro forma period presented relating to the non competition and consulting agreements entered into by Mr. Dasti ($274,000 annually, $69,000 per quarter) and Mr. O'Malley ($550,000 annually, $137,000 per quarter).

(dd)  To eliminate amortization expense relating to NMR's historical goodwill.

(ee) To reflect the amortization of the goodwill that results from the Merger using the straight-line method over20 years.

(ff)  To eliminate amortization of adjusted intangible assets.

(gg) To reflect the decrease in depreciation of fixed assets (not including land) based upon adjustments to record the assets at the estimated fair value as determined by preliminary appraisals, depreciated over an estimated weighted average remaining useful life of eight years.

      Adjustment to decrease fixed assets to preliminary
       appraisal of fair value ...............................   $(3,351)
      Weighted average depreciable life (years) ..............         8
                                                                 -------
      Pro forma decrease in depreciation expense .............      (419)
      One quarter expense ............................  (division sign)4
                                                                  ------
      Pro forma quarterly decrease in depreciation expense ...   $  (105)
                                                                  ======

(hh)  To reflect the pro forma income taxes calculated at statutory rates.

(ii) To reflect the weighted average of the estimated shares to be issued in conjunction with the Merger at the 0.6875 Exchange Ratio.

(jj) To reflect pro forma operating results for MRI's acquisition of MRI-CT (four New York imaging centers) on January 9, 1996, NurseCare (a San Diego, California based supplemental healthcare staffing company) on January 12, 1996, Americare (three Florida imaging centers) on April 19, 1996 and Access (one Florida imaging center) on April 30, 1996, as though the transactions were consummated on January 1, 1995.

(kk) To reflect the pro forma effect of the shares issued in conjunction with the acquisitions noted in (jj) on the weighted average of shares outstanding.

                 AMENDMENT OF MRI'S CERTIFICATE OF INCORPORATION
                    (ITEM NO. 2) (FOR MRI STOCKHOLDERS ONLY)

     At the MRI Meeting, MRI stockholders will be asked to vote on a proposal, which would only become effective if the Merger is consummated, to amend MRI's Certificate of Incorporation in order the increase the number of authorized shares of MRI Common Stock from 20,000,000 shares to 50,000,000. IF THE MERGER IS NOT CONSUMMATED, THE VOTE ON THIS PROPOSAL WILL BE CONSIDERED VOID AND OF NO FORCE AND EFFECT.

     By resolution adopted on June 19, 1996, the Board of Directors of MRI proposed the adoption by MRI stockholders of an amendment to MRI's Certificate of Incorporation pursuant to which the number of authorized shares of MRI Common Stock would be increased from 20,000,000 shares to 50,000,000 shares, and the MRI Board directed that the proposed amendment be submitted to a vote of the stockholders at the MRI Meeting. If the proposed amendment is approved and upon its filing with the Secretary of State of the State of Delaware, the newly authorized shares of MRI Common Stock will have voting and other rights identical to the currently authorized shares of MRI Common Stock. The proposed Amendment to MRI's Certificate of Incorporation is attached hereto as Appendix D.

     Of the 20,000,000 currently authorized shares of MRI Common Stock, as of July 29, 1996, 8,866,489 shares were issued and outstanding and an additional 2,819,625 shares were reserved for issuances in connection with outstanding MRI Derivative Securities. MRI's Board of Directors has also reserved for issuance an additional 114,459 shares upon the exercise of options which may be granted under MRI's existing option plans. In connection with the Merger, approximately 4,338,517 shares of MRI Common Stock will be issued (assuming no exercise or conversion of outstanding NMR Derivative Securities) and an additional 1,305,156 shares of MRI Common Stock will be issuable upon exercise or conversion of NMR Derivative Securities following the Merger. Although presently authorized shares are sufficient to meet all present requirements of MRI, including shares of MRI Common Stock to be issued in the Merger, MRI's Board of Directors believes that it is desirable that MRI have the flexibility to issue a substantial number of share of MRI Common Stock without further stockholder action unless required by applicable law or regulation. The availability of additional shares will enhance MRI's flexibility in connection with possible future actions, such as acquisitions, stock dividends, stock splits and employee benefit programs. The MRI Board will determine whether, when and on what terms the issuance of shares of MRI Common Stock may be warranted in connection with any of the foregoing purposes.

     The MRI Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares in future transaction unless required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the stock may be listed or quoted, or unless MRI deems its advisable to do so. Further, the MRI Board does not intend to issue any MRI Common Stock to be authorized under the proposed amendment to the Certificate of Incorporation except upon the terms the MRI Board deems to be in the best interests of MRI and its stockholders. The issuance of additional MRI Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of MRI Common Stock and their voting rights, Holders of MRI Common Stock have no preemptive rights. The availability for issuance of additional shares of MRI Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of MRI.

     The proposed amendment to MRI's Certificate of Incorporation is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of MRI Common Stock.

     It is the intention of the persons named in the accompanying proxy to vote FOR the election of the proposed amendment to MRI's Certificate of Incorporation, unless contrary instructions are given or authority to do so is withheld.

     AT THE MRI MEETING, THE STOCKHOLDERS OF MRI WILL BE REQUESTED TO APPROVE THE AMENDMENT TO MRI'S CERTIFICATE OF INCORPORATION. THE PROPOSED AMENDMENT TO MRI'S CERTIFICATE OF INCORPORATION UNDER THIS PROPOSAL WILL ONLY BE GIVEN EFFECT IF THE MERGER IS CONSUMMATED.

                    ELECTION OF DIRECTORS OF NMR (ITEM NO. 3)
                           (FOR NMR STOCKHOLDERS ONLY)

     At the NMR Meeting, NMR stockholders will be asked to vote on a proposal, which would only become effective if the Merger is not consummated, to elect five (5) directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. IF THE MERGER IS CONSUMMATED, THE VOTE ON THIS PROPOSAL WILL BE CONSIDERED VOID AND OF NO FORCE AND EFFECT.

     The following five individuals have been nominated for election as directors in the event the Merger is not consummated: Joseph G. Dasti, Donald W. Arthur, David L. Bloom, John A. Faraone and Joseph T. Zappala. Each of the nominees is currently a director of NMR. For biographical and other information on the nominees, see "Information Concerning NMR of America, Inc."

     The directors of NMR will be elected by a plurality of the votes cast by stockholders of NMR present at the NMR Meeting in person or represented by proxy if a quorum is present.

     It is the intention of the persons named in the accompanying proxy to vote FOR the election of the five nominees, unless contrary instructions are given or authority to do so is withheld.

     AT THE NMR MEETING, THE STOCKHOLDERS OF NMR WILL BE REQUESTED TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS. THE DIRECTORS OF NMR WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY STOCKHOLDERS OF NMR PRESENT AT THE NMR MEETING IN PERSON OR REPRESENTED BY PROXY. THE ELECTION OF ANY DIRECTORS UNDER THIS PROPOSAL WILL ONLY BE GIVEN EFFECT IF THE MERGER IS NOT CONSUMMATED.

                             INDEPENDENT ACCOUNTANTS

     NMR has appointed Coopers & Lybrand L.L.P. as the independent accountants to examine the consolidated financial statements of NMR for the current fiscal year. Said firm was first retained by NMR as its independent public accountants for the fiscal year ended March 31, 1984. The selection of Coopers & Lybrand L.L.P. was approved by the Board of Directors prior to their appointment. Coopers & Lybrand L.L.P. has advised NMR that they do not have any material financial interests in, or any connection (other than as independent accountants) with, NMR.

     Ernst & Young LLP and Coopers & Lybrand L.L.P. are expected to be present at the MRI Meeting and the NMR Meeting, respectively, and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of MRI knows of no other business to be presented at the MRI Meeting and the Board of Directors of NMR knows of no other business to be presented at the NMR Meeting. However, if any other matters properly come before either such meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment onsuch matters.

                                 LEGAL OPINIONS

     Werbel McMillin & Carnelutti, counsel to MRI, has rendered an opinion as to the legality of the shares of MRI Common Stock offered hereby. Counsel to NMR, McCarter & English, will render an opinion at the closing under the Merger Agreement as to certain tax matters with respect to the Merger.

                                     EXPERTS

     The consolidated financial statements and schedule of Medical Resources, Inc. at December 31, 1995 and 1994, and the years then ended, incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference herein which, as to the year ended December 31, 1994, is based in part on the reports of Dixon, Odom & Co., L.L.P. and Kempisty & Company, Certified Public Accountants, P.C., independent accountants. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon the authority of such firms as experts in accounting and auditing. The consolidated financial statements and schedule of Medical Resources, Inc. for the year ended December 31, 1993 incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been audited, as to combination only, by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference elsewhere herein, which is based in part on the reports of Price Waterhouse LLP, Dixon, Odom & Co., L.L.P. and Kempisty & Company, Certified Public Accountants, P.C., independent accountants. The consolidated financial statements for the year ended December 31, 1993 are incorporated herein by reference in reliance upon the authority of such firms as experts in accounting and auditing.

     The financial statements of Nurse Care Plus, Inc. at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

     The financial statements of MRI-CT, Inc. at December 31, 1995 and for the year then ended, incorporated by reference in this Joint Proxy
Statement/Prospectus, have been so incorporated in reliance on the report of Bard & Glassman, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Americare Imaging Center, Inc. at December 31, 1995 and for the year then ended and of Access Imaging Center, Inc. at December 31, 1995 and for the year then ended, incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been so incorporated in reliance on the report of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference herein, and is included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of NMR of America, Inc. as of March 31, 1996 and 1995 and consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended March 31, 1996 incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

BY ORDER OF THE BOARD                        BY ORDER OF THE BOARD OF
OF DIRECTORS OF                              DIRECTORS OF NMR OF
MEDICAL RESOURCES, INC.                      AMERICA, INC.

/s/   GARY N. SIEGLER                        /s/  JOSEPH G. DASTI
- --------------------------------             ----------------------------------
Gary N. Siegler,                             Joseph G. Dasti,
Chairman of the                              President and Chief
Board of Directors                           Executive Officer

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MEDICAL RESOURCES, INC.,

                                  MRI SUB, INC.

                                       AND

                              NMR OF AMERICA, INC.

                            DATED AS OF MAY 20, 1996

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1 THE MERGER ....................................................   A-1
      SECTION 1.1  The Merger ...........................................   A-1
      SECTION 1.2  Stockholders' Meetings ...............................   A-1
      SECTION 1.3  Consummation of the Merger; Effective Date ...........   A-1
      SECTION 1.4  Effect of the Merger .................................   A-1

ARTICLE 2 CONVERSION AND CANCELLATION OF SECURITIES .....................   A-2
      SECTION 2.1 Conversion of Shares; Treatment of Warrants,
                  Options and Convertible Securities ....................   A-2
                  (a) Common Stock ......................................   A-2
                  (b) Warrants ..........................................   A-2
                  (c) Options ...........................................   A-2
                  (d) Convertible Securities ............................   A-3
      SECTION 2.2 Appraisal Rights ......................................   A-3
      SECTION 2.3 Surrender and Payment .................................   A-3
      SECTION 2.4 Common Stock of Sub ...................................   A-3
      SECTION 2.5 Closing ...............................................   A-3

ARTICLE 3 CERTIFICATES OF INCORPORATION AND BY-LAWS .....................   A-4
      SECTION 3.1 Certificate of Incorporation and By-Laws ..............   A-4
      SECTION 3.2 Directors and Officers of Sub .........................   A-4

ARTICLE 4 CERTAIN PROVISIONS RELATING TO SHARES .........................   A-4
      SECTION 4.1 No Fractional Shares of MRI Common Stock ..............   A-4
      SECTION 4.2 MRI to Make Merger Consideration Available ............   A-4
      SECTION 4.3 Dividends; Transfer Taxes; Voting Rights ..............   A-4
      SECTION 4.4 Abandoned Property; Lost Certificates .................   A-5
      SECTION 4.5 Taking of Necessary Action; Further Action ............   A-5
      SECTION 4.6 Closing of NMR's Transfer Books .......................   A-5

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NMR .........................   A-5
      SECTION 5.1  Organization and Qualification; Subsidiaries .........   A-5
      Section 5.2  Certificates of Incorporation and By-Laws ............   A-5
      SECTION 5.3  Capitalization .......................................   A-6
      SECTION 5.4  Authority ............................................   A-6
      SECTION 5.5  No Conflict; Required Filings and Consents ...........   A-6
      SECTION 5.6  Permits; Compliance ..................................   A-7
      SECTION 5.7  Reports; Financial Statements ........................   A-7
      SECTION 5.8  Absence of Certain Changes or Events .................   A-8
      SECTION 5.9  Absence of Litigation ................................   A-8
      SECTION 5.10 Taxes ................................................   A-8
      SECTION 5.11 Certain Business Practices ...........................   A-8
      SECTION 5.12 Brokers ..............................................   A-8
      SECTION 5.13 Board Recommendation .................................   A-8
      SECTION 5.14 Books and Records ....................................   A-8
      SECTION 5.15 No Undisclosed Liabilities ...........................   A-9
      SECTION 5.16 Contracts ............................................   A-9
      SECTION 5.17 Disclosure ...........................................   A-9
      SECTION 5.18 Affiliates ...........................................   A-9

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF MRI AND SUB .................   A-9
      SECTION 6.1 Organization and Qualification; Subsidiaries ..........   A-9
      SECTION 6.2 Certificate of Incorporation and By-Laws ..............   A-9
      SECTION 6.3 Capitalization ........................................   A-9
      SECTION 6.4 Authority .............................................  A-10

                                                                           PAGE
                                                                           ----
      SECTION 6.5  No Conflict; Required Filings and Consents ...........  A-10
      SECTION 6.6  Permits; Compliance ..................................  A-11
      SECTION 6.7  Reports; Financial Statements ........................  A-11
      SECTION 6.8  Absence of Certain Changes or Events .................  A-11
      SECTION 6.9  Absence of Litigation ................................  A-11
      SECTION 6.10 Taxes ................................................  A-12
      SECTION 6.11 Certain Business Practices ...........................  A-12
      SECTION 6.12 Brokers ..............................................  A-12
      SECTION 6.13 Books and Records ....................................  A-12
      SECTION 6.14 Contracts ............................................  A-12
      SECTION 6.15 No Undisclosed Liabilities ...........................  A-12
      SECTION 6.16 Board Recommendation .................................  A-12
      SECTION 6.17 Disclosure ...........................................  A-12

ARTICLE 7 COVENANTS .....................................................  A-12
      SECTION 7.1 Affirmative Covenants of NMR and MRI ..................  A-12
      SECTION 7.2 Negative Covenants of NMR .............................  A-13
      SECTION 7.3 Negative Covenants of MRI .............................  A-15
      SECTION 7.4 Access and Information ................................  A-16
      SECTION 7.5 Confidentiality .......................................  A-16
      SECTION 7.6 No Solicitation of Business Transactions by NMR;
                  Fee Payable for Violation .............................  A-16
      SECTION 7.7 Additional Affirmative Covenant of MRI ................  A-17
      SECTION 7.8 Directors' and Officers' Indemnification ..............  A-17

ARTICLE 8 ADDITIONAL AGREEMENTS .........................................  A-17
      SECTION 8.1 Meetings of Stockholders ..............................  A-17
      SECTION 8.2 Registration Statement; Proxy Statement ...............  A-18
      SECTION 8.3 Appropriate Action; Consents; Filings .................  A-18
      SECTION 8.4 Affiliates ............................................  A-19
      SECTION 8.5 Public Announcements ..................................  A-19
      SECTION 8.6 NASDAQ Listing ........................................  A-19
      SECTION 8.7 Existing Executive Employment Arrangements ............  A-19
      SECTION 8.8 Disclosure Schedules ..................................  A-20
      SECTION 8.9 Financial Advisors ....................................  A-20

ARTICLE 9 CLOSING CONDITIONS ............................................  A-20
      SECTION 9.1 Conditions to Obligations of Each Party
                  Under This Agreement ..................................  A-20
                     (a) Effectiveness of the
                         Registration Statement .........................  A-20
                     (b) Stockholder Approval ...........................  A-20
                     (c) No Order .......................................  A-20
                     (d) HSR Act ........................................  A-20

      SECTION 9.2 Additional Conditions to Obligations of MRI ...........  A-20
                     (a) Representations and Warranties .................  A-20
                     (b) Agreements and Covenants .......................  A-20
                     (c) Consents and Approvals .........................  A-20
                     (d) Opinion of NMR's Counsel .......................  A-20
                     (e) No NMR Material Adverse Effect .................  A-20
                     (f) Stockholders Rights Agreement ..................  A-21
                     (g) Appraisal Rights ...............................  A-21
                     (h) Certificates ...................................  A-21
                     (i) Affiliates' Letters ............................  A-21

      SECTION 9.3 Additional Conditions to Obligations of NMR ...........  A-21
                     (a) Representations and Warranties .................  A-21
                     (b) Agreements and Covenants .......................  A-21
                     (c) Consents and Approvals .........................  A-21

                                                                           PAGE
                                                                           ----
                     (d) Opinion of Counsel to MRI ......................  A-21
                     (e) No MRI Material Adverse Effect .................  A-21
                     (f) Certificates ...................................  A-21
                     (g) Tax Opinion ....................................  A-21

ARTICLE 10 TERMINATION, AMENDMENT AND WAIVER ............................  A-22
      SECTION 10.1 Termination ..........................................  A-22
      SECTION 10.2 Effect of Termination ................................  A-22
      SECTION 10.3 Amendment ............................................  A-22
      SECTION 10.4 Waiver ...............................................  A-23
      SECTION 10.5 Fees, Expenses and Other Payments ....................  A-23

ARTICLE 11 GENERAL PROVISIONS ...........................................  A-23
      SECTION 11.1  Effectiveness of Representations, Warranties
                    and Agreements ......................................  A-23
      SECTION 11.2  Notices .............................................  A-23
      SECTION 11.3  Certain Definitions .................................  A-24
      SECTION 11.4  Headings ............................................  A-25
      SECTION 11.5  Severability ........................................  A-25
      SECTION 11.6  Entire Agreement ....................................  A-25
      SECTION 11.7  Assignment ..........................................  A-25
      SECTION 11.8  Parties in Interest .................................  A-25
      SECTION 11.9  Failure or Indulgence Not Waiver;
                    Remedies Cumulative .................................  A-25
      SECTION 11.10 Governing Law .......................................  A-25
      SECTION 11.11 Counterparts ........................................  A-25
      SECTION 11.12 Determination of Market Value .......................  A-26
      Schedule 9.2(d)
      Schedule 9.3(d)
      Schedule 9.2(g) of NMR Disclosure Schedule
      Schedule 9.3(g) of MRI Disclosure Schedule
      Exhibit 8.7A NMR Executive Agreements
      Exhibit 8.7B Non-Competition and Consulting Agreements

     AGREEMENT AND PLAN OF MERGER dated as of May 20, 1996 (the "Agreement"), by and among MEDICAL RESOURCES, INC., a Delaware corporation ("MRI"), MRI SUB, INC., a Delaware corporation and wholly-owned subsidiary of MRI ("Sub"), and NMR OF AMERICA, INC., a Delaware corporation ("NMR") (Sub and NMR being hereinafter collectively referred to as the "Constituent Corporations").

     WHEREAS, the respective Boards of Directors of MRI, Sub, and NMR have each determined that it is advisable and for the benefit and in the best interests of their corporations and their respective stockholders that NMR be acquired by MRI (the "Acquisition") by means of a merger of NMR with and into Sub, with Sub being the surviving corporation, on the terms and conditions hereinafter set forth (the "Merger");

     WHEREAS, the Board of Directors of MRI has determined that the Acquisition is consistent with and in furtherance of the long-term business strategy of MRI and is fair to, and in the best interests of, MRI and the holders of MRI Common Stock, as hereinafter defined, and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Agreement and approval of the Merger by the stockholders of MRI; and

     WHEREAS, the Board of Directors of NMR has determined that the Acquisition is fair to, and in the best interests of, NMR and the holders of NMR Common Stock, as hereinafter defined, and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Agreement and approval of the Merger by the stockholders of NMR;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a)(1)(A) and 368(a)(2)(D);

     NOW, THEREFORE, in consideration of the premises, the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     SECTION 1.1 THE MERGER. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 1.3), NMR shall be merged with and into Sub in accordance with the applicable provisions of the laws of the State of Delaware ("Delaware Law"); Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under Delaware Law; the separate existence of NMR shall thereupon cease; and its corporate existence shall be merged into and transferred to the Surviving Corporation.

     SECTION 1.2 STOCKHOLDERS' MEETINGS. To the extent consistent with the fiduciary duty of their respective Boards of Directors, each of NMR and MRI shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders to consider and vote upon the approval of the Merger (together, the "Stockholders' Meetings") and to solicit proxies with respect to such meeting. The Boards of Directors of each of NMR and MRI has recommended that its stockholders approve the Merger.

     SECTION 1.3 CONSUMMATION OF THE MERGER; EFFECTIVE DATE. As soon as practicable following the Closing (as that term is hereinafter defined in Section 2.5), the parties hereto will file with the Secretary of State of the State of Delaware a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware (the "Effective Date").

     SECTION 1.4 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed, without any other action, to all rights and property of each of the Constituent Corporations, and shall be subject to all the debts and liabilities of each of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in Delaware law. Without limiting the generality of the foregoing, following effectiveness of the Merger, the Surviving Corporation shall assume responsibility, either directly or indirectly, for the administration of NMR's 401(K) Plan.

                                    ARTICLE 2

                           CONVERSION AND CANCELLATION
                                  OF SECURITIES

     SECTION 2.1 CONVERSION OF SHARES; TREATMENT OF WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES. As of the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Common Stock. (i) On the Effective Date, the shares of NMR's Common Stock, $.01 par value (the "NMR Common Stock"), issued and outstanding immediately prior to the Effective Date, other than Dissenting Shares (as hereinafter defined) and other than any shares of NMR Common Stock held by MRI, Sub or NMR, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the right to receive shares of fully paid and nonassessable Common Stock, $.01 par value, of MRI (the "MRI Common Stock"). The shares of MRI Common Stock issuable in the Merger are sometimes collectively referred to hereinafter as the "Merger Consideration" and the ratio of
     0.6875 shares of MRI Common Stock to one share of NMR Common Stock is herein referred to as the "Exchange Ratio."

          (ii) Capital Stock Held by NMR, MRI or Sub. On the Effective Date, each share of capital stock of NMR held in the treasury of NMR, or by MRI or Sub immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically cancelled and retired and cease to exist and no securities or other consideration shall be payable in respect thereof.

          (b) Warrants. Each warrant to acquire shares of NMR Common Stock (a "Warrant") that is outstanding and unexercised at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of MRI Common Stock the holder of such Warrant would have received in the Merger pursuant to Section 2.1(a) had such holder exercised such Warrant in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon exercise of such Warrant shall equal the price per share of NMR Common Stock under such Warrant as in effect prior to the Effective Date divided by the Exchange Ratio. Without limiting the generality of the foregoing, following effectiveness of the Merger, MRI shall be bound by and subject to all registration rights contained in each Warrant and such rights shall apply against MRI with the same legal force and effect as they applied against NMR prior to effectiveness of the Merger. After the Effective Date, MRI shall issue to each holder of a Warrant a new warrant containing the foregoing terms and all other terms set forth in each Warrant, including without limitation, all registration rights; provided, however, that the failure of MRI to so issue new warrants in substitution of Warrants shall not limit the rights of the holder hereunder or thereunder and each such Warrant will be deemed amended to substitute MRI in place of NMR and the terms and conditions of each such Warrant shall be applicable to MRI in the same manner as they would be applicable to NMR if the Merger had not occurred.

          (c) Options. At the Effective Date, each stock option ("NMR Option") outstanding on the date hereof pursuant to the 1986 Incentive Stock Option and Nonstatutory Option Plan ("NMR Plan") shall be deemed to constitute and shall automatically be converted into stock options ("New Options") exercisable for shares of MRI Common Stock and each NMR Option shall be administered in accordance with the terms and conditions provided for in the NMR Plan under which the corresponding NMR Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of MRI Common Stock covered by each New Option shall be the number of shares of MRI Common Stock which the holder of the NMR Option would have received in the Merger pursuant to Section 2.1(a) had such holder exercised the NMR Option in full immediately prior to the Effective Date, without regard to vesting; provided, however, that the number of shares of MRI Common Stock that may be purchased upon exercise of a New Option shall not include any fractional share interest which shall be cashed out upon exercise for an amount of cash (without interest) determined by multiplying such fractional share interest by the average reported last sale price of MRI Common Stock on the NASDAQ system for the five (5) trading days ending on the close of business on the last business day immediately preceding the date of such exercise. The exercise price per share of MRI Common Stock subject to a New Option shall equal the exercise price per share (subject to the adjustments provided for in the NMR Option) of NMR Common Stock subject to the corresponding NMR Option so converted divided by the Exchange Ratio. Without limiting the rights of holders of NMR Options, as soon as practicable after the Effective Date, MRI shall issue to the holders of such NMR Options appropriate instruments evidencing New Options and confirming the rights of such holders with respect to MRI Stock on the terms and conditions provided by this Section 2.1, upon surrender of the outstanding instruments representing such NMR Option; provided, however, that MRI shall not be obligated to issue any shares of MRI Stock, until such time as the shares of MRI Stock issuable upon exercise of New Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for quotation on the NASDAQ--National Market System and for sale by any appropriate state securities regulators, which MRI shall use its best efforts to effect as promptly as practicable, but in no event more than 15 days after the Effective Date, and MRI shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the NMR Options remain outstanding. At or prior to the Effective Date, MRI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MRI Common Stock for delivery upon exercise of New Options. Notwithstanding the requirements of the NMR Plan, so long as a registration statement covering the MRI Common Stock underlying the New Option is effective, if any holder of a New Option sells any or all of the shares of MRI Common Stock covered by such New Option in a brokers transaction prior to the exercise of such New Option ("Short Sale"), MRI shall, upon written notice to MRI of such Short Sale by the holder or his or her broker, cause its transfer agent to issue in the name of holder and deliver to the holder's broker within three business days a certificate evidencing such shares to be applied against the Short Sale and upon receipt of payment against delivery of the shares, the holder will direct his or her broker to authorize payment directly to MRI of the exercise price from the proceeds of such Short Sale.

          (d) Convertible Securities. The obligations of NMR under each 8% Convertible Subordinated Debenture due 2001 of NMR (a "Debenture") (including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest thereon) that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of NMR or MRI, be assumed in full by, and become the obligations of, the Surviving Corporation which shall comply after the Effective Date with all requirements of the Indenture, dated as of July 1, 1986 (the "Indenture") pursuant to which the Debentures were issued. Each Debenture that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be convertible for that number of shares of MRI Common Stock that the holder of such Debenture would have received in the Merger pursuant to Section 2.1(a) had such holder converted such Debenture in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon conversion of such Debenture shall equal the "conversion price" under such Debenture in effect prior to the Effective Date divided by the Exchange Ratio. MRI shall, and shall cause the Surviving Corporation to, comply with any and all requirements of, and execute and deliver any and all agreements required by, the Indenture pertaining to a merger or consolidation of NMR.

     SECTION 2.2 APPRAISAL RIGHTS. Holders of shares of NMR Common Stock, who duly exercise and perfect appraisal rights under Section 262 of the Delaware General Corporation Law (such shares referred to herein as "Dissenting Shares") shall have the appraisal rights set forth in Section 262 of the Delaware General Corporation Law and no other rights; provided, however, that Dissenting Shares beneficially and legally owned by the holder thereof at the Effective Date who shall, after the Effective Date, withdraw the demand for appraisal or lose the right of appraisal as provided in such law, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration set forth in Section 2.1 hereof.

     SECTION 2.3 SURRENDER AND PAYMENT. After the Effective Date, each holder of a certificate that formerly represented shares of NMR Common Stock, issued and outstanding on the Effective Date (other than any Dissenting Shares and shares held by NMR, MRI or Sub) shall be entitled, upon surrender thereof to the Surviving Corporation, to receive the Merger Consideration for each share of MRI Common Stock theretofore represented by the certificate so surrendered as provided in Section 2.1 hereof, and the certificate so surrendered shall forthwith be cancelled.

     SECTION 2.4 COMMON STOCK OF SUB. Each share of common stock, par value $.01 per share, of Sub issued and outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and shall thereafter represent one share of common stock of the Surviving Corporation.

     SECTION 2.5 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, unless the parties shall otherwise agree, at the offices of Werbel McMillin & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 A.M. local time (i) as soon as practicable after the day on which the last condition set forth in Article 9 shall have been fulfilled or waived or (ii) at such other time as NMR and MRI may mutually agree (the "Closing Date").

                                    ARTICLE 3

                    CERTIFICATES OF INCORPORATION AND BY-LAWS

     SECTION 3.1 CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date, the Certificate of Incorporation and By-laws of Sub as in effect on the Effective Date shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

     SECTION 3.2 DIRECTORS AND OFFICERS OF SUB. The directors and officers of Sub at the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Time until the respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                    ARTICLE 4

                      CERTAIN PROVISIONS RELATING TO SHARES

     SECTION 4.1 NO FRACTIONAL SHARES OF MRI COMMON STOCK. No fractional shares of MRI Common Stock shall be issued by MRI in the Merger. Each stockholder of NMR who otherwise would be entitled to a fractional interest in any share of MRI Common Stock shall receive an amount of cash (without interest) determined by multiplying the average reported last sale price of MRI Common Stock on the NASDAQ system for the five (5) trading days ending on the close of business on the second (2) business day before the Stockholders' Meeting of NMR (the "Fair Market Value") by the fractional share interest to which such holder would otherwise be entitled. Unless and until the certificate which immediately prior to the Effective Date represented shares of NMR Common Stock (the "Certificates") shall have been surrendered, the holder of any Certificate representing a fraction of a share of MRI Common Stock shall not be entitled to receive the cash payment described in this Section 4.1 for such fraction of a share. Such payment shall be remitted, without interest, after the surrender of the Certificates held by such holder as provided in Section 4.2.

     SECTION 4.2 MRI TO MAKE MERGER CONSIDERATION AVAILABLE. MRI shall designate its stock transfer agent to act as exchange agent (the "Exchange Agent") in connection with the Merger. As soon as practicable after the Effective Date, MRI shall make available and, subject to Section 4.1, each holder of a Certificate shall be entitled to receive, upon surrender to the Exchange Agent of such Certificate for cancellation and subject to any required withholding of taxes under any applicable federal income tax laws ("Backup Withholding"), the aggregate number of shares of MRI Common Stock into which the shares of NMR Common Stock, previously represented by each Certificate shall have been converted in the Merger. Until so surrendered and exchanged, each Certificate (other than Certificates representing any Dissenting Shares or shares of the capital stock of NMR held by NMR, MRI or Sub) shall represent solely the right to receive the Merger Consideration into which the shares of NMR Common Stock it represented prior to the Effective Date shall have been converted pursuant to
Section 2.1, less any Backup Withholding. As soon as practicable after the Effective Date, MRI shall cause the Exchange Agent to mail a transmittal form to each holder of a Certificate advising such holder of the procedure for surrendering to the Exchange Agent such Certificates for payment in accordance with this Section 4.2.

     SECTION 4.3 DIVIDENDS; TRANSFER TAXES; VOTING RIGHTS. (a) No dividends or distributions that are otherwise payable on MRI Common Stock will be paid to persons entitled to receive MRI Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name MRI Common Stock shall be issued, any dividends or distributions which shall have become payable with respect to MRI Common Stock between the Effective Date and the time of such surrender. After such surrender, there shall be paid to the person in whose name the MRI Common Stock shall be issued any dividends or distributions on MRI Common Stock which shall have a record date prior to such surrender and a payment date after such surrender, and such payment shall be made on such payment date.

     (b) If shares of MRI Common Stock are to be issued or delivered to any person other than the person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of the exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents required to evidence and effect such transfer, and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance or delivery of a certificate representing such shares of MRI Common Stock to other than the registered owner of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SECTION 4.4 ABANDONED PROPERTY; LOST CERTIFICATES. Notwithstanding anything to the contrary contained herein, neither the Exchange Agent nor any party hereto shall have any liability to a holder of a Certificate for the payment of the Merger Consideration to be issued in accordance with the provisions hereof if such Merger Consideration is paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Date (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims of interest of any person previously entitled thereto. Lost Certificates shall be treated in accordance with the normal procedures of the Exchange Agent.

     SECTION 4.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. Sub, MRI and NMR shall each take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of such corporation or otherwise to take, and shall take, all such action.

     SECTION 4.6 CLOSING OF NMR'S TRANSFER BOOKS. On the Effective Date, the stock transfer books of NMR shall be closed and no transfer of shares of capital stock of NMR shall thereafter be made, except for transfers of Dissenting Shares, as permitted by law. If, after the Effective Date, certificates representing shares of NMR Common Stock are presented to the Surviving Corporation, they shall, subject to the provisions of Section 4.4 hereof, be cancelled and exchanged for the Merger Consideration provided in Section 2.1 hereof.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF NMR

     Except as set forth in the Disclosure Schedule to be delivered by NMR to MRI (the "NMR Disclosure Schedule"), which shall identify exceptions by specific Section references, NMR hereby represents and warrants to MRI that:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of NMR and its subsidiaries is a corporation or limited partnership, as the case may be, duly incorporated (if a corporation), duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a NMR Material Adverse Effect. The term "NMR Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of NMR and its subsidiaries, taken as a whole, at the time of such event, change or effect; provided, however, that for purposes of this Agreement, any change occurring between the date of this Agreement and the Effective Date in the amount of cash held by NMR as a direct result of payment of expenses relating to the Merger (including the payments to Joseph G. Dasti and John P. O'Malley referred to in Section 7.7) shall not be deemed an NMR Material Adverse Effect.

     SECTION 5.2 CERTIFICATES OF INCORPORATION AND BY-LAWS. NMR has heretofore furnished to MRI complete and correct copies of the Certificates of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of NMR and each subsidiary. Neither NMR nor any subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or certificate of limited partnership, or equivalent organizational document, as the case may be.

     SECTION 5.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of NMR consists of (i) 30,000,000 shares of NMR Common Stock, of which: (v) 6,273,683 shares of NMR Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, common law, NMR's Certificate of Incorporation or By-Laws or, any agreement to which NMR is a party or is bound or otherwise; (w) 430,797 shares of NMR Common Stock are held in the treasury of NMR; (x) 454,222 shares of NMR Common Stock are reserved for future issuance in connection with NMR's outstanding Convertible Subordinated Debentures (the "Debt Securities"); (y) 1,480,409 shares of NMR Common Stock are reserved for future issuance pursuant to (1) outstanding employee stock options (collectively the "NMR Employee Stock Options") granted pursuant to the 1986 Incentive Stock Option and Non-Statutory Option Plan, as amended, (the "Employee Option Plan"), and (2) outstanding stock purchase warrants or other rights to purchase NMR Common Stock (the "NMR Warrants" and, together with NMR Employee Stock Options, collectively the "Stock Options"); and
(z) 57,337 shares of NMR Common Stock issued to the trustee of NMR's 401(K) Plan and (ii) 500,000 shares of preferred stock, par value $.05 per share ("NMR Preferred Stock"), of NMR, of which no shares are issued or outstanding. Each of the outstanding shares of capital stock of, or other equity interests in, each of NMR's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable, and such shares or other equity interests owned by NMR or any subsidiary of NMR are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on NMR's or any subsidiary's voting rights, charges or other encumbrances of any nature whatsoever. As of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which NMR or any of its subsidiaries is a party relating to the issued or unissued capital stock or other securities of NMR or any of its subsidiaries or obligating NMR or any of its subsidiaries to grant, issue or sell any shares of the capital stock or other securities of NMR or any of its subsidiaries, by sale, lease, license or otherwise, except (A) as disclosed in
Section 5.3 of the NMR Disclosure Schedule and (B) for NMR's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted. As of the date of this Agreement, except as set forth in Section
5.3 of the NMR Disclosure Schedule, there are no obligations, contingent or otherwise, of NMR or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of NMR Common Stock or NMR Preferred Stock, or the capital stock of, or other equity interests in, any subsidiary of NMR or (y) (other than advances to subsidiaries in the ordinary course of business) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of NMR or any other person.

     SECTION 5.4 AUTHORITY. NMR has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of this Agreement by the holders of the NMR Common Stock in accordance with Delaware Law). The execution and delivery of this Agreement by NMR and the consummation by NMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of NMR are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the approval and adoption of this Agreement, by the holders of a majority of the outstanding shares of NMR Common Stock in accordance with Delaware Law). This Agreement has been duly executed and delivered by NMR and, assuming the due authorization, execution and delivery thereof by MRI and Sub, constitutes the legal, valid and binding obligation of NMR, enforceable against NMR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by NMR does not, and the performance of this Agreement by NMR and the consummation of the transactions contemplated hereby will not, excepting any shareholder votes required by Delaware Law, (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of NMR or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, arbitration award or decree (collectively, "Laws") or NMR Permit (as hereinafter defined) in effect as of the date of this Agreement and applicable to NMR or any of its subsidiaries or by which any of their respective properties is bound or subject to including, without limitation, Section 203 of Delaware Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NMR or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which NMR or any of its subsidiaries is a party or by which NMR or any of its subsidiaries or any of their respective properties is bound or is subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a NMR Material Adverse Effect. The Board of Directors of NMR has taken all actions necessary under Delaware Law, including approving the transactions contemplated in this Agreement, to ensure that Section 203 of Delaware Law does not, or will not, apply to the transactions contemplated in this Agreement. The Board of Directors of NMR has taken all actions necessary or appropriate to preclude the triggering or applicability of the provisions of NMR's Stockholders' Rights Agreement to the Merger and transactions contemplated hereby.

     (b) The execution and delivery of this Agreement by NMR does not, and the performance of this Agreement by NMR and the ownership and operation of the business and properties of NMR and its subsidiaries by the Surviving Corporation following the Effective Date will not, as of the date of this Agreement, require NMR or any of its subsidiaries to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws") the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act"), the New Jersey Industrial Site Recovery Act ("ISRA"), the NASD, the Philadelphia Stock Exchange and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent NMR from performing its obligations under this Agreement or otherwise have a NMR Material Adverse Effect.

     SECTION 5.6 PERMITS; COMPLIANCE. Each of NMR and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "NMR Permits"), and there is no action or proceeding or, to the knowledge of NMR, investigation pending or threatened regarding suspension or cancellation of any NMR Permits, except where the failure to possess, or the suspension or cancellation of, such NMR Permits would not have a NMR Material Adverse Effect. Neither NMR nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law or any rule of professional conduct applicable thereto and applicable to NMR or any of its subsidiaries or by which any of their respective properties is bound or subject to or (b) any of NMR Permits, except for any such conflicts, defaults or violations which would not have a NMR Material Adverse Effect.

     SECTION 5.7 REPORTS; FINANCIAL STATEMENTS. (a) Since April 1, 1995, (x) NMR has filed timely all forms, reports, statements and other documents required to be filed with (i) the Securities and Exchange Commission (the "SEC") including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all proxy statements relating to meetings of stockholders (whether annual or special), (D) all Current Reports on Form 8-K,
(E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively referred to as the "SEC Reports") and (ii) any other applicable state securities authorities and (y) NMR has filed all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents referred to in this clause (ii) would not have a NMR Material Adverse Effect (all such forms, reports, statements and other documents in clauses (x) and (y) of this Section 5.7(a) being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports filed prior to or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles and (ii) fairly present or will fairly present the consolidated financial position of NMR and its subsidiaries as of the respective dates thereof and consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of NMR and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. During the period commencing April 1, 1995, and ending on the date of this Agreement, there has not been (a) a NMR Material Adverse Effect or (b) any change by NMR or its subsidiaries in their accounting methods, principles or practices.

     SECTION 5.9 ABSENCE OF LITIGATION. In addition to the NMR Disclosure Schedule, except as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of NMR, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of NMR, threatened in writing against NMR or any of its subsidiaries or any properties or rights of NMR or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a NMR Material Adverse Effect), and neither NMR nor any of its subsidiaries is subject to any continuing order of, consent decree, or, the knowledge of NMR, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a NMR Material Adverse Effect.

     SECTION 5.10 TAXES. Except for such matters that would not have a NMR Material Adverse Effect and are disclosed in Section 5.10 of the NMR Disclosure Schedule (a) NMR and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file granted to or obtained on behalf of NMR and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against NMR or its subsidiaries, (d) all liability for Taxes of NMR or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 5.7(b) hereof have been paid or adequately reserved for on such financial statements and (e) no Tax return or reports of NMR or any of its subsidiaries are under examination.

     SECTION 5.11 CERTAIN BUSINESS PRACTICES. As of the date hereof, except for such actions which would not have a NMR Material Adverse Effect, neither NMR nor any of its subsidiaries nor, to the knowledge of NMR, any directors, officers, agents or employees of NMR or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

     SECTION 5.12 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NMR.

     SECTION 5.13 BOARD RECOMMENDATION. The Board of Directors of NMR, at a meeting duly called and held, has by requisite vote under applicable Laws (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of NMR, and (ii) resolved to recommend that the holders of the shares of NMR Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     SECTION 5.14 BOOKS AND RECORDS. The books of account and other financial records of NMR and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to NMR, and are accurately reflected in the consolidated financial statements of NMR contained in the SEC Reports. The minute books of NMR contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of NMR.

     SECTION 5.15 NO UNDISCLOSED LIABILITIES. There are no liabilities of NMR or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the consolidated financial statements contained in the NMR SEC Reports;

          (b) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1995; and

          (c) liabilities which either individually or collectively would not have an NMR Material Adverse effect.

     SECTION 5.16 CONTRACTS. Listed on Section 5.16 of the NMR Disclosure Schedule are all contracts and agreements of NMR and its subsidiaries, oral (in which case a summary thereof should be provided) and written, including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to NMR or an NMR subsidiary of more than $50,000 annually ($25,000 in the case of employment contracts).

     SECTION 5.17 DISCLOSURE. No representation or warranty of NMR in this Agreement or any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.

     SECTION 5.18 AFFILIATES. Concurrently with the execution and delivery of this Agreement, NMR has delivered to MRI a letter identifying all persons who, to the knowledge of NMR, may be deemed to be affiliates of NMR under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of NMR.

                                    ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF MRI AND SUB

     Except as set forth in the Disclosure Schedule to be delivered by MRI and Sub to NMR (the "MRI Disclosure Schedule"), which shall identify exceptions by specific Section references, MRI and Sub hereby represent and warrant to NMR that:

     SECTION 6.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of MRI, Sub and their subsidiaries is a corporation or limited partnership, as the case may be, duly incorporated (if a corporation), duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a MRI Material Adverse Effect. The term "MRI Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of MRI and all of its subsidiaries, taken as a whole, at the time of such event, change or effect.

     SECTION 6.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. MRI has heretofore furnished to NMR complete and correct copies of the Certificates of Incorporation and the By-Laws or the equivalent organizational documents in each case, as amended or restated, of MRI and each subsidiary. Neither MRI nor any subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Certificate of Limited Partnership, or equivalent organizational documents, as the case may be.

     SECTION 6.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of MRI consists of (a) 20,000,000 shares of MRI Common Stock and (b) 100,000 shares of preferred stock, par value $.01 per share ("MRI Preferred Stock"). As of the date of this Agreement: (i) 8,970,262 shares of MRI Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, common law, MRI's Certificate of Incorporation or By-Laws, or any agreement to which MRI is a party or is bound or otherwise; (ii) 265,000 shares of MRI Common Stock are held in treasury; and (iii) 1,307,125 shares of MRI Common Stock are reserved for future issuance pursuant to outstanding stock options and warrants issued to certain officers, employees, directors, consultants and other persons. As of the date of this Agreement, 128 shares of MRI Preferred Stock are issued and outstanding. The shares of MRI Common Stock to be issued in the Merger have been duly authorized and, when issued in accordance with the Merger, will be validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of, or other equity interests in, each of MRI's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable. As of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which MRI or any of its subsidiaries is a party relating to the issued or unissued capital stock or other securities of MRI to grant, issue or sell any shares of the capital stock or other securities of MRI or any of its subsidiaries, by sale, lease, license or otherwise, except (A) as disclosed in
Section 6.3 of the MRI Disclosure Schedule and (B) for options to purchase MRI Common Stock under MRI's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted. As of the date of this Agreement, there are no obligations, contingent or otherwise, of MRI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of MRI Common Stock.

     SECTION 6.4 AUTHORITY. Each of MRI and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of this Agreement by the holders of the MRI Common Stock in accordance with applicable law or the rules of the NASD). The execution and delivery of this Agreement by MRI and Sub and the consummation by MRI and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of MRI or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the approval and adoption of this Agreement, by the holders of a majority of the outstanding shares of MRI Common Stock in accordance with Delaware Law). This Agreement has been duly executed and delivered by MRI and Sub and, assuming the due authorization, execution and delivery thereof by NMR, constitutes a legal, valid and binding obligation of MRI and Sub enforceable against MRI and Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 6.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by MRI and Sub does not, and the performance of this Agreement by MRI and Sub and the consummation of the transactions contemplated hereby will not, excepting any shareholder votes required by applicable law or the rules of the NASD, (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of MRI or Sub,
(ii) conflict with or violate any Laws or MRI Permit (as hereinafter defined) in effect as of the date of this Agreement applicable to MRI or Sub or by which any of their respective properties is bound or subject to, including, without limitation, Section 203 of Delaware Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the properties or assets of MRI or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which MRI or Sub is a party or by which MRI or Sub or any of their respective properties is bound or subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a MRI Material Adverse Effect. The Board of Directors of MRI has taken all actions necessary under Delaware Law, including approving the transactions contemplated in this Agreement, to ensure that Section 203 of Delaware Law does not, or will not, apply to the transactions contemplated in this Agreement. As used herein, "MRI Permit" shall mean all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for MRI and its subsidiaries to own, lease and operate its properties and to carry on its business as it is now being conducted.

     (b) The execution and delivery of this Agreement by MRI and Sub does not, and the performance of this Agreement by MRI and Sub will not, as of the date of this Agreement, require MRI or any subsidiary of MRI to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, HSR Act and ISRA and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent either MRI or Sub from performing its obligations under this Agreement or otherwise have a MRI Material Adverse Effect.

     SECTION 6.6 PERMITS; COMPLIANCE. Each of MRI and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "MRI Permits"), and there is no action or proceeding or, to the knowledge of MRI, investigation pending or threatened regarding suspension or cancellation of any MRI Permits, except where the failure to possess, or the suspension or cancellation of, such MRI Permits would not have a MRI Material Adverse Effect. Neither MRI nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law or any rule of professional conduct applicable thereto and applicable to MRI or any of its subsidiaries or by which any of their respective properties is bound or subject to or (b) any of MRI Permits, except for any such conflicts, defaults or violations which would not have a MRI Material Adverse Effect.

     SECTION 6.7 REPORTS; FINANCIAL STATEMENTS. (a) Since January 1, 1996, MRI and its subsidiaries have timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "MRI SEC Reports") and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents referred to in this clause (ii) would not have a MRI Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 6.6(a) being referred to herein, collectively, as the "MRI Reports"). The MRI Reports, including all MRI Reports filed after the date of this Agreement and prior to the Effective Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the MRI SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MRI SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the MRI SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles and (ii) fairly present or will fairly present the consolidated financial position of MRI and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of MRI and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 6.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. During the period commencing January 1, 1996 and ending on the date of this Agreement, there has not been (a) a MRI Material Adverse Effect or (b) any change by MRI or its subsidiaries in their accounting methods, principles or practices.

     SECTION 6.9 ABSENCE OF LITIGATION. In addition to the MRI Disclosure Schedule, except as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of MRI, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of MRI, threatened in writing against MRI or any of its subsidiaries or any properties or rights of MRI or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a MRI Material Adverse Effect), and neither MRI nor any of its subsidiaries is subject to any continuing order of, consent decree, or, the knowledge of MRI, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a MRI Material Adverse Effect.

     SECTION 6.10 TAXES. Except for such matters that would not have a MRI Material Adverse Effect and are disclosed in Section 6.10 of the MRI Disclosure Schedule (a) MRI and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file granted to or obtained on behalf of MRI and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against MRI or its subsidiaries, (d) all liability for Taxes of MRI or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 6.7(b) hereof have been paid or adequately reserved for on such financial statements and (e) no Tax return or reports of MRI or any of its subsidiaries are under examination.

     SECTION 6.11 CERTAIN BUSINESS PRACTICES. As of the date hereof, except for such actions which would not have a MRI Material Adverse Effect, neither MRI nor any of its subsidiaries nor, to the knowledge of MRI, any directors, officers, agents or employees of MRI or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

     SECTION 6.12 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MRI.

     SECTION 6.13 BOOKS AND RECORDS. The books of account and other financial records of MRI and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to MRI, and are accurately reflected in the consolidated financial statements of MRI contained in the SEC Reports. The minute books of MRI contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of MRI.

     SECTION 6.14 CONTRACTS. Listed on Section 6.14 of the MRI Disclosure Schedule are all contracts and agreements of MRI and its subsidiaries, oral (in which case a summary thereof should be provided) and written, including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to MRI or an MRI subsidiary of more than $50,000 annually ($25,000 in the case of employment contracts).

     SECTION 6.15 NO UNDISCLOSED LIABILITIES. There are no liabilities of MRI or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the consolidated financial statements contained in the MRI SEC Reports;

          (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995; and

          (c) liabilities which either individually or collectively would not have an MRI Material Adverse effect.

     SECTION 6.16 BOARD RECOMMENDATION. The Board of Directors of MRI, at a meeting duly called and held, has by requisite vote under applicable laws, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of MRI, and (ii) resolved to recommend that the holders of the shares of MRI Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     SECTION 6.17 DISCLOSURE. No representation or warranty of MRI or Sub in this Agreement or in any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 7

                                    COVENANTS

     SECTION 7.1 AFFIRMATIVE COVENANTS OF NMR AND MRI. (a) Each of NMR and MRI hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Effective Date unless otherwise expressly contemplated by this Agreement or consented to in writing by the other party, it will and will cause its subsidiaries to:

          (i) operate its business only in the usual and ordinary course consistent with past practices;

          (ii) use its best efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its key employees and maintain its relationships with its customers and suppliers, and otherwise operate its business in a manner that breaches no Material Contract (as defined);

          (iii) use its best efforts to maintain and keep its business relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

          (iv) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (v) promptly advise the other party of the commencement of, or threat or (to the extent that such threat comes to its knowledge), any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its businesses or the transactions contemplated hereby;

          (vi) provide the other party with unaudited quarterly consolidating balance sheets and income statements and unaudited quarterly statements of cash position for each fiscal quarter following the date of this Agreement as soon as practicable following the end of each such fiscal quarter and provide the other party with monthly management reports; and

          (vii) promptly provide the other party with copies of any and all reports or documents filed with the Securities and Exchange Commission.

     (b) NMR will cause its transfer agent to make stock transfer records relating to, and stockholder lists of, NMR available to the extent reasonably necessary to effectuate the intent of this Agreement.

     SECTION 7.2 NEGATIVE COVENANTS OF NMR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by MRI, from the date of this Agreement until the Effective Date, NMR will not do, and will not permit any of its subsidiaries to do, any of the following:

          (a) (i) increase the compensation payable to or to become payable to any director, officer or employee earning more than $75,000 or being increased to more than $75,000 (provided, however, that NMR may increase the compensation of any employee consistent with NMR's customary annual salary increase practices which, in any event, shall not exceed 10% of an employee's salary and provided further that NMR and MRI shall consult and mutually agree upon any transition bonuses and provided further that on the Effective Date, NMR may pay to Joseph G. Dasti and John P. O'Malley the termination payments which are a condition to the effectiveness of their respective Non-Competition and Consulting Agreements referred to in Section 8.7); (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of it or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee other than employment agreements entered into with the consent of MRI, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

          (b) declare or pay any dividend on, or make any other distribution (however characterized) in respect of, outstanding shares of its capital stock, except for dividends by its subsidiaries to it or another of its subsidiaries in accordance with past practice;

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock or equity interest (other than any such acquisition directly from any of its wholly-owned subsidiaries in exchange for capital contributions or loans to such subsidiaries), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms); (ii) effect any reorganization or recapitalization; or
     (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

          (d) except as otherwise provided by the last paragraph of this Section 7.2, (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms or the issuance of shares consistent with past practices to the trustee of NMR's 401 (K) Plan); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) subject to Section 2.1(c), take any action to accelerate the vesting of any of the stock options;

          (e) except as otherwise provided by the last paragraph of this Section 7.2, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to it and its subsidiaries, taken as a whole;

          (f) except as otherwise provided by the last paragraph of this Section 7.2, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries outside of the ordinary course of business; provided, however, that the foregoing shall not prohibit NMR from proceeding with the dissolution of Austin MRI Partners, L.P. or pledging any assets to secure obligations permitted to be incurred by Section 7.1(i) hereof;

          (g) propose or adopt any amendments to its Certificate of Incorporation or By-Laws, except as otherwise provided in Section 7.2(g) of NMR's Disclosure Schedule, or its Stockholders Rights Agreements;

          (h) (i) change any of its methods of accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended March 31, 1996, except as may be required by Law or generally accepted accounting principles;

          (i) except as set forth in Section 7.2(i) of the NMR Disclosure Schedule to be provided to MRI by the Due Diligence Date (as defined) or in conjunction with any of the transactions permitted under the last paragraph of this Section, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except (i) obligations arising from establishment of a line of credit or similar arrangement not exceeding $6.5 million in the aggregate and borrowings under such line of credit or similar arrangement not in excess of $500,000; or (ii) in the ordinary course of business consistent with past practice and not in excess of $100,000 in the aggregate;

          (j) enter into any material arrangement, agreement or contract with any third party, other than professional services agreements with radiologists, which provides for an exclusive arrangement with that third party or is substantially more restrictive on NMR, or substantially less advantageous to NMR, than arrangements, agreements or contracts existing on the date hereof;

          (k) amend any of the material terms or provisions of its capital stock;

          (l) except as set forth in Section 7.2(l) of the NMR Disclosure Schedule, to be delivered to MRI by the Due Diligence Date (i) make any capital expenditures individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, or (iii) enter into any leases of personal property involving individually in excess of $50,000 annually or in the aggregate in excess of $100,000 annually; and

          (m) agree in writing or otherwise to do any of the foregoing.

     Notwithstanding anything contained in the foregoing Section 7.2 or any other provision of this Agreement, NMR or affiliates may, (A) without the consent of MRI, (i) effect the sale of the business of the Cape Coral, Florida facility in the event Cape Coral Hospital exercises its option to purchase such business pursuant to the existing ground lease between a subsidiary of NMR and Cape Coral Hospital, (ii) immediately, prior to the Effective Date, transfer ownership to Mr. Dasti (or his designee) of the "key man" life insurance policy owned by NMR, which insures Mr. Dasti's life and transfer ownership to Mr. O'Malley (or his designee) of the "key man" life insurance policy owned by MRI, which insures Mr. O'Malley's life, (iii) restructure the financial terms of any outstanding indebtedness of NMR on terms which are more favorable to NMR than what then exists and (iv) renew existing or enter into new professional services agreements with radiologists, in accordance with past practices; and (B) with the prior written consent of MRI, (i) become a joint venturer with Illinois Masonic Medical Center to operate a diagnostic imaging center pursuant to the terms of that certain Agreement dated April 21, 1993 among Illinois Masonic Medical Center, MR Associates of Chicago and Imaging Networks, Inc., or (ii) enter into a joint venture arrangement with Parrish Medical Center for the installation and operation of magnetic resonance imaging equipment.

     SECTION 7.3 NEGATIVE COVENANTS OF MRI. Except as expressly contemplated by this Agreement or otherwise consented to in writing by NMR, from the date of this Agreement until the Effective Time, MRI will not do, and will not permit any of its subsidiaries to do, any of the following:

          (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock, except for dividends by its subsidiaries to it or another of its subsidiaries in accordance with past practice;

          (b) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock or equity interest (other than any such acquisition directly from any of its wholly-owned subsidiaries in exchange for capital contributions or loans to such subsidiaries), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms); (ii) effect any reorganization or recapitalization; or
     (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

          (c) propose or adopt any amendments to its Certificate of Incorporation or By-Laws, except as otherwise provided in Section 7.2(c) of MRI's Disclosure Schedule;

          (d) (i) change any of its methods of accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1995, except as may be required by Law or generally accepted accounting principles;

          (e) enter into any material arrangement, agreement or contract with any third party, other than radiology contracts which provides for any exclusive arrangement with that third party or is substantially more restrictive on MRI, or substantially less advantageous to MRI, than arrangements, agreements or contracts existing on the date hereof; provided, however, that MRI shall be permitted to renew existing or enter into new professional services agreements with radiologists in accordance with past practice;

          (f) amend any of the material terms or provision of its capital stock;

          (g) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms or (ii) amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof; provided, however, that until the earlier to occur of (A) July 31, 1996 or (B) the date upon which NMR and MRI shall have submitted written responses to the SEC's initial comments to the Registration Statement (as such term is defined in Section 8.2) (such earlier date is herein referred to as the "Transaction Termination Date") the Company may enter into definitive agreements relating to Permitted Transactions (as that term is defined herein below), and consummate such transactions thereafter; a "Permitted Transaction" is one or more acquisitions by MRI of entities related to MRI's core businesses with aggregate consideration in the form of cash, securities or notes, not exceeding $15,000,000 (excluding the assumption of debt of the acquired entities);

          (h) other than in connection with Permitted Transactions in which definitive agreements are entered into on or prior to the Transaction Termination Date (which Permitted Transactions may be consummated after such date), acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to it and its subsidiaries, taken as a whole;

          (i) other than in connection with Permitted Transactions in which definitive agreements are entered into on or prior to the Transaction Termination Date (which Permitted Transactions may be consummated after such date), sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries outside of the ordinary course of business;

          (j) agree in writing or otherwise to do any of the foregoing.

     SECTION 7.4 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Date or earlier termination of this Agreement, each of MRI and NMR shall, and shall cause its subsidiaries to (i) afford the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") access upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of it and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be requested, from time to time, by the other party. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement each signed for the benefit of the other party dated May 1, 1996 (the "Confidentiality Agreement").

     SECTION 7.5 CONFIDENTIALITY. The parties will comply with all of their respective obligations under the Confidentiality Agreement.

     SECTION 7.6 NO SOLICITATION OF BUSINESS TRANSACTIONS BY NMR; FEE PAYABLE FOR VIOLATION. (a) Between the date hereof and the earlier to occur of (i) termination of this Agreement in the event that this Agreement is terminated pursuant to Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d) or 10.1(i); (ii) January
31, 1997 in the event that this Agreement is terminated pursuant to Section 10.1(e) and (iii) three months following the date this Agreement terminates, but no later than January 31, 1997, in the event this Agreement terminates pursuant to Section 10.1(f), 10.1(g) or 10.1(h) (the "No-Shop Period"), neither NMR nor MRI (the "Target Company," as the case may be) shall, nor shall it permit any of its principals, agents or representatives to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action intended to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Transaction (as hereinafter defined), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Business Transaction, or agree to or endorse any Business Transaction, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by its or any of its subsidiaries to take any such action; provided, however, that nothing contained in this subsection (a) shall prohibit the Board of Directors of the Target Company from (i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal by such person or entity to enter into a Business Transaction if, and only to the extent that (A) the Board of Directors of the Target Company, after consultation with independent legal counsel

(which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for the Board of Directors of the Target Company to comply with its fiduciary duties to stockholders imposed by Delaware Law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Target Company (x) provides written notice to the other party (the "Other Party") to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and, unless the Target Company receives the written advice of counsel from the Target Company's independent counsel that disclosure would violate Delaware law, promptly notify the Other Party of all relevant terms of any such inquiries and proposals received relating to any of such matters, and (y) receives from such person or entity an executed confidentiality agreement on terms no less favorable to NMR or MRI than those contained in the Confidentiality Agreement between NMR and MRI; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Business Transaction. For purposes of this Agreement, "Business Transaction" shall be defined as any merger, acquisition, whether in the form of a consolidation, share exchange or otherwise having an aggregate value of $35 million or more; or any sale, transfer, lease or other disposition of 50% or more of the assets of the Target Company and its subsidiaries or 50% of the capital stock of the Target Company, in each case, in a transaction or related series of transactions.

     (b) If the Target Company publicly announces its intention to or enters into an agreement providing for a Business Transaction on or prior to the end of the No-Shop Period (the "Transaction Event"), the Target Company shall pay to the Other Party, in consideration of the time, effort and resources expended in connection herewith, $2,000,000 (less any amounts paid by the Target Company to the Other Party pursuant to Section 10.5(c)) plus any fees and expenses incurred in connection with collecting such amount (the "Transaction Fee"). The Transaction Fee shall be payable no later than ten business days after the Transaction Event and shall be made by wire transfer of immediately available funds to an account designated by the Other Party.

     SECTION 7.7 ADDITIONAL AFFIRMATIVE COVENANT OF MRI. MRI agrees that it shall, simultaneous with the Effective Date, make a capital contribution to NMR in such amount, if any, as shall be necessary to permit NMR to make the termination payments to Joseph G. Dasti and John P. O'Malley which are a condition to the effectiveness of their respective Non-Competition and Consulting Agreements referred to in Section 8.7.

     SECTION 7.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION. In the event the Merger shall become effective, then from and after the Effective Date, MRI and the Surviving Corporation (the "Indemnifying Parties") shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Date, an officer, director, employee or agent of MRI or NMR (the "Indemnified Parties") against (i) all losses, claims, damages, cost, expenses, liability or judgment or amounts paid with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director, employee or agent of MRI or NMR, whether pertaining to any matter existing or occurring at or prior to the Effective Date, and whether asserted or claimed prior to, at or after, the Effective Date (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, including, without limitation, any Indemnified Liabilities arising under or out of any state or federal securities laws, in each case to the fullest extent permitted by law (and MRI and the Surviving Corporation, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking that may be required by law).

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

     SECTION 8.1 MEETINGS OF STOCKHOLDERS. NMR and MRI shall each, promptly after the date of this Agreement, take all action necessary in accordance with Delaware Law, NASDAQ and their respective Certificates of Incorporation and By-Laws to convene the Stockholders' Meeting of its stockholders to act on this Agreement. NMR and MRI shall each use its reasonable best efforts to solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law or NASDAQ to approve and adopt this Agreement, unless otherwise required by the applicable fiduciary duties of the directors of NMR or MRI, as determined by such directors in good faith after consultation with independent legal counsel.

     SECTION 8.2 REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, MRI shall prepare and file with the SEC a registration statement on Form S-4 (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the MRI Common Stock constituting the Merger Consideration and the other transactions contemplated by the Agreement. As promptly as practicable after the execution of this Agreement, NMR and MRI shall prepare and file with the SEC a Joint Proxy Statement that will be the same proxy statement/prospectus contained in the Registration Statement, and a form of proxy, in connection with the votes of NMR's and MRI's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to NMR's and MRI's stockholders, being the "Proxy Statement"). Each of MRI and NMR will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of MRI Common Stock in the Merger. Each of MRI and NMR shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, NMR and MRI shall mail the Proxy Statement to their respective stockholders. The Proxy Statement shall include the recommendations of NMR's and MRI's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the directors of NMR or MRI, as determined by such directors in good faith after consultation with independent legal counsel. The parties shall use their best efforts to file the Registration Statement and Proxy Statement no later than eight weeks following the date of this Agreement.

     (b) The information supplied by MRI to NMR for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by MRI for inclusion in the Proxy Statement to be sent to the stockholders of NMR and MRI in connection with the Stockholders Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event or circumstance relating to MRI or any of its affiliates, or its or their respective officers or directors, should be discovered by MRI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MRI shall promptly inform NMR. All documents that MRI is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information supplied by NMR for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by NMR for inclusion in the Proxy Statement in connection with the Stockholders' Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event or circumstance relating to NMR or any of its respective affiliates, or to their respective officers or directors, should be discovered by NMR which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, NMR shall promptly inform MRI. All documents that NMR is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 8.3 APPROPRIATE ACTION; CONSENTS; FILINGS. (a) NMR and MRI shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate, satisfy the conditions to, and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities or other persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by MRI or

NMR or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that MRI and NMR shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. To assist in obtaining necessary consents from NMR's lenders, MRI Sub agrees to offer the type and nature of collateral, guaranty and other security at Closing to secure NMR's existing indebtedness which is no less favorable to NMR's present lenders than the assets which currently secure the NMR indebtedness. NMR and MRI shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Without limiting the application of Article X hereof and subject to the respective fiduciary obligations of the directors of NMR and MRI, each of NMR and MRI agree to cooperate and use their best efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall either party take, or be required to take, any action that would have a NMR Material Adverse Effect or a MRI Material Adverse Effect.

     (c) Each of NMR and MRI shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed in the NMR Disclosure Schedule or the MRI Disclosure Schedule, as the case may be,
(iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (iv) required to prevent a NMR Material Adverse Effect from occurring prior to or after the Effective Date or a MRI Material Adverse Effect from occurring prior to or after the Effective Date.

     (d) In the event that either party shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon NMR and MRI, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Date, from the failure to obtain such consent.

     SECTION 8.4 AFFILIATES. NMR will advise its affiliates (as such term is defined in Rule 405 under the Securities Act) of the resale restrictions imposed by federal securities laws, including Rule 145 under the Securities Act on the shares of MRI Common Stock received by them pursuant to the Merger, and will use its best efforts to obtain from each such affiliate a letter stating that such affiliate is aware of such restrictions.

     SECTION 8.5 PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable Law or stock exchange requirements or the requirements of the NASD (and in that event only if time does not permit), MRI and NMR shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 8.6 NASDAQ LISTING. MRI shall use its best efforts to cause the shares of MRI Common Stock to be issued in connection with the Merger to be approved for quotation on the NASDAQ-National Market System prior to the Effective Date.

     SECTION 8.7 EXISTING EXECUTIVE EMPLOYMENT ARRANGEMENTS. NMR shall enter into agreements with Messrs. Joseph G. Dasti and John P. O'Malley in the form annexed hereto as Exhibit 8.7A (the "NMR Executive Agreements"). MRI shall enter into non-competition and consulting agreements with Messrs. Dasti and O'Malley in the form annexed hereto as Exhibit 8.7B (the "Non-Competition and Consulting Agreements").

     SECTION 8.8 DISCLOSURE SCHEDULES. Each of NMR and MRI shall deliver their Disclosure Schedules to the other within fifteen business days from the date of this Agreement.

     SECTION 8.9 FINANCIAL ADVISORS. Each of NMR and MRI shall retain a nationally recognized investment banking firm to render its written opinion to its Board of Directors to the effect that the terms of the Merger are fair, from a financial point of view, to such party and its stockholders. The firm retained by NMR is referred to herein as "NMR's Financial Advisor" and the firm retained by MRI is referred to herein as "MRI's Financial Advisor."

                                    ARTICLE 9

                               CLOSING CONDITIONS

     SECTION 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the stockholders of each of NMR and MRI.

          (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

     SECTION 9.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MRI. The obligations of MRI to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by MRI in its sole discretion):

          (a) Representations and Warranties. The representations and warranties of NMR contained in this Agreement shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, except as expressly permitted or contemplated by this Agreement, and the aggregate effect of all differences in the representations and warranties of NMR between those as of the date of this Agreement and those as of the Effective Date does not and will not have an NMR Material Adverse Effect. MRI shall have received a certificate of the President or Executive Vice President-Finance of NMR to such effect.

          (b) Agreements and Covenants. NMR shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Effective Date. MRI shall have received a certificate of the President or Executive Vice President-Finance of NMR to such effect.

          (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required Governmental Entities and any other third party.

          (d) Opinion of NMR's Counsel. MRI shall have received an opinion, dated the Effective Date, of McCarter & English, counsel to NMR, in form and substance reasonably satisfactory to MRI substantially in the form set forth as Schedule 9.2(d).

          (e) No NMR Material Adverse Effect. Since December 31, 1995, there shall have been no NMR Material Adverse Effect nor shall there have occurred prior to the Effective Date any change, occurrence or circumstance in the business, results of operations or financial condition of NMR or any of its subsidiaries likely to have, individually or in the aggregate, a NMR Material Adverse Effect. MRI shall have received a Certificate of each of the President and the Chief Financial Officer of NMR to such effect.

          (f) Stockholders Rights Agreement. The Board of Directors of NMR shall not have amended or modified the NMR Stockholders Rights Agreement, except as contemplated by this Merger Agreement, and shall have taken whatever action is necessary so as not to trigger the rights under such agreement.

          (g) Appraisal Rights. The holders of more than ten (10%) percent of the issued and outstanding shares of NMR Common Stock shall not have demanded appraisal rights in respect of the Merger.

          (h) Certificates. MRI shall have received such certificates from officers and representatives of NMR as it shall have reasonably requested, including those matters set forth in Section 9.2(h) of the NMR Disclosure Schedule.

          (i) Affiliates' Letters. NMR shall have obtained from each person who is an "affiliate" (as such term is defined in Rule 144 of the Securities
     Act) of NMR an executed letter agreement to the effect that such person will not sell or otherwise transfer any shares of MRI Common Stock received pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or other exemption from the registration requirements of the Securities Act.

     SECTION 9.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF NMR. The obligations of NMR to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by NMR in its sole discretion):

          (a) Representations and Warranties. The representations and warranties of MRI contained in this Agreement shall be true and correct in all material respects as of the Effective Date, except as expressly permitted or contemplated by the terms of this Agreement and the aggregate effect of all differences in the representations and warranties of MRI between those as of the date of this Agreement and those as of the Effective Date does not and will not have an MRI Material Adverse Effect. In the event this Agreement is assigned by Sub pursuant to Section 11.7 of this Agreement, any representation or warranty made by MRI in this Agreement with respect to Sub shall be deemed to have been made by MRI with respect to such entity and shall be true and correct in all material respects as of the Effective Date and NMR shall have received a certificate of a Co-President or Senior Vice President (or equally senior officer) to such effect.

          (b) Agreements and Covenants. MRI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date. NMR shall have received a certificate of a Co-President or Senior Vice President (or equally senior officer) of MRI to such effect.

          (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all required Governmental Entities and any other third party.

          (d) Opinion of Counsel to MRI. NMR shall have received an opinion, dated the Effective Date, of Werbel McMillin & Carnelutti, A Professional Corporation, counsel to MRI, in form and substance reasonably satisfactory to NMR, substantially in the form set forth as Schedule 9.3(d).

          (e) No MRI Material Adverse Effect. Since December 31, 1995, there shall have been no MRI Material Adverse Effect nor shall there have occurred prior to the Effective Date any change, occurrence or circumstance in the business, results of operations or financial condition of MRI or any MRI subsidiary likely to have, individually or in the aggregate, a MRI Material Adverse Effect. NMR shall have received a Certificate of a Co-President or Senior Vice President (or equally senior officer) of MRI to such effect.

          (f) Certificates. NMR shall have received such certificates from officers and representatives of MRI as it shall have reasonably requested, including those set forth in Section 9.3(f) of the MRI Disclosure Statement.

          (g) Tax Opinion. NMR shall have received an opinion of NMR's tax counsel that the Merger will be treated as a tax-free exchange to NMR stockholders.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of this Agreement and the Merger by the stockholders of each of NMR and MRI:

          (a) by mutual written consent of MRI and NMR;

          (b) by MRI, if any representation or warranty made by NMR in this Agreement shall not have been true when made and such breach would have or would be reasonably likely to have an NMR Material Adverse Effect or the failure of NMR to satisfy its obligations under Section 9.2(b);

          (c) by NMR, if any representation or warranty made by MRI in this Agreement shall not have been true when made and such breach would have or would be reasonably likely to have an MRI Material Adverse Effect or the failure of MRI to satisfy its obligations under Section 9.3(b);

          (d) by either MRI or NMR, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under
     Section 8.3(b);

          (e) by either MRI or NMR, if the Effective Date shall not have occurred before December 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party whose (or whose affiliate(s)) breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

          (f) by either MRI or NMR, if the Agreement shall fail to receive the requisite votes for approval and adoption by the stockholders of each of NMR and MRI at the Stockholders' Meeting or if any of the conditions specified in Section 9.1 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied;

          (g) be either MRI or NMR, (i) at any time prior to 11:59 p.m. New York City time on June 19, 1996 (or at such later date as mutually agreed upon by the parties hereto) (the "Due Diligence Date"), if the results of its due diligence investigation of the other party's affairs and business operations make it inadvisable or undesirable in such party's sole and reasonable discretion to proceed with the transactions contemplated hereby; or (ii) if the written fairness opinion by MRI's or NMR's Financial Advisor is not delivered to the appropriate party by June 14, 1996;

          (h) by MRI or NMR at any time prior to the Effective Date if (i) in the case of termination by MRI, any of the conditions specified in Section 9.2(a) and 9.2(c) through (i) shall not have been met or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by NMR, any of the conditions specified in Section 9.3(a) and 9.3(c) through (g) shall not have been met or waived prior to such time as such condition can no longer be satisfied; or

          (i) if a Transaction Event occurs, in which event the Target Company shall pay to the Other Party the amounts set forth in Section 7.6(b).

     The right of any party hereto to terminate this Agreement pursuant to this
Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 10.2 EFFECT OF TERMINATION. Subject to the provisions of Section 11.1(b), in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of MRI or NMR or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease. Notwithstanding the foregoing, nothing herein shall relieve any party of liability for failure to perform or comply with any obligation under Sections
7.4 and 7.5 of this Agreement prior to the termination hereof.

     SECTION 10.3 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; provided, however, that, after approval of the Merger by the stockholders of each of NMR and MRI, no amendment may be made which would reduce the amount or change the type of consideration into which each share of NMR Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.4 WAIVER. At any time prior to the Effective Time, any party hereto may a) extend the time for the performance of any of the obligations or other acts of the other party hereto, b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.5 FEES, EXPENSES AND OTHER PAYMENTS. (a) Except as provided in Sections 7.6(b) or 10.5(c), all Expenses (as defined in paragraph (b) of this Section 10.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of each of MRI and NMR for all Expenses related to drafting, preparing, printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be one-half. Each party shall disclose to the other any agreement with respect to such Expenses and shall advise the other as to the then current Expenses during the course of the transaction contemplated hereby.

     (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement and the mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated herein.

     (c) If this Agreement shall be terminated (i) by NMR pursuant to Section 10.1(c), (ii) by MRI pursuant to Section 10.1(b) (either of such events in (i) and (ii) shall be deemed a "Breach Event"), or (iii) by either party pursuant to
Section 10(f) for the sole reason that the Merger is not approved by the stockholders (a "Non-Approval Event"), then the other party shall pay to the non-breaching party (NMR in (i), MRI in (ii) and the party whose stockholders approved the Merger in (iii) are herein referred to as a "Non-Breaching Party"), in consideration of the time, effort and resources expended in connection herewith, an amount equal to, in the case of a Breach Event, the sum of $2,000,000, and, in the case of a Non-Approval Event, $1,000,000, plus in all such cases any fees or expenses incurred by the Non-Breaching Party in connection with the collection of such amount (the "Collection Expenses").

     (d) Any payment required to be made pursuant to Section 10.5(c) shall be made to the Non-Breaching Party entitled to receive such payment not later than ten (10) days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Collection Expenses, if any, of the Non-Breaching Party and shall be made by wire transfer of immediately available funds to an account designated by the Non-Breaching Party in the notice of demand for payment delivered pursuant to this Section 10.5(d).

                                   ARTICLE 11

                               GENERAL PROVISIONS

     SECTION 11.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(a) Except as set forth in Section 11.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

     (b) Notwithstanding anything to the contrary contained herein, the representations, warranties and agreements in this Agreement shall terminate at the Effective Date or upon the termination of this Agreement pursuant to Article 10, except that the agreements set forth in Articles 1, 2, 3 and 4 shall survive the Effective Date and those set forth in Sections 7.4, 7.5, 7.6 (to the extent provided therein), 10.2, 10.5 and Article 11 hereof shall survive termination.

     SECTION 11.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a) If to MRI:

                      Medical Resources, Inc.
                      155 State Street
                      Hackensack, New Jersey

                      Attention: Mr. William D. Farrell

                      and

                      Medical Resources, Inc.
                      2701 N. Rocky Point Drive
                      Suite 650
                      Tampa, Florida 33607

                      Attention: Mr. Robert J. Adamson

                      with a copy to:

                      Werbel McMillin & Carnelutti
                      711 Fifth Avenue
                      New York, New York 10022

                      Attention: Stephen M. Davis, Esq.

                      Telecopier No.: (212) 832-3353

                  (b) If to NMR:

                      NMR of America, Inc.
                      430 Mountain Avenue
                      Murray Hill, New Jersey 07974-2732

                      Attention: Mr. Joseph G. Dasti

                      with a copy to:

                      McCarter & English
                      4 Gateway Center
                      Newark, New Jersey 07102

                      Attention: Peter S. Twombly, Esq.

                      Telecopier No.: (201) 624-7070

     SECTION 11.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

          (c) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of NMR, MRI or Sub, as the case may be, has actual knowledge of such matter;

          (e) "Laws" shall mean all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any laws, regulations, or requirements under the Medicare Anti-Kickback Statute, the Medicaid Patient and Program Protection Act of 1987, P.L. 103-432, 1994 HR 5252 (known as Stark II) and the Florida Patient Self Referral Act of 1992.

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          (g) "subsidiary" or "subsidiaries" of NMR, MRI or any other person, means any corporation, partnership, joint venture or other legal entity of which NMR, MRI or such other person, as the case may be (either alone or through or together with any other subsidiary), controls or owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or, which by contract or agreement, has the power to control such corporation or other legal entity, or which otherwise constitutes a "subsidiary" as defined in Regulation S-X, ss.210.1-02(w). A "significant subsidiary" shall mean any entity constituting a significant subsidiary under Regulation S-X, ss.210.1-02(v).

          (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and iii) interest, penalties and additions to tax imposed with respect thereto.

     SECTION 11.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 11.6 ENTIRE AGREEMENT. This Agreement (together with the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 11.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; provided that Sub may assign this Agreement in its sole discretion to any entity which is, either directly or indirectly, a wholly-owned subsidiary of MRI.

     SECTION 11.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 11.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.12 DETERMINATION OF MARKET VALUE. If any calculation of market price or value per share of common stock required to be made by this Agreement becomes incapable of calculation in accordance with the terms of this Agreement due to the failure of sales of the common stock to be reported on the NASDAQ system, then for purposes of making such calculation, reference shall be made to
(i) reported sale prices for comparable periods if the common stock is quoted on a national exchange, or (ii) the average of the mean between each days' highest "bid" price and lowest "asked" price for comparable periods if the common stock is quoted over-the-counter or (iii) book value per share of common stock based on most recent quarterly financial report or, if more recent, annual report or financial statement of the issuer of such shares.

     IN WITNESS WHEREOF, MRI, Sub and NMR have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           MEDICAL RESOURCES, INC.

                                           By:   /s/     ROBERT J. ADAMSON
                                               --------------------------------
                                               Name:     Robert J. Adamson
                                               Title:    Co-President

                                           By:  /s/      WILLIAM D. FARRELL
                                               --------------------------------
                                               Name:     William D. Farrell
                                               Title:    Co-President

                                           MRI SUB, INC.

                                           By:  /s/      ROBERT J. ADAMSON
                                               --------------------------------
                                               Name:     Robert J. Adamson
                                               Title:    Co-President

                                           By:  /s/      WILLIAM D. FARRELL
                                               --------------------------------
                                               Name:     William D. Farrell
                                               Title:    Co-President

                                           NMR OF AMERICA, INC.

                                           By:  /s/      JOSEPH G. DASTI
                                               --------------------------------
                                               Name:     Joseph G. Dasti
                                               Title:    President and
                                                         Chief Executive Officer

                                                                      APPENDIX B

                            [DILLON, READ LETTERHEAD]

                                                                   June 14, 1996

Board of Directors
Medical Resources, Inc.
155 State Street
Hackensack, New Jersey 07601

Gentlemen:

  We understand that Medical Resources, Inc. (the "Company") is undertaking a transaction whereby NMR of America, Inc., a Delaware corporation ("NMR"), will be merged with and into a wholly owned subsidiary of the Company, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 20, 1996 (the "Merger Agreement"), such that NMR becomes a wholly owned subsidiary of the Company (the "Transaction"). Pursuant to the Transaction, each outstanding share of NMR's Common Stock, $0.01 par value, shall be converted into 0.6875 shares of the Company's Common Stock, par value $0.01 per share (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to whether the Consideration to be paid by the Company in the Transaction is fair to the Company, from a financial point of view.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and NMR, (ii) reviewed certain financial information and other data provided to us by the Company that is not publicly available relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, (iii) reviewed certain financial information and other data provided to us by NMR that is not publicly available relating to the business and prospects of NMR, including financial projections prepared by the management of NMR, (iv) conducted discussions with members of the senior managements of the Company and NMR, (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and NMR, (vi) considered the pro forma effects of the Transaction on the Company's financial statements and reviewed certain estimates of synergies prepared by the managements of the Company and NMR, (vii) reviewed the historical market prices and trading volumes of the common stocks of the Company and NMR, (viii) compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction,
(ix) reviewed the Merger Agreement in the form provided to us, and (x) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, we have not independently verified any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. In addition, we have not made any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or NMR, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and NMR's management as to the future financial performance of each company. Further, our opinion is based on economic, monetary and market conditions existing on thedate hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

                                                        Very Truly Yours,

                                                        DILLON, READ & CO. INC.

                                                                      APPENDIX C

                               [COWEN LETTERHEAD]

June 13, 1996

Special Committee of the Board of Directors
NMR of America, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974-2732

Gentlemen:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share of NMR of America, Inc. (the "Company" or "NMR") ("NMR Common Stock") (other than Dissenting Shares (as defined in the Agreement and Plan of Merger by and among Medical Resources, Inc. ("MRII"), MRI Sub, Inc. ("MRI Sub") and NMR dated May 20, 1996 (the "Agreement"))) of the proposed Exchange Ratio (as hereinafter defined) in the proposed Transaction (as hereinafter defined) with MRII. For the purposes of this opinion, the "Transaction" means the transaction described pursuant to the Agreement.

As more specifically set forth in the Agreement, and subject to certain terms and conditions thereof, on the Effective Date (as defined in the Agreement) each share of NMR Common Stock that is issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares) shall be converted solely into the right to receive 0.6875 shares of common stock, par value $0.01 per share of MRII ("MRII Common Stock") (the "Exchange Ratio").

In the ordinary course of its services, Cowen & Company ("Cowen") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters.

In arriving at our opinion, Cowen has, among other things:

     (1) reviewed the Company's financial statements for the three fiscal years ended March 31, 1996, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of the Company;

     (2) reviewed MRII's financial statements for the three fiscal years ended December 31, 1995 and the quarter ended March 31, 1996, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of MRII;

     (3)  reviewed the Agreement;

     (4) held meetings and discussions with management and senior personnel of the Company and MRII to discuss the business, operations, historical financial results and future prospects of the Company and MRII;

     (5) reviewed financial projections furnished to us by the management of the Company and MRII, including among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of the Company and MRII we deemed relevant;

     (6) reviewed the valuation of the Company and MRII in comparison to other similar publicly traded companies;

     (7) reviewed the historical prices and trading activity of the securities of the Company and MRII and compared those trading histories with those of other companies which we deemed relevant;

     (8) analyzed the potential pro forma financial effects of the Transaction contemplated by the Agreement;

     (9) reviewed the proposed financial terms of the Transaction and compared them with the financial terms of certain other business combinations we deemed relevant; and

     (10) conducted such other studies, analysis, inquiries and investigations as we deemed appropriate.

Cowen was not requested to, and did not, solicit third party indications of interest in acquiring the Company.

In rendering our opinion, we relied upon the Company's and MRII's management with respect to the accuracy and completeness of the financial and other information furnished to us as described above. We have not assumed any responsibility for independent verification of such information, including financial information, nor have we made an independent evaluation or appraisal of any of the properties or assets of the Company or MRII.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and received a fee for our services. We also received a fee for rendering this opinion. In addition, in the ordinary course of its business, Cowen may trade the debt and equity securities of the Company and MRII for its own account and for the accounts of its customers, and, accordingly, it may at any time hold a long or short position in such securities.

On the basis of our review and analysis, as described above, it is our opinion as investment bankers that the proposed Exchange Ratio is fair, from a financial point of view, to the holders of NMR Common Stock (other than Dissenting Shares).

                                                        Very Truly Yours,

                                                         COWEN & COMPANY

                                                                      APPENDIX D

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MEDICAL RESOURCES, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Medical Resources, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

          "FOURTH: The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million and One Hundred Thousand (50,100,000) shares, of which Fifty Million (50,000,000) shares will be common stock, $.01 par value (the "Common Stock"), and One Hundred Thousand (100,000) shares will be series preferred stock, $.01 par value (the "Series Preferred Stock"). The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution shall designate it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of a series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of the Series Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or re-classify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares, any terms, rights restrictions and qualifications of the shares."

     3. The Amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on _____________, 1996.


                                         ------------------------------------
                                                       President

Attest:

- ----------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers the Company to, and the Certificate of Incorporation of the Company provides that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by any reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company's Certificate of Incorporation provides, pursuant to Section 145 of the DGCL, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.

     Article Ninth of the Registrant's Certificate of Incorporation limits a directors liability in accordance with Section 102(b) of the DGCL. Specifically, Article Ninth provides that no director of the Company shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth also provides that if the DGCL is further amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
- -------     -----------
 2.1        Agreement and Plan of Merger, dated as of May 20, 1996, between MRI,
            NMR and MRI-Sub, Inc.(8)


 3.1        Certificate of Incorporation of the Registrant.(2)

 3.2        By-Laws of the Registrant.(2)

 4.1 Convertible Debenture, dated June 2, 1995, issued by the Company to Patricia Capone. (Substantially identical convertible debentures were issued by the Company as of the same date to other subscribers in MRI's private placement.)(1)

 4.2 Convertible Debenture, dated January 31, 1996, issued by the Company to Dorchester Partners L.P. (Substantially identical convertible debentures were issued as of the same date to other subscribers in MRI's private placement.)(9)

 5.1        Opinion of Werbel McMillin & Carnelutti, a Professional
            Corporation.

 8.1        Form of opinion of McCarter & English regarding tax matters.

10.1 Agreement of Limited Partnership of Essex-Passaic Services Group L.P. dated as of November 1986.(2)

EXHIBIT
NUMBER      DESCRIPTION
- -------     -----------

10.2        Agreement of Limited Partnership of North Bronx Services Group, L.P.
            dated as of January 30, 1987.(2)

10.3 Agreement of Limited Partnership of South Umberton Assets Management Associates, L.P. dates as of October 26, 1983 as amended to date.(2)

10.4 Joint Venture Agreement dated as of December 1, 1985 by and between East Bergen Resources, Inc. and East Bergen Assets Management, Inc.(2)

10.5 Management Agreement dated as of December 1, 1985 by and between East Bergen Resources, Inc. and Radiological Diagnostic Center of Englewood, P.A. as amended to date.(2)

10.6 Management Agreement dated as of June, 1986 by and between Essex-Passaic Resources, Inc. and Clifton Medical Imaging, P.A.(2)

10.7 Management Agreement dated as of February 1, 1992 by and between South Umberton Asset Management Associates, L.P. and Radiology Associates of St. Petersburg.(2)

10.8 Management Agreement dated as of September 30, 1991 by and between West Essex Resources, Inc. and Radiological Diagnostic Center of Englewood, P.A.(2)

10.9 Management Agreement dated as of March 1, 1990 by and between North Bronx Resources, Inc. and Enrique Bursztyn, M.D. P.C., as amended to date.(2)

10.10 Management Agreement dated as of October 31, 1991 by and between South Hudson Resources, Inc. and County M.R.I., P.A. as amended to date.(2)

10.11 Lease Agreement dated as of December 20, 1989 by and between Newdow and East Bergen Services Group Radiologic Diagnostic Center, as amended to date.(2)

10.12 Sublease Agreement between Essex Passaic Services Group and Medical Resources, Inc. dated March 1990.(2)

10.13 Sublease Agreement dated as of June 1, 1986 between Essex Passaic Resources, Inc. and Clifton Medical Imaging, P.A.(2)

10.14 Sublease Agreement dated as of January 17, 1984 by and between St. Anthony's Ancillary Services, Inc. and South Umberton Assets Management.(2)

10.15       Form of 1992 Stock Option Plan.(2)

10.16       Form of Contribution Agreement.(2)

10.17 Agreement of Limited Partnership dated April 17, 1992 of MRI-Brooklyn, L.P.(3)

10.18 Lease Agreement dated April 7, 1992 by and between Teicher Enterprises, Inc. and MRI-Brooklyn, L.P., as amended to date.(2)

10.19 Lease Agreement dated February 25, 1992 by and between BARI Joint Venture and South Hudson Resources, Inc.(2)

10.20 Business Lease dated March 21, 1992 by and between Continental Property Management Corp., as agent for Continental Medial Partners I, and West Essex SPECT, L.P.(2)

10.21 Management Agreement dated June 12, 1992 by and between West Essex SPECT, L.P. and Ruby Bendersky, M.D.(2)

10.22 Joint Venture Agreement of 49th Street Imaging Associates dated April 17, 1992.(3)

10.23 Technical Component Supplier Agreement by and between 49th Street Imaging Associates and MRA Imaging Associates, P.C. dated April 17, 1992.(3)

10.24 Management Agreement dated as of December 1, 1992 between West Essex Resources, Inc. and Radiological Diagnostic Center Medical Association, P.A.(3)

EXHIBIT
NUMBER      DESCRIPTION
- -------     -----------
10.25       Management Agreement dated as of December 1, 1992 between East
            Bergen Resources, Inc. and Radiological Diagnostic Center Medical
            Association, P.A.(3)

10.26 Management Agreement dated December 1, 1992 between MRI-BCC, Inc. and Radiological Diagnostic Center Medical Association, P.A.(3)

10.27 Revolving Credit and Security Agreement dated June 30, 1995 between the Company and StarMed Staffing L.P. and First Union Bank of Florida.(4)

10.28 Employment Agreement, dated September 30, 1994, between the Company and Robert J. Adamson.(4)

10.29 Amendment, dated August 1, 1995, to Employment Agreement between the Company and Robert J. Adamson.(4)

10.30 Employment Agreement, dated September 30, 1994, between the Company and William Farrell.(4)

10.31 Amendment, dated August 1, 1995, to Employment Agreement between the Company and William Farrell.(4)

10.32       1995 Stock Option Plan.(4)

10.33 Asset Purchase Agreement dated as of May 17, 1995 between Fort Myers Resources, Inc., Central Fort Myers Resources, Inc. and New England MRI, Inc.(5)

10.34 Asset Purchase Agreement dated as of June 19, 1995 between Hackensack Resources, Inc. and PCC Imaging, Inc.(6)

10.35 Asset Purchase Agreement dated as of December 21, 1995 between the Company and MRI-CT, Inc.(7)

10.36 Stock Purchase Agreement dated as of January 11, 1996 between StarMed Staffing, Inc. and LouAnn Berg.(7)

10.37       1996 Stock Option Plan.(9)

10.38 Non-Competition and Consulting Agreement dated May 20, 1996 by and between MRI and Joseph G. Dasti.

10.39 Non-Competition and Consulting Agreement dated May 20, 1996 by and between MRI and John P. O'Malley, III.

23.1        Consent of Werbel McMillin & Carnelutti (included in Exhibit 5.1).

23.2        Consent of Ernst & Young, LLP.

23.3        Consent of Price Waterhouse LLP.

23.4        Consent of Dixon, Odom & Co., L.L.P.

23.5        Consent of Kempisty & Company, Certified Public Accountants, P.C.

23.6        Consent of Bard & Glassman.

23.7        Consent of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP.

23.8        Consent of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP.

23.9        Consent of Coopers & Lybrand L.L.P.

23.10       Consent of McCarter & English.

23.11       Consent of Dillon, Read & Co., Inc.

23.12       Consent of Cowen & Company.

24.1 Power of Attorney (Reference is made to the signature page of the Registration Statement).

99.1        Proxy Card of MRI for the MRI Meeting.

99.2        Proxy Card of NMR for the NMR Meeting.
- ------------------

(1) Incorporated herein by reference from the Company's Registration Statement on Form S-2 (Registration No. 33-94738).

(2) Incorporated herein by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-48848).

(3) Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

(4) Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

(5) Incorporated herein by reference from the Company's Current Report on Form 8-K dated May 26, 1995.

(6) Incorporated herein by reference from the Company's Current Report on Form 8-K dated June 19, 1995.

(7) Incorporated herein by reference from the Company's Current Report on Form 8-K dated January 9, 1996 (as amended on Form 8-K/A dated March 19, 1996).

(8) Incorporated herein by reference from the Company's Current Report on Form 8-K dated May 20, 1996.

(9) Incorporated herein by reference from the Company's Registration Statement on Form S-2 (Registration No. 333-4056).

ITEM 22. UNDERTAKING.

     (a) Insofar as indemnifications for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (b) MRI hereby undertakes:

          (1) to respond to requests for information that is incorporated by reference into this Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

          (3)(A) that prior to any public re-offering of the securities registered hereunder through the use of a prospectus which is a part of the Registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Act, such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (B) that every prospectus that (i) is filed pursuant to paragraph 3(A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on July 30, 1996.

                                    MEDICAL RESOURCES, INC.

                                    By: /s/ ROBERT J. ADAMSON
                                        -------------------------------------
                                         Robert J. Adamson, Co-President and
                                        Chief Financial Officer (Co-Principal
                                           Executive Officer and Principal
                                                 Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Adamson and Stephen M. Davis, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statements and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on July 30, 1996.

               Signature                Capacity in Which Signed
               ---------                ------------------------

  /s/      GARY N. SIEGLER           Chairman of the Board of Directors
- -----------------------------------
           Gary N. Siegler

  /s/      NEIL H. KOFFLER           Director
- -----------------------------------
           Neil H. Koffler

  /s/      STEPHEN M. DAVIS          Director
- -----------------------------------
           Stephen M. Davis

  /s/        GARY FUHRMAN            Director
- -----------------------------------
             Gary Fuhrman

  /s/       JOHN JOSEPHSON           Director
- -----------------------------------
            John Josephson

  /s/     ROBERT J. ADAMSON          Co-President (Co-Principal Executive
- -----------------------------------  Officer), Chief Financial Officer
          Robert J. Adamson          (Principal Accounting Officer) and
                                     Director


  /s/    WILLIAM D. FARRELL          Co-President (Co-Principal Executive
- -----------------------------------  Officer), Chief Operating Officer
         William D. Farrell          and Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION                                                           PAGE
- -------     -----------                                                           ----

 2.1 Agreement and Plan of Merger, dated as of May 20, 1996, between MRI, NMR and MRI-Sub, Inc.(8)


 3.1        Certificate of Incorporation of the Registrant.(2)

 3.2        By-Laws of the Registrant.(2)

 4.1 Convertible Debenture, dated June 2, 1995, issued by the Company to Patricia Capone. (Substantially identical convertible debentures were issued by the Company as of the same date to other subscribers in MRI's private placement.)(1)

 4.2 Convertible Debenture, dated January 31, 1996, issued by the Company to Dorchester Partners L.P. (Substantially identical convertible debentures were issued as of the same date to other subscribers in MRI's private placement.)(9)

 5.1        Opinion of Werbel McMillin & Carnelutti, a Professional
            Corporation.

 8.1        Form of opinion of McCarter & English regarding tax matters.

10.1 Agreement of Limited Partnership of Essex-Passaic Services Group L.P. dated as of November 1986.(2)

10.2        Agreement of Limited Partnership of North Bronx Services Group, L.P.
            dated as of January 30, 1987.(2)

10.3 Agreement of Limited Partnership of South Umberton Assets Management Associates, L.P. dates as of October 26, 1983 as amended to date.(2)

10.4 Joint Venture Agreement dated as of December 1, 1985 by and between East Bergen Resources, Inc. and East Bergen Assets Management, Inc.(2)

10.5 Management Agreement dated as of December 1, 1985 by and between East Bergen Resources, Inc. and Radiological Diagnostic Center of Englewood, P.A. as amended to date.(2)

10.6 Management Agreement dated as of June, 1986 by and between Essex-Passaic Resources, Inc. and Clifton Medical Imaging, P.A.(2)

10.7 Management Agreement dated as of February 1, 1992 by and between South Umberton Asset Management Associates, L.P. and Radiology Associates of St. Petersburg.(2)

10.8 Management Agreement dated as of September 30, 1991 by and between West Essex Resources, Inc. and Radiological Diagnostic Center of Englewood, P.A.(2)

10.9 Management Agreement dated as of March 1, 1990 by and between North Bronx Resources, Inc. and Enrique Bursztyn, M.D. P.C., as amended to date.(2)

10.10 Management Agreement dated as of October 31, 1991 by and between South Hudson Resources, Inc. and County M.R.I., P.A. as amended to date.(2)

10.11 Lease Agreement dated as of December 20, 1989 by and between Newdow and East Bergen Services Group Radiologic Diagnostic Center, as amended to date.(2)

EXHIBIT
NUMBER      DESCRIPTION                                                           PAGE
- -------     -----------                                                           ----

10.12 Sublease Agreement between Essex Passaic Services Group and Medical Resources, Inc. dated March 1990.(2)

10.13 Sublease Agreement dated as of June 1, 1986 between Essex Passaic Resources, Inc. and Clifton Medical Imaging, P.A.(2)

10.14 Sublease Agreement dated as of January 17, 1984 by and between St. Anthony's Ancillary Services, Inc. and South Umberton Assets Management.(2)

10.15       Form of 1992 Stock Option Plan.(2)

10.16       Form of Contribution Agreement.(2)

10.17 Agreement of Limited Partnership dated April 17, 1992 of MRI-Brooklyn, L.P.(3)

10.18 Lease Agreement dated April 7, 1992 by and between Teicher Enterprises, Inc. and MRI-Brooklyn, L.P., as amended to date.(2)

10.19 Lease Agreement dated February 25, 1992 by and between BARI Joint Venture and South Hudson Resources, Inc.(2)

10.20 Business Lease dated March 21, 1992 by and between Continental Property Management Corp., as agent for Continental Medial Partners I, and West Essex SPECT, L.P.(2)

10.21 Management Agreement dated June 12, 1992 by and between West Essex SPECT, L.P. and Ruby Bendersky, M.D.(2)

10.22 Joint Venture Agreement of 49th Street Imaging Associates dated April 17, 1992.(3)

10.23 Technical Component Supplier Agreement by and between 49th Street Imaging Associates and MRA Imaging Associates, P.C. dated April 17, 1992.(3)

10.24 Management Agreement dated as of December 1, 1992 between West Essex Resources, Inc. and Radiological Diagnostic Center Medical Association, P.A.(3)

10.25 Management Agreement dated as of December 1, 1992 between East Bergen Resources, Inc. and Radiological Diagnostic Center Medical Association, P.A.(3)

10.26 Management Agreement dated December 1, 1992 between MRI-BCC, Inc. and Radiological Diagnostic Center Medical Association, P.A.(3)

10.27 Revolving Credit and Security Agreement dated June 30, 1995 between the Company and StarMed Staffing L.P. and First Union Bank of Florida.(4)

10.28 Employment Agreement, dated September 30, 1994, between the Company and Robert J. Adamson.(4)

EXHIBIT
NUMBER      DESCRIPTION                                                           PAGE
- -------     -----------                                                           ----

10.29 Amendment, dated August 1, 1995, to Employment Agreement between the Company and Robert J. Adamson.(4)

10.30 Employment Agreement, dated September 30, 1994, between the Company and William Farrell.(4)

10.31 Amendment, dated August 1, 1995, to Employment Agreement between the Company and William Farrell.(4)

10.32       1995 Stock Option Plan.(4)

10.33 Asset Purchase Agreement dated as of May 17, 1995 between Fort Myers Resources, Inc., Central Fort Myers Resources, Inc. and New England MRI, Inc.(5)

10.34 Asset Purchase Agreement dated as of June 19, 1995 between Hackensack Resources, Inc. and PCC Imaging, Inc.(6)

10.35 Asset Purchase Agreement dated as of December 21, 1995 between the Company and MRI-CT, Inc.(7)

10.36 Stock Purchase Agreement dated as of January 11, 1996 between StarMed Staffing, Inc. and LouAnn Berg.(7)

10.37       1996 Stock Option Plan.(9)

10.38 Non-Competition and Consulting Agreement dated May 20, 1996 by and between MRI and Joseph G. Dasti.

10.39 Non-Competition and Consulting Agreement dated May 20, 1996 by and between MRI and John P. O'Malley, III.

23.1        Consent of Werbel McMillin & Carnelutti (included in Exhibit 5.1).

23.2        Consent of Ernst & Young, LLP.

23.3        Consent of Price Waterhouse LLP.

23.4        Consent of Dixon, Odom & Co., L.L.P.

23.5        Consent of Kempisty & Company, Certified Public Accountants, P.C.

23.6        Consent of Bard & Glassman.

23.7        Consent of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP.

23.8        Consent of Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP.

23.9        Consent of Coopers & Lybrand L.L.P.

23.10       Consent of McCarter & English.

23.11       Consent of Dillon, Read & Co., Inc.

23.12       Consent of Cowen & Company.

24.1 Power of Attorney (Reference is made to the signature page of the Registration Statement).

99.1        Proxy Card of MRI for the MRI Meeting.

99.2        Proxy Card of NMR for the NMR Meeting.
- ------------------

(1) Incorporated herein by reference from the Company's Registration Statement on Form S-2 (Registration No. 33-94738).

(2) Incorporated herein by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-48848).

(3) Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

(4) Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

(5) Incorporated herein by reference from the Company's Current Report on Form 8-K dated May 26, 1995.

(6) Incorporated herein by reference from the Company's Current Report on Form 8-K dated June 19, 1995.

(7) Incorporated herein by reference from the Company's Current Report on Form 8-K dated January 9, 1996 (as amended on Form 8-K/A dated March 19, 1996).

(8) Incorporated herein by reference from the Company's Current Report on Form 8-K dated May 20, 1996.

(9) Incorporated herein by reference from the Company's Registration Statement on Form S-2 (Registration No. 333-4056).